Exhibit 10.7

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT, dated as of March 6, 2020 (this “Amendment and Restatement Agreement”), to the Term Loan and Security Agreement, dated as of December 15, 2016 (the “Existing Credit Agreement”, as amended, restated, amended and restated, or otherwise modified from time to time prior to the date hereof and as further amended and restated by this Amendment and Restatement Agreement, the “Amended and Restated Credit Agreement”), among KEY ENERGY SERVICES, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower named as guarantors therein, the financial institutions party thereto as Lenders, CORTLAND PRODUCTS CORP., a Delaware corporation, as agent for the Lenders (the “Co-Agent”), and CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, as agent for the Lenders solely with respect to Vehicles (the “Vehicle Agent” and, together with the Co-Agent, “Agent”). Capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Amended and Restated Credit Agreement attached as Exhibit A hereto.
WHEREAS, reference is made to that certain Restructuring Support Agreement, dated as of January 24, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “RSA”), among the Lenders party thereto, the Borrower, Key Energy Services, LLC and Agent;
WHEREAS, pursuant to the terms of the RSA, each Supporting Term Lender (as defined in the RSA) (each, a “Consenting Lender”) has agreed to enter into a series of transactions (collectively, the “Restructuring”) whereby (i) each Consenting Lender will exchange its Initial Loans for its pro rata portion of (x) newly issued common shares of the Borrower representing 97% of the Borrower’s equity interest (the “Specified Equity Interests”) pursuant to an Exchange Agreement, dated as of the date hereof, and (y) 2020 Amended Term Loans issued by the Borrower in an aggregate principal amount equal to $20,000,000 and (ii) the Consenting Lenders have agreed to make 2020 New Term Loans under the Amended and Restated Credit Agreement to the Borrower in an aggregate principal amount equal to $30,000,000.

WHEREAS, the Consenting Lenders have indicated their willingness to participate in the Restructuring and amending and restating the Existing Credit Agreement on the terms and subject to the conditions set forth herein, in the Amended and Restated Credit Agreement and in the RSA;

WHEREAS, the Borrower desires to amend and restate the Existing Credit Agreement on the terms set forth herein; and
WHEREAS, Section 15.1.1 of the Existing Credit Agreement provides that the relevant Loan Parties and the Required Lenders may amend the Existing Credit Agreement and the other Loan Documents for certain purposes.
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Amendment and Restatement. The Existing Credit Agreement and all schedules and exhibits thereto are, effective as of the Effective Date (as defined herein), hereby amended and restated in their entirety in the form of the Amended and Restated Term Loan and Security Agreement attached as Exhibit A hereto.

Section 2.    Certain Agreements.
(a)    Each Consenting Lender, as a Supporting Term Lender under the RSA, hereby agrees on the Effective Date to (i) convert part of its Initial Loans outstanding immediately prior to the Effective Date into its Pro Rata share of the 2020 Amended Term Loans, (ii) accept the Specified Equity Interests in exchange for the release, discharge, amendment and satisfaction in full of the remaining Initial Loans and (iii) make its Pro Rata share of 2020 New Term Loans to the Borrower, in each case in accordance with the RSA, the Exchange Agreement entered into in connection with the Exchange (the “Exchange Agreement”), this Amendment and Restatement Agreement and the Amended Credit Agreement.
(b)    Each of the Consenting Lenders, which collectively constitute the Required Lenders, hereby waive all Specified Defaults (as defined in the RSA) that arose on or prior to the Effective Date.
Section 3.    Representations and Warranties, No Default. Each Obligor hereby jointly and severally represents and warrants to Agent and the Lenders that all representations and warranties contained in Section 9 of the Amended and Restated Credit Agreement remain true and correct as of the date hereof, and that
(a)    the execution, delivery and performance by the Obligors of this Amendment and Restatement Agreement and the Amended and Restated Credit Agreement:
(i)    are within each Obligor’s corporate, limited liability company or partnership powers, as applicable, and have been duly authorized by all necessary corporate, limited liability company or partnership, as applicable, and, if required, equity holder action (including, without limitation, any action required to be taken by any class of directors or other governing body of any Obligor or any other Person, whether interested or disinterested, in order to ensure the due authorization of the execution, delivery and performance by the Obligors of this Amendment and Restatement Agreement and the Amended and Restated Credit Agreement);
(ii)    do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or other equity holders or any class of directors or other governing body, whether interested or disinterested, of any Obligor or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment and Restatement Agreement and the Amended and Restated Credit Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, or could not reasonably be expected to have a Material Adverse Effect;
(iii)    will not violate any Sanctions and Applicable Law or any Organization Documents of any Obligor or any Restricted Subsidiary, or any order of any Governmental Authority;
(iv)    will not violate or result in a default under any Material Contract, or give rise to a right thereunder to require any payment to be made by any obligor or any Restricted Subsidiary; and
(v)    will not result in the creation or imposition of any Lien on any Property of any Obligor or any Restricted Subsidiary (other than the Liens created by the Loan Documents);

(b)    (i) this Amendment and Restatement Agreement has been duly executed and delivered by such Obligor and (ii) the Amendment and Restatement Agreement and the Amended and Restated Credit Agreement constitute legal, valid and binding obligations of such Obligor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(c)    at the time of, and immediately after giving effect to this Amendment and Restatement Agreement, no Default or Event of Default has occurred and is continuing after giving effect to the waiver in Section 2(b) above.
Section 4.    Effectiveness. This Amendment and Restatement Agreement shall become effective on the date (the “Effective Date”) that the following conditions have been satisfied:
(a)    Agent shall have received executed signature pages hereto from Lenders constituting the Supporting Term Lenders and each Loan Party;
(b)    Agent shall have received UCC and Lien searches and other evidence reasonably satisfactory to Agent that its Liens on the Collateral are the only Liens upon such Collateral, except Permitted Liens;
(c)    Agent shall have received (A)(i) true, correct and complete copies of the amended and restated ABL Credit Agreement, the Shareholders’ Agreement, the amended and restated Organization Documents of the Borrower, definitive documentation governing the New Warrants, the Management Incentive Plan, waivers to applicable severance agreements and the Exchange Agreement, in each case, in form and substance reasonably satisfactory to Agent, and (ii) evidence that each of the foregoing have become, or concurrently with the Effective Date will become, effective and (B) evidence that (i) the Specified Equity Interests shall have been issued, or concurrently with the Effective Date, will be, issued and (ii) the declaration of the distribution of the New Warrants has occurred;
(d)    Agent shall have received evidence that the Borrower shall have delivered a proxy statement or information statement pursuant to SEC rules, which shall be in form and substance reasonably satisfactory to Agent; provided that the Agent hereby acknowledges that the proxy statement filed with the SEC on February 6, 2020 satisfied this condition;
(e)    Agent and Lenders shall have received the results of the HilCo Appraisal; provided that the Agent and Lenders hereby acknowledge that receipt of the Hilco Appraisal dated December 19, 2019 satisfied this condition;
(f)    Agent shall have received evidence that the requisite number of existing directors of the Borrower shall have resigned or shall resign substantially concurrently with the effectiveness of the Exchange Agreement and this Agreement from the board of directors in order to give effect to the board appointment rights described in the RSA;
(g)    Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of the Borrower certifying that, after giving effect to the Loans and the Transactions, (i) the Borrower and the Obligors, taken as a whole, are Solvent; (ii) no Default exists; (iii) the representations and warranties set forth in Section 3 hereof and the

Amended and Restated Credit Agreement and in the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (iv) the Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;
(h)    Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organization Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution, delivery and performance of this Amendment and Restatement Agreement and Amended and Restated Credit Agreement is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Amendment and Restatement Agreement; and (iii) to the title, name and signature of each Person authorized to sign this Amendment and Restatement Agreement. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing;
(i)    Agent shall have received a certificate, in form and substance reasonably satisfactory to the Agent, from a knowledgeable Senior Officer of the Borrower certifying that (i) 90% of the aggregate net book value of all Real Estate not secured by a mortgage is owned by the SPV and (ii) the Agent has been granted a perfected security interest in the equity interests of the SPV;
(j)    Agent shall have received a customary written opinion of (i) Sullivan & Cromwell LLP, counsel to the Loan Parties and (ii) Vinson & Elkins LLP, Texas counsel to the Loan Parties, in each case in form and substance reasonably satisfactory to Agent;
(k)    Agent shall have received good standing certificates (to the extent available in such Obligor’s jurisdiction of organization) for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization;
(l)    Agent shall have received a Notice of Borrowing with respect to the funding of the 2020 New Term Loans on the Business Day prior to the Effective Date;
(m)    the Borrower shall have paid (i) all reasonable and documented fees and expenses to be paid to Agent and the Lenders on the Effective Date and (ii) to Agent, for the ratable account of each Consenting Lender, a fee equal to 1.00% of the aggregate principal amount of the 2020 New Money Term Loans (which may be netted from the proceeds of the 2020 New Money Term Loans);
(n)    the Agent shall have received from the Borrower, for the account of Contrarian Funds, LLC, all interest accrued and unpaid (calculated at the Default Rate) prior to the Effective Date with respect to the Specified Initial Loans payable to the Non-Consenting Lender; and
(o)    Agent shall have received, at least three Business Days prior to the Effective Date, all documentation and other information required by Governmental Authorities under applicable laws, including Flood Laws and “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act (including, but not limited to, the Borrower’s W-9), that has been reasonably requested in writing at least 10 Business Days prior to the Effective Date by the Lenders.
Section 5.    Covenants. The Loan Parties agree that they shall, within 90 days after the date hereof (or such later date as may be agreed by the Required Lenders, such agreement not to be unreasonably withheld, conditioned or delayed and which may be documented in an email from counsel to the Required Lenders to the Company):
(a)    deliver to Agent, with respect to each Property described on Schedule 1.1(C) that is subject to an existing Mortgage as of the Effective Date but not indicated on Schedule 1.1(C) to be released:
(i) a Mortgage sufficient to create a perfected Lien in favor of Agent (or a mortgage amendment or amended and restated mortgage (a “Mortgage Amendments”)), in form and substance reasonably satisfactory to the Required Lenders, each duly executed and delivered by an authorized officer of each party thereto and in form suitable for filing and recording in all filing or recording offices that the Required Lenders may deem necessary or desirable;
(ii) upon the request of Agent, a customary opinion of local counsel in the state in which such Property is located as to such Mortgage or Mortgage Amendment;
(iii) to the extent required by applicable law, an acknowledgement of receipt of any life-of-loan flood hazard determination procured by Agent or any Lender;
(iv) such existing documents, instruments or agreements as Agent may reasonably request with respect to any environmental risks regarding such Property;
(v) upon the request of Agent, any existing survey of such Property;
(vi) (A) upon the request of Agent, a title report for all such Property with a net book value between $175,000 and $400,000, and (B) a mortgagee title policy (or “marked” title commitment therefor) for all such Property with a net book value in excess of $400,000 (or, if applicable and available, a date-down, modification, and so-called “non-impairment” endorsement), together with such endorsements reasonably satisfactory to the Required Lenders with respect to the applicable title insurance policy delivered in connection with each Mortgage, each in form and substance reasonably satisfactory to the Required Lenders; and
(vii) evidence that the reasonable fees, costs and expenses have been paid, to the extent invoiced and delivered to the Borrower for payment, in connection with the preparation, execution, filing and recordation of the items delivered pursuant to clause (i) above, including, without limitation, reasonable attorneys’ fees, title insurance premiums, filing and recording fees, documentary stamp, mortgage and intangible taxes, if applicable, and title search charges and other reasonable charges incurred in connection herewith; and
(b)    use its commercially reasonable efforts to obtain an amendment to that certain Deposit Account Control Agreement, dated as of December 15, 2016, among KES LLC, the ABL Agent, the Agent and Amegy Bank National Association relating to the account ending *5005 to correct the account number set forth therein.

(c)    Within 30 days of the Effective Date (or such later date as may be agreed by the Required Lenders, such agreement not to be unreasonably withheld, conditioned or delayed and which may be documented in an email from counsel to the Required Lenders to the Company), the Borrower shall deliver a property insurance certificate along with endorsements to the property insurance policies of the Obligors or other evidence in form and substance reasonably acceptable to the Agent to the effect that the Agent and the Lenders are loss payees under the property insurance policies of the Obligors.
Section 6.    Counterparts. This Amendment and Restatement Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and Restatement Agreement and the Amended and Restated Credit Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of this Amendment and Restatement Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any signature, contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.
Section 7.    Headings. The headings of this Amendment and Restatement Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 8.    Governing Law. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AMENDMENT AND RESTATEMENT AGREEMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.
Section 9.    Severability. Wherever possible, each provision of this Amendment and Restatement Agreement shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment and Restatement Agreement shall remain in full force and effect.
Section 10.    Effect of Amendment. Except as expressly set forth herein, (i) this Amendment and Restatement Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders and Agent, in each case under the Existing Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Amended and Restated Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each of the Obligors hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect. Each Obligor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. This Amendment and Restatement Agreement shall constitute a Loan Document from and after the Effective Date, all references to the Existing Credit Agreement in any Loan Document and all references in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended and Restated Credit Agreement as amended by this Amendment and Restatement Agreement. Each of the Loan Parties hereby consents to this Amendment and Restatement Agreement and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Existing Credit Agreement as amended hereby.
Section 11.    Release. Effective as of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, for and on behalf of the Secured Parties, confirms that (i) any and all Liens and security interests in favor of the Agent and the Secured Parties and otherwise arising in connection with the Loan on each Property indicated on Schedule 1.1(C) to be released, are hereby automatically released, discharged and of no further effect and (ii) Agent, for and on behalf of the Secured Parties will (and hereby authorizes the Agent's counsel and the Borrower to), at the Borrower’s expense, promptly file customary releases of mortgages and deliver such other documents or instruments as may be reasonably requested by Borrower to effectuate such releases (including, without limitation, appropriate UCC termination statements).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

KEY ENERGY SERVICES, INC.

By:	/s/ J. Marshall Dodson
Name:	J. Marshall Dodson
Title:	Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer

KEY ENERGY SERVICES, LLC

By:	/s/ J. Marshall Dodson
Name:	J. Marshall Dodson
Title:	Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer

[Signature Page to Amendment and Restatement Agreement]

CORTLAND PRODUCTS CORP.,
as Agent

By /s/ Matthew Trybula________

Name:	Matthew Trybula

Title:	Associate Counsel

CORTLAND CAPITAL MARKETS SERVICES, LLC.,
as Agent

By /s/ Matthew Trybula________

Name:	Matthew Trybula

Title:	Associate Counsel

[Signature Page to Amendment and Restatement Agreement]

SPECIAL SITUATIONS INVESTING GROUP, INC.,
as a Lender

By:	/s/ Lee D. Becker
Name:	Lee D. Becker
Title:	Authorized Signatory

[Signature Page to Amendment and Restatement Agreement]

BlueMountain Foinaven Master Fund L.P.,
as a Lender

By: BlueMountain Capital Management, LLC, its investment adviser

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

Blue Mountain Credit Alternatives Master Fund L.P.,
as a Lender

By: BlueMountain Capital Management, LLC, its investment adviser

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BlueMountain Guadalupe Peak Fund L.P.,
as a Lender

By: BlueMountain Capital Management, LLC, its investment adviser

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BlueMountain Logan Opportunities Fund L.P.,
as a Lender

By: BlueMountain Capital Management, LLC, its investment adviser

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

[Signature Page to Amendment and Restatement Agreement]

BlueMountain Montenvers Master Fund SCA SICAV-SIF, as a Lender

By: BlueMountain Capital Management, LLC, its investment adviser

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BlueMountain Summit Trading L.P.,
as a Lender

By: BlueMountain Capital Management, LLC, its investment adviser

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BlueMountain Timberline Ltd.,
as a Lender

By: BlueMountain Capital Management, LLC, its investment adviser

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BlueMountain Kicking Horse Fund L.P.,
as a Lender

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

[Signature Page to Amendment and Restatement Agreement]

TENNENBAUM ENERGY OPPORTUNITIES CO, LLC,
as a lender

By:	/s/ Howard Levkowitz
Name:	Howard Levkowitz
Title:	Managing Director

TENNENBAUM ENHANCED YIELD OPERATING 1, LLC,
as a lender

By:	/s/ Howard Levkowitz
Name:	Howard Levkowitz
Title:	Managing Director

TENNENBAUM SENIOR LOAN FUND V, LLC
as a lender

By:	/s/ Howard Levkowitz
Name:	Howard Levkowitz
Title:	Managing Director

TENNENBAUM SENIOR LOAN OPERATING III, LLC
as a lender

By:	/s/ Howard Levkowitz
Name:	Howard Levkowitz
Title:	Managing Director

TCP WATERMAN CLO, LLC
as Lender

By:	/s/ Howard Levkowitz
Name:	Howard Levkowitz
Title:	Managing Director

[Signature Page to Amendment and Restatement Agreement]

SOTER CAPITAL, LLC,
as a Lender

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	President and Treasurer

[Signature Page to Amendment and Restatement Agreement]

WHITEBOX ASYMMETRIC PARTNERS, L.P.,
as a Lender
By: WHITEBOX ADVISORS LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

[Signature Page to Amendment and Restatement Agreement]

WHITEBOX CAJA BLANCA FUND, LP,
as a Lender
By: WHITEBOX CAJA BLANCA GP LLC its general partner
By: WHITEBOX ADVISORS LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

[Signature Page to Amendment and Restatement Agreement]

WHITEBOX RELATIVE VALUE PARTNERS, L.P.,
as a Lender
By: WHITEBOX ADVISORS LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

[Signature Page to Amendment and Restatement Agreement]

WHITEBOX CREDIT PARTNERS, L.P.,
as a Lender
By: WHITEBOX ADVISORS LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

[Signature Page to Amendment and Restatement Agreement]

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.,
as a Lender
By: Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions & Litigation

[Signature Page to Amendment and Restatement Agreement]

EXECUTION VERSION

EXHIBIT A

AMENDED AND RESTATED TERM LOAN AND SECURITY AGREEMENT
Dated as of February 28, 2020
KEY ENERGY SERVICES, INC.,
as Borrower
CORTLAND PRODUCTS CORP.,
as Agent
and
CERTAIN FINANCIAL INSTITUTIONS,
as Lenders

TABLE OF CONTENTS

Page
SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION	1
1.1 Definitions	1
1.2 Accounting Terms	42
1.3 Uniform Commercial Code	42
1.4 Certain Matters of Construction	42
1.5 Pro Forma Calculations	43
1.6 Divisions	45
SECTION 2. CREDIT FACILITY	45
2.1 Loans	44
2.2 Notes	46
2.3 [Reserved]	46
2.4 [Reserved]	46
2.5 Extension of Maturity Date	46
SECTION 3. INTEREST, FEES AND CHARGES	48
3.1 Interest	48
3.2 Fees	50
3.3 Computation of Interest, Fees, Yield Protection	51
3.4 Reimbursement Obligations	51
3.5 Illegality	51
3.6 Inability to Determine Rates	52
3.7 Increased Costs; Capital Adequacy	53
3.8 Mitigation	54
3.9 Funding Losses	54
3.10 Maximum Interest	55
SECTION 4. LOAN ADMINISTRATION	55
4.1 [Reserved]	55
4.2 Defaulting Lender	55
4.3 Number and Amount of LIBOR Loans; Determination of Rate	56
4.4 One Obligation	56
4.5 Effect of Termination	56
SECTION 5. PAYMENTS	56
5.1 General Payment Provisions	56
5.2 Repayment of Loans	56
5.3 Prepayments	57
5.4 Offers to Repurchase Loans.	58
5.5 Payment of Applicable Premium	61
5.6 Payment of Other Obligations	61
5.7 Marshaling; Payments Set Aside	61
5.8 Application and Allocation of Payments	62
5.9 Account Stated	63

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5.10 Taxes	63
5.11 Lender Tax Information	65
SECTION 6. CONDITIONS PRECEDENT	67
6.1 Conditions Precedent to Effectiveness	67
SECTION 7. COLLATERAL	67
7.1 Grant of Security Interest	67
7.2 Lien on Deposit Accounts; Cash Collateral	68
7.3 Real Estate Collateral and Vehicles	68
7.4 Other Collateral	69
7.5 Limitations	70
7.6 Further Assurances	70
7.7 Certain Limited Exclusions	70
7.8 Intercreditor Agreement	72
SECTION 8. COLLATERAL ADMINISTRATION	72
8.1 TL Proceeds and Priority Collateral Account	72
8.2 Equipment	72
8.3 Deposit Accounts and Securities Accounts	73
8.4 General Provisions	73
8.5 Power of Attorney	74
SECTION 9. REPRESENTATIONS AND WARRANTIES	75
9.1 General Representations and Warranties	75
SECTION 10. COVENANTS AND CONTINUING AGREEMENTS	83
10.1 Affirmative Covenants	83
10.2 Negative Covenants	91
10.3 Financial Covenants	102
SECTION 11. GUARANTY	102
11.1 Guaranty	102
11.2 No Setoff or Deductions; Taxes; Payments	103
11.3 Rights of Secured Parties	103
11.4 Certain Waivers	104
11.5 Obligations Independent	104
11.6 Subrogation	105
11.7 Termination; Reinstatement	105
11.8 Subordination	105
11.9 Stay of Acceleration	105
11.10 Expenses	105
11.11 Miscellaneous	106
11.12 Condition of Borrower	106
11.13 Additional Guarantors	106
SECTION 12. EVENTS OF DEFAULT; REMEDIES ON DEFAULT	106
12.1 Events of Default	106
12.2 Remedies upon Default	108
12.3 License	109

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12.4 Setoff	109
12.5 Remedies Cumulative; No Waiver	109
SECTION 13. AGENT	109
13.1 Appointment, Authority and Duties of Agent	109
13.2 Agreements Regarding Collateral and Borrower Materials	111
13.3 Reliance By Agent	112
13.4 Action Upon Default	112
13.5 Ratable Sharing	112
13.6 Indemnification; Waiver	112
13.7 Limitation on Responsibilities of Agent	113
13.8 Successor Agent and Co-Agents	114
13.9 Due Diligence and Non-Reliance	114
13.10 Remittance of Payments and Collections	115
13.11 Individual Capacities	115
13.12 Titles	116
13.13 No Third Party Beneficiaries	116
SECTION 14. BENEFIT OF AGREEMENT; ASSIGNMENTS	116
14.1 Successors and Assigns	116
14.2 Participations	116
14.3 Assignments	117
14.4 Replacement of Certain Lenders	119
SECTION 15. MISCELLANEOUS	120
15.1 Consents, Amendments and Waivers	120
15.2 Indemnity	121
15.3 Notices and Communications	121
15.4 Performance of Borrower’s Obligations	122
15.5 Credit Inquiries	123
15.6 Severability	123
15.7 Cumulative Effect; Conflict of Terms	123
15.8 Counterparts; Execution	123
15.9 Entire Agreement	123
15.10 Relationship with Lenders	123
15.11 No Advisory or Fiduciary Responsibility	124
15.12 Confidentiality	124
15.13 GOVERNING LAW	125
15.14 Consent to Forum	125
15.15 Waivers by Borrower	125
15.16 PATRIOT Act Notice	126
15.17 NO ORAL AGREEMENT	126
15.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions	126

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LIST OF EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment

Exhibit A-2	Form of Affiliated Lender Assignment and Assumption

Exhibit B	Form of Notice of Conversion/Continuation

Exhibit C	Form of Compliance Certificate

Exhibit D	Form of Note

Schedule 1.1(A)	Effective Date Unrestricted Subsidiaries

Schedule 1.1(B)	Effective Date Immaterial Domestic Subsidiaries

Schedule 1.1(C)	Mortgaged Real Property as of Effective Date

Schedule 2.1	Commitments

Schedule 7.4.1	Commercial Tort Claims

Schedule 8.3	Deposit Accounts

Schedule 9.1.4	Existing Liabilities

Schedule 9.1.14	Restrictive Agreements

Schedule 9.1.16	Names and Capital Structure

Schedule 9.1.17	Locations of Offices

Schedule 9.1.18	Patents, Trademarks, Copyrights and Licenses

Schedule 9.1.20	Hedging Agreements

Schedule 9.1.21(a)	Filing Offices

Schedule 10.2.1(k)	Effective Date Borrowed Money

Schedule 10.2.4	Investments

-iv-

AMENDED AND RESTATED TERM LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED TERM LOAN AND SECURITY AGREEMENT is dated as of February 28, 2020 (the “Agreement”), among KEY ENERGY SERVICES, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower named as guarantors herein, the financial institutions party to this Agreement from time to time as Lenders, CORTLAND PRODUCTS CORP., a Delaware corporation, as agent for the Lenders and CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, as agent for the Lenders solely with respect to Vehicles (collectively, “Agent”).
R E C I T A L S:
WHEREAS, the Borrower, the Guarantors, Agent and certain financial institutions or entities party thereto as lenders were party to that certain Term Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), dated as of December 15, 2016, pursuant to which the lenders party thereto were deemed to extend credit in the form of term loans to the Borrower in an aggregate principal amount of $250,000,000;
WHEREAS, the Borrower, Key Energy Services, LLC, a Texas limited liability company (“KES LLC”), Agent and the Supporting Term Lenders (as defined therein) are party to that certain Restructuring Support Agreement, dated as of January 24, 2020 (the “RSA”); and
WHEREAS, each Consenting Lender has executed the RSA as a Supporting Term Lender and agreed to (i) in respect of its Initial Loans outstanding under the Existing Credit Agreement immediately prior to the Effective Date, exchange such Initial Loans for its pro rata portion of (x) newly issued common shares of the Borrower representing 97% of the Borrower’s equity interests (the “Specified Equity Interests”) and (y) 2020 Amended Term Loans issued by the Borrower in an aggregate principal amount equal to $20,000,000 and (ii) make its pro rata share of 2020 New Term Loans being made to the Borrower on the Effective Date in an aggregate principal amount of $30,000,000, in each case in accordance with the RSA, the Exchange Agreement, the Amendment and Restatement Agreement and this Agreement.
NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION
1.1    Definitions. As used herein, the following terms have the meanings set forth below:
2020 Amended Term Loans: the term loans deemed to have been made by the Lenders to the Borrower pursuant to Section 2.1.1.
2020 New Term Loans: the term loans made by the Lenders to the Borrower pursuant to Section 2.1.2.
2020 Term Loans: the 2020 Amended Term Loans and the 2020 New Term Loans.
ABL Agent: the “Agent” under the ABL Credit Agreement.
ABL Bank Products: the obligations of the Borrower and its Restricted Subsidiaries with respect to Bank Products secured by the collateral under the ABL Credit Agreement.
ABL Borrowers: the Borrower and KES LLC.
ABL Credit Agreement: that certain Loan and Security Agreement, dated as of December 15, 2016, by and among the ABL Borrowers, the lenders party thereto, and the ABL Agent, as amended by Amendment No. 1, dated as of April 5, 2019, Amendment No. 2, dated as of December 20, 2019, and Amendment No. 3, dated as of the Effective Date, thereto, as amended, modified or replaced from time to time in accordance with the terms thereof and of the Intercreditor Agreement.
ABL Loans: “Loans” under the ABL Credit Agreement.
ABL Obligations: “Obligations” under the ABL Credit Agreement as in effect on the Effective Date.
acceleration: as defined in Section 12.2(a).
Accepted Appraiser: each of Great American Appraisal & Valuation Services, LLC, Tiger Valuation Services, LLC, Hilco Appraisal Services LLC, Gordon Brothers Asset Advisors, LLC and each of their Affiliates.
Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.
Account Debtor: a Person obligated under an Account, Chattel Paper or General Intangible.
Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division or all or substantially all assets of a Person; (b) record or beneficial ownership of more than 50% of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Borrower or a Restricted Subsidiary with another Person.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, provided that (x) for purposes of Section 10.2.10, the term “Affiliate” shall also mean any Person (i) that directly or indirectly beneficially owns 15% or more of the Equity Interests in the specified Person and any Person that would be an Affiliate of any such beneficial owner pursuant to this definition (but without giving effect to this proviso) or (ii) has the right to nominate a director to the Board of Directors or any Affiliate of such specified Person and (y) for purposes of Section 14.3.4., no Lenders (or their Affiliates) as of the Closing Effective Date shall be deemed an Affiliated Lender.
Closing Date: as defined in the Existing Credit Agreement.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.
Affiliate Transaction: as defined in Section 10.2.10.
Affiliated Lender: as defined in Section 14.3.3(b).
Agency Letter: that certain letter agreement, dated as of the Effective Date, executed and delivered by Borrower and Agent, as amended, modified or replaced from time to time in accordance with the terms thereof.
Agent: as defined in the preamble hereto.
Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.
Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.
Agreement: as defined in the preamble hereto.
Amendment and Restatement Agreement: means that certain Amendment and Restatement Agreement, dated as of February 28, 2020, by and among the Borrower, certain subsidiaries of the Borrower named as guarantors therein, the financial institutions party thereto and the Agent.
Anti-Corruption Laws: all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
Anti-Terrorism Law: any law relating to terrorism or money laundering, including the PATRIOT Act.

Applicable Law: all laws, rules, regulations and binding governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.
Applicable Margin: (a) 10.25% per annum in the case of LIBOR Loans and (b) 9.25% per annum in the case of Base Rate Loans; provided that, in the case of each of LIBOR Loans and Base Rate Loans, the Applicable Margin shall be increased by 2.00% per annum with respect to each payment-in-kind pursuant to Section 3.1.1(d).
Applicable Premium: as defined in Section 5.5.
Approved Fund: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities and that is administered or managed by a Lender, an entity that administers or manages a Lender or an Affiliate of either.
Asset Coverage Ratio: as of any date of determination, the ratio, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries, of (a) PP&E Value with respect to Term Priority Collateral in which Agent has a perfected first-priority Lien, subject to Permitted Liens to (b) the outstanding principal amount of the Debt under the Loan Documents.
Asset Disposition: a sale, lease, license, consignment, transfer or other disposition, including any disposition in connection with a sale-leaseback transaction or synthetic lease, to any Person other than an Obligor of any Property of such Person (other than (i) inventory, damaged, obsolete or worn out assets, scrap and Cash Equivalents, in each case disposed of in the Ordinary Course of Business, (ii) dispositions between or among Unrestricted Subsidiaries, (iii) assets referred to in Section 10.2.9(l), and (iv) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $10,000,000 in the aggregate for all such sales, transfers or other dispositions).
Asset Disposition Offer: as defined in Section 5.4.1.1(a).
Assignment: an assignment and acceptance agreement between a Lender and Eligible Assignee, in the form of Exhibit A-1, or in the event such Eligible Assignee is an Affiliated Lender, Exhibit A-2, or otherwise reasonably satisfactory to Agent.
Availability: has the meaning assigned in the ABL Credit Agreement.
Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
Bail-In Legislation: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Bank Product: any of the following products, services or facilities extended to the Borrower or an Affiliate of the Borrower by a Lender, an Affiliate of a Lender or any Person who, at the time of establishing any of the following was a Lender or an Affiliate of a Lender: (a) Cash Management Services; (b) products under Hedging Agreements; and (c) other banking products or services.
Bankruptcy Code: Chapter 11 of Title 11 of the United States Code.
Base Rate: for any day, a per annum rate equal to the greatest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 1 month interest period as of such day, plus 1.0%.
Base Rate Loan: any Loan that bears interest based on the Base Rate.
Benchmark Replacement: the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

Benchmark Replacement Adjustment: with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

Benchmark Replacement Conforming Change: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement); provided that all such decisions or determination by the Agent pursuant to this definition shall be made in consultation with the Borrower in good faith.

Benchmark Replacement Date: the earlier to occur of the following events with respect to LIBOR:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

Benchmark Transition Event: the occurrence of one or more of the following events with respect to LIBOR:

(1) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

Benchmark Transition Start Date: (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Lenders, as applicable, by notice to the Borrower, the Agent (in the case of such notice by the Required Lenders) and the Lenders.

Benchmark Unavailability Period: if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with the Section titled “Effect of Benchmark Transition Event” and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event.”

Board of Governors: the Board of Governors of the Federal Reserve System.
Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor or (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments; (b) Capital Leases; and (c) reimbursement obligations with respect to drawn letters of credit.
Borrower: as defined in the preamble hereto.
Borrower Materials: Compliance Certificates and other information, reports, financial statements and other materials delivered by Borrower hereunder, as well as other Reports and information provided by Agent to Lenders.
Borrowing: a group of Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.
Borrowing Base: has the meaning assigned to such term in the ABL Credit Agreement.
Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted in the London interbank market.
Capital Expenditures: all expenditures made by the Borrower or Restricted Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year and which are accounted for as “capital expenditures” in accordance with GAAP.
Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.
Cash Collateral Account: a demand deposit, money market or other account established by Agent at such commercial bank as Agent may select in its reasonable discretion, which account shall be subject to a Lien in favor of Agent.
Cash Collateralize: the delivery of cash to Agent, as security for the payment of any inchoate, contingent or other Obligations, in an amount equal to Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralization” has a correlative meaning.
Cash Equivalents: (a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one (1) year from the date of creation thereof; (b) deposits maturing within one (1) year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000; (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) hereof, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s; (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) hereof; (f) deposits in money market funds investing exclusively in Investments described in clauses (a) through (e) hereof and (g) instruments equivalent to those referred to in clauses (a) through (f) above of comparable tenor to those referred to above, (i) denominated in Canadian dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business, and (ii) used in the ordinary course of business of the Borrower and its Subsidiaries for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required or advisable in connection with any business conducted by the Borrower or any Subsidiary.
Cash Management Services: services relating to operating, cash management collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, treasury services, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.
CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).
CFC: as defined in the definition of “Foreign Subsidiary”.
Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall

Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.
Change of Control: the occurrence of one or more of the following events:
(a)    any sale, lease, transfer, conveyance or other disposition (in one transaction or a series of related transactions) of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Agreement) unless immediately following such sale, lease, transfer, conveyance or other disposition in compliance with this Agreement such properties or assets are owned, directly or indirectly, by (i) the Borrower or a Restricted Subsidiary of the Borrower or (ii) a Person controlled by the Borrower or a Restricted Subsidiary of the Borrower;
(b)    the approval by the holders of Equity Interests of the Borrower of any plan or proposal for the liquidation or dissolution of the Borrower;
(c)    the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of the Equity Interests of the Borrower by any Person or Group (other than Permitted Holders) that, as a result of such acquisition, either (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 50.1% or more of the Borrower’s then outstanding Equity Interests or Voting Stock or (ii) otherwise has the ability to elect, directly or indirectly, a majority of the members of the board of directors of the Borrower, including, without limitation, by the acquisition of revocable proxies for the election of directors;
(d)    a “change in control” or any comparable term under, and as defined in, the ABL Credit Agreement (to the extent then in effect); or
(e)    the Borrower ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in KES LLC;
provided, that, none of the transactions contemplated or expressly authorized by the RSA or the Exchange Agreement shall constitute, or be deemed to constitute, a Change of Control.
Change of Control Offer: as defined in Section 5.4.1.3(a).
Change of Control Payment Date: as defined in Section 5.4.1.3(b).
Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the

Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.
Code: the Internal Revenue Code of 1986, as amended.
Collateral: all Property described in Section 7.1 (and not excluded by Section 7.7), all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.
Compliance Certificate: a certificate, in substantially the form attached hereto as Exhibit C or such other form reasonably satisfactory to Agent, by which Borrower (a) certifies compliance with Section 10.3, (b) calculates Liquidity for the applicable date (regardless of whether compliance with Liquidity is tested for such date), (c) to the extent applicable, attaches related consolidating financial statements reflecting the adjustments necessary to eliminate (1) the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements and (2) the financial and other operational results of Unrestricted Subsidiaries (if any), (d) sets forth reasonably detailed calculations satisfactory to Agent demonstrating that the aggregate value of the Excluded Property designated under clause (i) of the definition thereof as of the last day of the period covered by such Compliance Certificate does not exceed $5,000,000, and (e) lists any office or place of business that was opened or was closed during the period covered by the certificate.
Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.
Consenting Lender: each Lender party to the Amendment and Restatement Agreement in its capacity as such.
Consolidated Depreciation and Amortization Expense: with respect to the Borrower, for any period, the total amount of depreciation and amortization expense, including (i) amortization of deferred financing fees and debt issuance costs, commissions, fees and expenses, (ii) amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits and (iii) amortization of intangibles (including goodwill and organizational costs) (excluding any such adjustment to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such adjustment is subsequently reversed), in each case of the Borrower and its Consolidated Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

Consolidated Interest Expense: for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Borrower and the Consolidated Subsidiaries for such period, whether paid or accrued, including to the extent included in interest expense under GAAP: (a) amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Agreement; (b) any interest expense on Debt of another Person that is guaranteed by the Borrower or any Consolidated Subsidiary or secured by a Lien on assets of the Borrower or any Consolidated Subsidiary (whether or not such guarantee or Lien is called upon); (c) capitalized interest and (d) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under synthetic leases allocable to interest expense whether or not the same constitutes interest expense under GAAP.
Consolidated Net Income: with respect to the Borrower for any period, the aggregate of the net income (loss) of the Borrower and its Consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (without duplication):
(i)any after-tax effect of all extraordinary, nonrecurring or unusual gains or losses or income or expenses (including related to the Transactions on the Effective Date) or any restructuring changes or reserves, including, without limitation, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses, retention, severance, system establishment cost, contract termination costs, costs to consolidate facilities and relocate employees, advisor fees and other out of pocket costs and non-cash charges to assess and execute operational improvement plans and restructuring programs, will be excluded;
(ii)any expenses, costs or charges incurred, or any amortization thereof for such period, in connection with any equity issuance, Investment, acquisition, disposition, recapitalization or incurrence or repayment of Debt, including a refinancing thereof (in each case whether or not consummated) (including any such costs and charges incurred in connection with the Transactions on the Effective Date), and all gains and losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities or the early extinguishment of Debt, together with any related provision for taxes on any such gain, loss, income or expense will be excluded;
(iii)the net income (or loss) of any Person that is not a Consolidated Subsidiary or that is accounted for by the equity method of accounting will be excluded, provided that the income of the Borrower will be included to the extent of the amount of dividends or similar distributions paid in cash (or converted to cash) to the specified Person or a Consolidated Subsidiary of the Person;
(iv)effects of non-cash adjustments (including the effects of such adjustments pushed down to the Borrower and its Consolidated Subsidiaries) in the Borrower’s consolidated financial statements (including to property, equipment, inventory and other assets) pursuant to GAAP resulting from the application of purchase accounting or any consummated acquisition or the amortization or write-off of any amounts thereof (including the impact on net income (or loss) arising from mark-to-market adjustments with respect to earn-outs), net of taxes, will be excluded;
(v)the net income (or loss) of the Borrower and its Consolidated Subsidiaries will be calculated without deducting the income attributed to, or adding the losses attributed to, the minority equity interests of third parties in any non-wholly-owned Consolidated Subsidiary except to the extent of the dividends paid in cash (or convertible into cash) during such period on the shares of Equity Interests of such Consolidated Subsidiary held by such third parties;
(vi)the cumulative effect of any change in accounting principles will be excluded;
(vii)(a) any non-cash expenses resulting from the grant or periodic remeasurement of stock options, restricted stock grants or other equity incentive programs (including any stock appreciation and similar rights) and (b) any costs or expenses incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent, in the case of clause (b), that such costs or expenses are funded with cash proceeds contributed to the common equity capital of the Borrower or a Consolidated Subsidiary of the Borrower, will be excluded;
(viii)the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets or liabilities resulting from the application of GAAP and the amortization of intangibles arising from the application of GAAP, including pursuant to ASC 805, Business Combinations, ASC 350, Intangibles- Goodwill and Other, or ASC 360, Property, Plant and Equipment, as applicable, will be excluded;
(ix)any net after-tax income or loss from disposed, abandoned or discontinued operations or assets and any net after-tax gains or losses on disposed, abandoned or discontinued, transferred or closed operations or assets will be excluded;
(x)any increase in amortization or depreciation, or effect of any adjustments to inventory, property, plant or equipment, software, goodwill and other intangibles, debt line items, deferred revenue or rent expense, any one time cash charges (such as purchased in process research and development or capitalized manufacturing profit in inventory) or any other effects, in each case, resulting from purchase accounting in connection with the Transactions or any acquisition prior to or following the Closing Date will be excluded;
(xi)unrealized gains and losses relating to foreign currency transactions, including those relating to mark- to-market of Debt resulting from the application of GAAP, including pursuant to ASC 830, Foreign Currency Matters (including any net loss or gain resulting from hedge arrangements for currency exchange risk) will be excluded;
(xii)any net gain or loss from Obligations or in connection with the early extinguishment of obligations under Hedging Agreements (including of ASC 815, Derivatives and Hedging) shall be excluded;

(xiii)subject to the Cost Savings Cap, the amount of any costs and charges related to restructuring, business optimization, acquisition and integration (including, without limitation, retention, severance, systems establishment costs, excess pension charges, information technology costs, rebranding costs, contract termination costs, including future lease commitments, costs related to the start-up, closure or relocation or consolidation of facilities and costs to relocate employees) shall be excluded;
(xiv)costs, charges and expenses related to the closure, disposition or wind-down of any operations or assets located or conducted outside of the United States, including severance and contract termination costs, shall be excluded as long as the aggregate amount excluded pursuant this clause (xiv) does not exceed $5,000,000 in the aggregate; and
(xv)accruals and reserves that are established or adjusted within 12 months after the Effective Date that are so required to be established as a result of the Transactions on the Closing Date in accordance with GAAP shall be excluded.
Consolidated Subsidiaries: means each Restricted Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be consolidated with the financial statements of the Borrower in accordance with GAAP.
Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.
Contract Consideration: as defined in the definition of “Excess Cash Flow”.
Cortland Corp.: Cortland Products Corp., a Delaware corporation, and its successors and assigns.
Cortland LLC: Cortland Capital Market Services LLC, a Delaware limited liability company, and its successors and assigns.
Cost Savings Cap: as defined in the definition of the term “Pro Forma Cost Savings.”

Cure Period: as defined in Section 10.3.3.
Current Assets: at any time, the consolidated current assets (other than cash and Cash Equivalents) of the Borrower and its Consolidated Subsidiaries.
Current Liabilities: at any time, the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Debt and (b) outstanding ABL Loans.
CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).
Debt: for any Person, the sum of the following (without duplication): (a) all obligations of such Person for Borrowed Money and obligations evidenced by bonds, notes , debentures and other debt securities of such Person; (b) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (c) all obligations under synthetic leases; (d) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (e) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (f) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (g) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (h) any Debt of a partnership for which such Person is liable either by agreement or by Applicable Law but only to the extent of such liability; and (i) Disqualified Capital Stock; provided that Debt shall not include (i) prepaid or deferred revenue arising in the ordinary course of business and not overdue for more than 60 days, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset or (iii) earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP.
Debt Fund Affiliate: an Affiliated Lender that is a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in loans, bonds and similar extensions of credit in the ordinary course of business and with respect to which none of the Borrower or the Affiliated Lenders or any Affiliate of the Borrower or the Affiliated Lenders makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such Affiliated Lender’s investment decisions.
Debtor Relief Laws: as defined in Section 11.1.
Declined Amounts: as defined in Section 5.4.1.1(b).
Deemed Cash Equivalents: each of the following:

(a)    the assumption of any liabilities (as shown on the Borrower’s or the Restricted Subsidiary’s most recent balance sheet) of the Borrower or any Restricted Subsidiary of the Borrower (other than liabilities that are by their terms subordinated to Loans or any Guaranty) by the transferee of any such assets pursuant to a customary novation agreement that releases the Borrower or the Restricted Subsidiary from further liability;
(b)    any securities, notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are converted by the Borrower or the Restricted Subsidiary into cash or Cash Equivalents within 180 days following their receipt (to the extent of cash or Cash Equivalents received); and
(c)    accounts receivable of a business retained by the Borrower or any of its Restricted Subsidiaries following the sale of such business; provided, that such accounts receivable (i) are not past due more than 60 days and (ii) do not have a payment date greater than 90 days from the date of the invoice creating such accounts receivable.
Default: any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.
Defaulting Lender: any Lender that has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority); provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.
Delaware LLC: any limited liability company organized or formed under the laws of the state of Delaware.
Delaware Divided LLC: any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.
Delaware LLC Division: means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

Deposit Account Control Agreement: control agreement satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account (it being agreed that the Deposit Account Control Agreement, dated as of the Closing Date, among KES LLC, the ABL Agent, the Agent and Amegy Bank National Association, is satisfactory to the Agent).
Designated Jurisdiction: any country or territory that is itself the subject (or becomes the subject) of Sanctions (currently, Crimea, Cuba, Iran, North Korea and Syria).
Disqualified Capital Stock: any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the latest Maturity Date in effect at the date of issuance of such Equity Interest.
Disqualified Institutions: (a) (i) persons identified by name in writing to Agent by the Borrower on or prior to the Closing Date and (ii) any strategic competitor of the Borrower or any of its Subsidiaries, in each case of this clause (a)(ii), identified by name in writing to Agent by the Borrower from time to time and (b) any Affiliate of a person identified pursuant to clause (a) that is either (x) identified in writing by the Borrower to Agent or (y) readily identifiable by the Lenders or Agent by name (excluding in the case of clauses (x) and (y), Affiliates that are bona fide debt funds or investment vehicles that purchase commercial loans in the ordinary course of business and with respect to which none of the persons identified in clauses (a) or (b) (other than such debt fund affiliates or investment vehicles) makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such debt fund affiliate’s or investment vehicle’s investment decisions); it being understood and agreed that the term “Disqualified Institutions” shall not include the Lenders as of the Effective Date (or any of their Affiliates) (it being understood and agreed that (x) Agent (a) shall not have any responsibility or obligation to determine, monitor or inquire as to whether any person or any potential assignee (or any Affiliate thereof) is a Disqualified Institution and (b) shall not have any liability with respect to any assignment or participation of any Loan made to a Disqualified Institution and (y) no action or inaction by Agent shall be deemed to alter the persons constituting Disqualified Institutions).
Distribution: any payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.
Dollars: lawful money of the United States.
Domestic Subsidiary: any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

EBITDA: with respect to the Borrower for any period, Consolidated Net Income of the Borrower for such period; plus (without duplication):
(i)provision for taxes based on income, profits or capital (including state, franchise, excise and similar taxes in the nature of income taxes) of the Borrower and its Consolidated Subsidiaries for such period, franchise taxes and foreign withholding taxes; plus
(ii)Consolidated Depreciation and Amortization Expense (as defined below) of the Borrower and its Consolidated Subsidiaries for such period, to the extent such expenses were deducted in computing such Consolidated Net Income; plus
(iii)the Consolidated Interest Expense of the Borrower and its Consolidated Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus
(iv)any other consolidated non-cash charges of the Borrower and its Consolidated Subsidiaries for such period, to the extent that such consolidated non-cash charges were included in computing such Consolidated Net Income; provided that if any such non-cash charge represents an accrual or reserve for anticipated cash charges in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period; plus
(v)any losses from foreign currency transactions (including losses related to currency remeasurements of Debt) of the Borrower and its Consolidated Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus
(vi)any (a) salary, benefit and other direct savings resulting from workforce reductions or shutdown of operations by the Borrower implemented during or reasonably expected to be implemented within the 12 months following such period, (b) severance or relocation costs or expenses of the Borrower during such period and (c) costs and expenses incurred after the Closing Date related to employment of terminated employees incurred by the Borrower during such period; in each case to the extent that such costs and expenses were deducted in computing such Consolidated Net Income and, in each case, subject to the Cost Savings Cap; plus
(vii)losses in respect of post-retirement benefits of the Borrower, as a result of the application of ASC 715, Compensation-Retirement Benefits, to the extent that such losses were deducted in computing such Consolidated Net Income; plus
(viii)(i) with respect to any Fiscal Year ending on or prior to December 31, 2019, the amount of management, monitoring, consulting and advisory fees and related indemnities, charges and expenses paid or accrued to or on behalf of any of the Permitted Holders, in each case, to the extent permitted hereunder and, in any event, the amount added back pursuant to this clause (viii)(i) shall not exceed $3,500,000 in any Fiscal Year and (ii) the amount of any indemnities, charges and expenses paid or accrued to or on behalf of any of the Permitted Holders, in each case, to the extent permitted hereunder; plus

(ix)any proceeds from business interruption insurance received by the Borrower during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income; plus
(x)[reserved]; plus
(xi)fees, costs, charges, commissions, operating losses, write-downs and expenses (including (i) fees, costs and expenses related to legal, financial, restructuring and other advisors, auditors and accountants, (ii) printer costs and expenses, (iii) SEC and other filing fees and (iv) underwriting, arrangement, syndication, issuance backstop and placement premiums, discounts, fees, costs and expenses) paid, reimbursed or incurred during such period in connection with the Transactions, the negotiation and execution of the Loan Documents (and any Refinancing Debt with respect to the foregoing), the RSA, the Exchange Agreement, the Shareholders Agreement, the ABL Credit Agreement, and the New Warrants, and, in each case, any transaction (including any financing, acquisition or disposition, whether or not consummated) or litigation related thereto or contemplated by any of the foregoing, in each case, regardless of whether initially incurred by the Borrower or paid by the Borrower to reimburse others for such fees, costs and expenses, in each case incurred prior to June 30, 2021 in the aggregate; minus
(xii)the amount of any gain in respect of post-retirement benefits as a result of the application of ASC 715, to the extent such gains were taken into account in computing such Consolidated Net Income; minus
(xiii)any gains from foreign currency transactions (including gains related to currency remeasurements of Debt) of the Borrower and its Consolidated Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus
(xiv)non-cash gains increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and other than reversals of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, in each case, on a consolidated basis and determined in accordance with GAAP.
Notwithstanding any of the foregoing to the contrary, for purposes of calculating all financial ratios and tests for any four-Fiscal Quarter period that includes the Fiscal Quarter ending March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019, EBITDA shall be based on the sum of (a) the applicable amounts specified below for such Fiscal Quarter, and (b) EBITDA for the portion of such four-Fiscal Quarter period not including such Fiscal Quarter:

Fiscal Quarter Ending	EBITDA
March 31, 2019	$1,585,591
June 30, 2019	$2,318,047
September 30, 2019	$(2,990,530)
December 31, 2019	$(2,322,383)

Early Opt-in Election: the occurrence of:

(1) (i) a determination by the Agent or (ii) a notification by the Required Lenders to the Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) (i) the election by the Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Agent.
ECF Amount: as defined in Section 5.4.1.2(a).
EEA Financial Institution: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
EEA Resolution Authority: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
Effective Date: as defined in the Amendment and Restatement Agreement.
Eligible Assignee: a Person that is (a) a Lender (except for any Defaulting Lender and its Affiliates), any Affiliate of a Lender, any Approved Fund or, subject to the restrictions of Section 14.3.4(a), an Affiliated Lender (to the extent such Lender, Affiliate of a Lender, Approved Fund or Affiliated Lender is not subsequently designated as a Disqualified Institution); (b) so long as no Event of Default has occurred and is continuing and subject to the restrictions of Section 14.3.4(c), the Borrower or any of its Subsidiaries; (c) any other assignee (other than a Disqualified Institution (to the extent the list of Disqualified Institutions is made available to all Lenders) or natural Person) subject to (i) so long as no Event of Default has occurred and is continuing, approval by the Borrower (which shall be deemed given if no objection is made within 10 Business Days after notice of the proposed assignment is given to the Borrower) and (ii) approval by Agent, in each case, not to be unreasonably withheld, delayed or conditioned; and (d) during an Event of Default, any Person acceptable to Agent in its discretion.
Enforcement Action: any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in an Obligor’s Insolvency Proceeding or otherwise).
Environmental Laws: Applicable Laws (including permits and legally-binding guidance promulgated by regulators) relating to public health as it relates to Hazardous Material exposure, or the protection or pollution of the environment, including CERCLA, RCRA and CWA.
Environmental Permit: any permit, registration, license, notice, approval, consent, variance, spill or response plan, or other authorization required under or issued pursuant to applicable Environmental Laws.
Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.
ERISA: the Employee Retirement Income Security Act of 1974.
ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal by an Obligor or ERISA Affiliate from a Multiemployer Plan; (d) filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or the institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that any Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
Event of Default: as defined in Section 12.1.
Excepted Liens: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being Properly Contested; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being Properly Contested; (c) landlord’s liens, maritime liens, liens granted under storage contracts, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens, in each case arising in the Ordinary Course of Business or incident to the operation and maintenance of Properties each of which is in respect of obligations that are not delinquent or which are being Properly Contested; (d) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors and no such deposit account is intended by the Borrower or any Restricted Subsidiaries to provide collateral to the depository institution; (e) easements, zoning restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Restricted Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines or distribution lines, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (f) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature, in each case incurred in the Ordinary Course of Business and (g) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (d), (f) and (g) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens (other than such Excepted Liens that have priority by operation of law).
Excess Cash Flow: for any Fiscal Year, for the Borrower and the Consolidated Subsidiaries, an amount equal to the excess (if any) of (a) the sum of (i) EBITDA for such Fiscal Year and (ii) reductions to noncash working capital of the Borrower and its Consolidated Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) over (b) the sum (for such Fiscal Year) of (i) Fixed Charges actually paid in cash by the Borrower and its Consolidated Subsidiaries, (ii) permanent repayments of Loans (other than mandatory prepayments or offers to purchase under Section 5.3.2 or 5.4) and regularly scheduled principal payments of other Debt, in each case, made in cash by the Borrower and its Consolidated Subsidiaries during such Fiscal Year, but only to the extent not financed with the proceeds of Borrowed Money, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in EBITDA, (iii) Capital Expenditures made in cash by the Borrower and its Consolidated Subsidiaries during such Fiscal Year, except to the extent financed with the proceeds of Borrowed Money, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in EBITDA, (iv) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Consolidated Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such Fiscal Year relating to Permitted Acquisitions or similar Investments to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower following the end of such Fiscal Year, provided that to the extent the aggregate amount of cash (excluding the proceeds of Borrowed Money, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in EBITDA) actually utilized to finance such Permitted Acquisitions or similar Investments during such period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive Fiscal Quarters, (v) additions to working capital for such Fiscal Year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such Fiscal Year), (vi) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash during such Fiscal Year that is required to be made in connection with any prepayment of Debt, (vii) the amount of cash Taxes (including penalties and interest) paid or tax reserves set aside or payable without duplication in such Fiscal Year, (viii) any Asset Disposition proceeds or casualty proceeds to the extent otherwise included in the definition of Excess Cash Flow and to the extent the Borrower is in compliance with the applicable mandatory prepayment requirements set forth in Section 5.3.2, (ix) the fees, premiums, expenses and costs payable by the Borrower and its Consolidated Subsidiaries in connection with the negotiation and execution of the Loan Documents, the RSA, the Exchange Agreement, the Shareholders Agreement, the ABL Credit Agreement, the New Warrants, and the Transactions and other transaction costs and expenses related to items (ii)-(iv) above and (x) losses, charges and expenses related to internal software development that are expensed but could have been capitalized under alternative accounting policies in accordance with GAAP.
Excluded Accounts: as defined in Section 8.3.
Excluded Property: (i) any Real Estate and Vehicles owned by an Obligor that are designated by such Obligor as Excluded Property (provided that no Obligor may designate any individual Real Property owned as of the Closing Date with a fair market value in excess of $175,000 or any individual Real Property acquired after the Closing Date with a fair market value in excess of $500,000 as Excluded Property) and (ii) any asset held by the SPV (but not the Equity Interests issued by the SPV); provided that the aggregate value of all Real Estate and Vehicles owned by Obligors that constitute Excluded Property under clause (i) above may not exceed $5,000,000 (it being understood and agreed that if the aggregate value of all such Real Estate and Vehicles exceeds $5,000,000, Obligors shall subject one or more pieces of Real Estate to the Mortgages pursuant to

Section 7.3.1(a) or (b), as applicable and/or subject one or more Vehicles to the Lien in favor of Agent pursuant to Section 7.3.2 such that the aggregate value of all such Real Estate and Vehicles that are not subject to a Mortgage is less than $5,000,000); provided further that in no event shall (x) any Specified Vehicle or (y) any Vehicle owned by any Obligor as of the date hereof constitute Excluded Property unless, in the case of clause (y), the Borrower, after use of commercially reasonable efforts, is unable to perfect the Lien thereon. For purposes of calculating the aggregate value of the Property described above, (a) the value assigned to any Real Estate shall be the individual net book value of such Real Estate and (b) the value assigned to any Vehicle shall be the fair market value thereof.
Excluded Subsidiary: (a) an Immaterial Domestic Subsidiary, (b) a captive insurance Subsidiary, (c) a Foreign Subsidiary or, subject to Section 10.1.17, a Subsidiary of a Foreign Subsidiary and (d) an Unrestricted Subsidiary.
Excluded Taxes: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrower under Section 14.4) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately prior to such assignment or to such Lender immediately prior to its change in Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11 and (d) any U.S. federal withholding Taxes imposed under FATCA.
Existing Credit Agreement: as defined in the recitals hereto.
Extended Maturity Date: as defined in Section 2.5.1.
Extension: as defined in Section 2.5.1.
Extension Amendments: as defined in Section 2.5.4.
Extension Loan: a Loan that is subject to an Extension Amendment.
Extension Offer: as defined in Section 2.5.1.
Extraordinary Expenses: all reasonable and documented costs, expenses or advances that Agent may incur during an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding

(whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and reasonable and documented standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.
Extraordinary Receipts: Net Cash Proceeds received by or paid to or for the account of Borrower or its Restricted Subsidiaries not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), judgments and proceeds of settlements (net of damages incurred), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments, in each case, to the extent received not in the ordinary course of business and to the extent they are not ABL Priority Collateral (as defined in the Intercreditor Agreement).
FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
FCPA Settlement: the cease and desist order entered by the Securities and Exchange Commission with respect to the Borrower on August 11, 2016 and effective as of August 11, 2016.
Federal Funds Rate: the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day, as determined by Agent in its sole discretion.
Federal Reserve Bank of New York’s Website: means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.
Fiscal Year: the fiscal year of Borrower and Restricted Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries for the most recently completed trailing 12-month or four Fiscal Quarter period, as applicable, of (a) EBITDA minus (i) Capital Expenditures (excluding (A) those financed or funded with Borrowed Money (other than ABL Loans), (B) the portion thereof funded with the Net Cash Proceeds from Asset Dispositions which Borrower is permitted to use to reinvest in the business pursuant to the definition of “Net Cash Proceeds” and (C) the portion thereof funded with the proceeds of Extraordinary Receipts in respect of any Collateral which Borrower is permitted to use to reinvest in the business pursuant to the definition of “Net Cash Proceeds” and (ii) cash taxes paid (net of cash tax refunds received during such period), to (b) Fixed Charges.
Fixed Charges: the sum, without duplication, of: (a) the Consolidated Interest Expense for such period, and (b) all dividend payments, whether or not in cash, on any series of preferred stock of the Borrower and the Consolidated Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Borrower (other than Disqualified Capital Stock).
Flood Laws: (a) the National Flood Insurance Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto, and (d) all other Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders relating to flood matters, in each case, as now or hereafter in effect or any successor statute thereto.
FLSA: the Fair Labor Standards Act of 1938.
Foreign Lender: any Lender that is not a U.S. Person.
Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.
Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code (a “CFC”).
Full Payment: with respect to any Obligations or Guaranteed Obligations, as applicable, (a) the full cash payment thereof (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted), including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations or Guaranteed Obligations are inchoate or contingent in nature (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted), Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral).

GAAP: generally accepted accounting principles in effect in the United States from time to time.
Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
Governmental Authority: the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies, such as the European Union or the European Central Bank).
Group: as defined in the definition of “Change of Control”.
Guaranteed Obligations: as defined in Section 11.1.
Guarantors: (a) KES LLC and (b) each other domestic Subsidiary, or, subject to the consent of the Agent in its reasonable discretion, any other Person that guarantees payment or performance of the Obligations; provided that, no Excluded Subsidiary or the SPV shall be a Guarantor.
Guaranty: the guaranty of each Guarantor set forth in Section 11.1.
Hazardous Material: any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes, to the extent any of the foregoing are present in quantities or concentrations prohibited under applicable Environmental Laws.
Hedging Agreement: means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes.
Hedging Termination Value: in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s)

and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined by the counterparties to such Hedging Agreements.
Immaterial Domestic Subsidiary: any Domestic Subsidiary of the Borrower (other than a Subsidiary that is a Guarantor on the Effective Date) designated by the Borrower in writing as an Immaterial Domestic Subsidiary which has assets with a net book value of $1,000,000 or less and annual revenues of $1,000,000 or less; provided that all Domestic Subsidiaries so designated as Immaterial Domestic Subsidiary may not have at any time, in the aggregate, assets with a net book value exceeding $5,000,000 or annual revenues exceeding $5,000,000; and in the event such thresholds are exceeded at any time, and the Borrower does not promptly deliver to Agent a written notice asserting that such Domestic Subsidiary shall no longer be deemed an Immaterial Domestic Subsidiary, then the most recently designated Immaterial Domestic Subsidiary shall no longer be deemed an Immaterial Domestic Subsidiary. All of the Immaterial Domestic Subsidiaries as of the Effective Date are listed on Schedule 1.1(B) and designated thereon as Immaterial Domestic Subsidiaries.
Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment on account of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.
Indemnitees: Agent Indemnitees and Lender Indemnitees.
Information: as defined in Section 15.12.
Initial Loans: the term loans made by the Lenders to the Borrower pursuant to Section 2.1 of the Original Credit Agreement.
Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.
Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.
Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that the Borrower’s or Restricted Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercreditor Agreement: the intercreditor agreement of even date herewith, between the ABL Agent and Agent.
Intercompany Note: as defined in Section 10.2.1(e).
Interest Payment Date: (a) (x) with respect to any Base Rate Loan that is a 2020 Term Loan, the last day of the applicable Interest Period (or, if such day is not a Business Day, the immediately preceding Business Day), commencing on the Effective Date and (y) with respect to any Base Rate Loans that is a Specified Initial Loan, the last day of March, June, September and December of each year (or, if such day is not a Business Day, the immediately preceding Business Day), commencing on the first such date to occur after the Effective Date, and (b) with respect to any LIBOR Loan, the last day of the applicable Interest Period (or, if such day is not a Business Day, the immediately preceding Business Day), except in the case of LIBOR Loans that are Specified Initial Loans with an Interest Period of more than three months’ duration, each date prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period (or, if such day is not a Business Day, the immediately preceding Business Day).
Interest Period: as defined in Section 3.1.3.
Interim PP&E Value Report: as defined in Section 10.1.2(m).
Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in the Borrower’s business (but excluding Equipment).
Investment: with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Borrower or any Restricted Subsidiary of the Borrower sells or otherwise disposes of less than all of the Equity Interests of any direct or indirect Restricted Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Borrower, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Borrower’s Investments in such Subsidiary that were not disposed of or sold.
IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for its Obligations.
IRS: the United States Internal Revenue Service.

KES LLC: as defined in the recitals hereto.
Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.
Lenders: lenders party to this Agreement and any Person who hereafter becomes a “Lender” pursuant to an Assignment, other than any Person that shall have ceased to be a party hereto pursuant to an Assignment.
Lending Office: the office (including any domestic or foreign Affiliate or branch) designated as such by a Lender by notice to Agent and the Borrower.
Leverage Ratio: the ratio, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries for the most recently completed four-Fiscal Quarter period for which financial statements have been delivered pursuant to Section 10.1.2, of (a) Total Debt as of such date (net of unrestricted cash and unrestricted Cash Equivalents (it being understood that, the existence of a Lien in favor of the Agent (and, at the Borrower’s option, any additional Lien in favor of the ABL Agent or holders of Permitted Junior Priority Secured Debt (or their representative)) will not result in such cash or Cash Equivalents becoming restricted) held by Borrower and Guarantors in their Deposit Accounts or Securities Accounts located in the United States) to (b) EBITDA.
LIBOR: the per annum rate of interest (rounded up to the nearest 1/100th of 1.00%) determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such period, equal to (a) the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Bloomberg screen page (or other commercially available source designated by Agent from time to time) or (b) if LIBOR is not available for any reason, the average interest rate (as quoted to Agent by three major banks in the London interbank LIBOR market selected by Agent) at which dollar deposits in the approximate amount of the LIBOR Loan would be offered to Agent; provided, that (i) any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice and (ii) if LIBOR shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
LIBOR Loan: each set of Loans bearing interest based on LIBOR and having a common length and commencement of Interest Period.
License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.
Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.
Lien: a Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, assignment, trust,

reservation, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.
Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.
Liquidity: as of any time, the sum of (a) Availability as of such time, plus (b) all unrestricted cash and unrestricted Cash Equivalents (it being understood that, for the avoidance of doubt, the existence of a Lien in favor of the Agent (and, at the Borrower’s option, any additional Lien in favor of the ABL Agent or holders of Permitted Junior Priority Secured Debt (or their representative)) will not result in such cash or Cash Equivalents becoming restricted) held by Borrower and Guarantors in their Deposit Accounts or Securities Accounts located in the United States as of such time.
Loans: (a) the loans made by the Lenders to the Borrower pursuant to this Agreement, including for the avoidance of doubt, the 2020 Amended Term Loans, the 2020 New Term Loans and the Extension Loans and (b) the Specified Initial Loans.
Loan Documents: this Agreement, Other Agreements, Security Documents and the Amendment and Restatement Agreement.
Loan Parties: the Borrower and each Guarantor.
Market Disruption Event: as defined in Section 3.6.
Material Adverse Effect: a material adverse effect on (a) the business, Properties, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole; (b) the rights and remedies of Agent or any Lender under the Loan Documents, or of the ability of Obligors to perform their respective obligations under the Loan Documents, in each case, taken as a whole; or (c) the validity or enforceability against any Obligor of any Loan Document to which it is a party; provided that the Transactions and the events and circumstances leading up to the Transactions shall not constitute a Material Adverse Effect.

Material Contract: any agreement or arrangement to which the Borrower or Restricted Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Material Debt.
Material Debt: Debt (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the Hedging Termination Value.
Material Real Property: any owned Real Estate with a net book value greater than $250,000 located in any Mortgage State.
Maturity Date: (a) with respect to 2020 Term Loans that have not been extended pursuant to Section 2.5, August 28, 2025, (b) with respect to the Specified Initial Loans, December 15, 2021 and (c) with respect to Extension Loans, the applicable Extended Maturity Date.
Maximum Rate: as defined in Section 3.10.
Minimum Extension Condition: as defined in Section 2.5.3.
Moody’s: Moody’s Investors Service, Inc., and its successors.
Mortgage: a mortgage or deed of trust in which an Obligor grants a Lien on its Real Estate to Agent, as security for its Obligations.
Mortgage State: each of the following states: California, Louisiana, New Mexico, North Dakota, Oklahoma and Texas.
Mortgaged Property: any Real Estate owned by any Obligor that is subject to a Mortgage.
Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
Net Cash Proceeds: (a) with respect to an Asset Disposition or Extraordinary Receipts, proceeds (including, when received, any deferred or escrowed payments) received by the Borrower or any Restricted Subsidiary in cash from such Asset Disposition or Extraordinary Receipt (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (ii) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (iii) transfer or similar taxes; and (iv) reserves for indemnities, until such reserves are no longer needed;

provided, however, that, with respect to up to $15,000,000 of Net Cash Proceeds of Asset Dispositions or Extraordinary Receipts in any fiscal year and up to $30,000,000 of Net Cash Proceeds of Asset Dispositions or Extraordinary Receipts in the aggregate, if (x) the Borrower shall deliver a certificate of a Senior Officer to Agent promptly following receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in the business of the Borrower and the Restricted Subsidiaries or to permanently reduce any Obligations under the Loan Documents, in each case, within 365 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 365-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds and (b) with respect to the incurrence or issuance of any Debt by the Borrower or any of its Restricted Subsidiaries, the sum of the cash received in connection with such transaction, net of the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Borrower or such Subsidiary in connection therewith.
Non-Recourse Debt: Debt (a) as to which neither the Borrower nor any of its Restricted Subsidiaries, (i) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt) or (ii) is directly or indirectly liable (as a guarantor or otherwise); (b) the incurrence of which will not result in any recourse against any of the assets of the Borrower or its Restricted Subsidiaries; and (c) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Debt (“Other Debt”) of the Borrower or any of its Restricted Subsidiaries to declare pursuant to the express terms governing such Debt a default on such Other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.
Note: a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit D hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from all Loans made by such Lender.
Notice of Borrowing: a request by the Borrower for a borrowing of Loans in accordance with Section 2.1 substantially in the form of Exhibit B or such other form as shall be reasonably satisfactory to Agent.
Notice of Conversion/Continuation: a request by the Borrower of a conversion or continuation of any Loans as LIBOR Loans substantially in the form of Exhibit C or such other form as shall be reasonably satisfactory to Agent.
Obligations: all (a) principal of and premium (including any Applicable Premium), if any, on the Loans, (b) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, and (c) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: the Borrower, Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien on its assets in favor of Agent to secure any Obligations.
OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.
OFAC Lists: collectively, the List of Specially Designated Nationals and Blocked persons maintained by OFAC, as amended from time to time, or any similar lists issued by OFAC.
Ordinary Course of Business: the ordinary course of business of the Borrower or any Restricted Subsidiary, undertaken in good faith and consistent with Applicable Law and past practices.
Organizational Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability company agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.
OSHA: the Occupational Safety and Hazard Act of 1970.
Other Agreement: the Agency Letter, the Intercreditor Agreement, each fee letter or any promissory note now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.
Other Connection Taxes: Taxes imposed on a Recipient as a result of a present or former connection between the Recipient and the jurisdiction imposing such Tax (other than connections arising from the Recipient having executed, delivered, become a party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).
Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 14.4(c)).
Participant: as defined in Section 14.2.1.
PATRIOT Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).
Payment Item: each check, draft or other item of payment payable to the Borrower, including those constituting proceeds of any Collateral.
PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430 and 436 of the Code and Sections 302, and 303 of ERISA.
Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by an Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.
Permitted Acquisition: an Acquisition by the Borrower or any of its Restricted Subsidiaries, provided that (a) the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be engaged in substantially the same lines of business as one or more of the businesses of the Borrower and its Restricted Subsidiaries or in a business or businesses reasonably related thereto; (b) immediately before giving effect to such Acquisition, no Event of Default shall have occurred and be continuing; (c) at the time of such Acquisition and immediately thereafter, (i) no Default shall have occurred and be continuing, and (ii) the Borrower could incur $1.00 of additional Debt under the Fixed Charge Coverage Ratio test set forth in Section 10.2.1; (d) if such acquired Person has outstanding Debt at the time of such Acquisition, such Debt is permitted pursuant to Section 10.2.1; (e) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 10.1.13, (f) with respect to any Acquisition for which the consideration with respect to such Acquisition equals or exceeds $25,000,000, the Borrower shall have delivered to Agent and each Lender, at least five Business Days prior to the date on which such Acquisition is to be consummated, a certificate of a Senior Officer, in form and substance reasonably satisfactory to Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such Acquisition and (g) the Person or assets being acquired have not less than $0 of EBITDA; provided, however, that for purposes of calculating EBITDA with respect to such Person or assets, Pro Forma Cost Savings shall be certified to the Lenders by a Senior Officer of the Borrowing and shall not exceed $10,000,000 in the aggregate unless supported by a quality of earnings report and shall not exceed a total of $20,000,000 in the aggregate..
Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Effective Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment and other assets permitted hereunder; (f) arising under the Loan Documents; (g) arising with respect to customary provisions of any contract, customer agreement, purchase order, document or other agreement incurred in the Ordinary Course of Business; (h) arising by operation of law; or (i) in an aggregate amount of $10,000,000 or less at any time.

Permitted Holders: (a) any Person that beneficially owns, directly or indirectly, 10% or more of the Borrower’s outstanding Equity Interests as of the date hereof and (b) any Person that forms a Group with any of the Persons listed in clause (a) or Group consisting of any of the Persons listed in clause (a); provided that the Persons listed in clause (a) beneficially own in the aggregate, directly or indirectly, a majority of the Voting Stock in the Borrower held by all Persons in such Group (without giving effect to the application of any attribution rules).
Permitted Junior Debt Conditions: of an applicable Debt are that such Debt (i) is not scheduled to mature prior to the date that is 91 days after the latest maturity of the Loans and the ABL Loans, (ii) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to the latest maturity of the Loans and the ABL Loans at the time such Debt is incurred, (iii) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Debt than the terms of the Guaranty, and (iv) has covenants, default and remedy provisions and other terms and conditions (other than interest, fees, premiums and funding discounts) that are, taken as a whole, substantially identical to, or less favorable to the investors providing such Debt than, those set forth in this Agreement.
Permitted Junior Priority Secured Debt: secured (or, at the election of Borrower, unsecured) Debt incurred by Obligors in the form of one or more series of junior lien secured (or unsecured) notes or junior lien secured (or unsecured) loans; provided that (i) such Debt is secured by the Collateral (if at all) on a junior priority basis to the Liens in favor of Agent and the Liens in favor of the ABL Agent under security documents substantially similar to the Security Documents and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) the holders of such Debt (or their representative) and Agent and the ABL Agent shall be party to an intercreditor agreement in form and substance reasonably satisfactory to the Required Lenders, (iii) such Debt has financial covenants that are, taken as a whole, substantially identical to, or less favorable to the investors of such Debt than, those set forth in this Agreement and the ABL Credit Agreement, (iv) interest payable thereon may only be made “in-kind” by increasing the outstanding principal amount thereof, (v) such Debt is subordinated in right of payment to the payment in full of the Obligations on customary terms reasonably satisfactory to Agent and (vi) such Debt meets the Permitted Junior Debt Conditions.
Permitted Liens: as defined in Section 10.2.2.
Permitted Purchase Money Debt: Purchase Money Debt of the Borrower and Restricted Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $30,000,000 at any time.
Permitted Unsecured Debt: unsecured Debt incurred by Obligors in the form of one or more series of senior unsecured notes or loans; provided that such Debt (i) meets the Permitted Junior Debt Conditions, (ii) has no financial maintenance covenants, and (iii) does not contain any provisions that cross-default to any Default hereunder (but, for the avoidance of doubt, may cross-accelerate).
Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.
Plan: an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.
Platform: as defined in Section 15.3.3.
PP&E Value: the sum of (a) the total net recovery value (determined on the basis of an orderly liquidation value) after expenses of the Term Priority Collateral as set forth in the most recent PP&E Value Report delivered pursuant to Section 10.1.2(m) and (b) cash and Cash Equivalents deposited in the TL Proceeds and Priority Collateral Account; provided that, if the Borrower or any Consolidated Subsidiary shall have acquired or disposed of any Term Priority Collateral after the date of such PP&E Value Report but before the time such PP&E Value is being calculated, then PP&E Value shall be calculated, with calculation in form and substance reasonably satisfactory to Agent, after giving pro forma effect to such acquisition or disposition by (i) with respect to any such acquisition, increasing the PP&E Value reflected in the applicable PP&E Value Report by the purchase price paid by the Borrower or such Consolidated Subsidiary for such Term Priority Collateral and (ii) with respect to any such disposition, deducting from the PP&E Value reflected in the applicable PP&E Value Report the value attributable to any Term Priority Collateral subject to such disposition.
Pro Forma Cost Savings: without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into any material contract or arrangement) and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by the Borrower (or any successor thereto) or any Consolidated Subsidiary within 12 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of EBITDA from such action; provided that (a) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable and reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Borrower (or any successor thereto) and set forth in a certificate of such financial or accounting officer) and are reasonably anticipated to be realized within 12 months after the date of such pro forma calculation and (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that (i) the aggregate amount added in respect of the foregoing proviso (or otherwise added to Consolidated Net Income pursuant to clause (xiii) of the definition thereof or added to EBITDA pursuant to clause (vi) of the definition thereof) shall not exceed with respect to any four quarter period the greater of (x) 10% of EBITDA for such period (calculated prior to giving effect to any such adjustments) (such limitation, the “Cost Savings Cap”) and (y) $5,000,000 and (ii) the aggregate amount added in respect of the foregoing proviso (or otherwise added to Consolidated Net Income pursuant to clause (xiii) of the definition thereof or added to EBITDA pursuant to clause (vi) of the definition thereof) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 12 months of the action or event giving rise to such cost savings, operating expense reductions, operating improvements and synergies.
Prime Rate: the rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may select); each change in the Prime Rate shall be effective from and including the date such change is announced as being effective.
Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined by dividing the amount of such Lender’s Loans by the aggregate outstanding Loans or, if all Loans have been paid in full, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.
Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP (to the extent required); (d) non-payment could not have a Material Adverse Effect; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
Purchase Money Debt: (a) Debt (other than the Obligations), including Capital Leases, for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations), including Capital Leases, incurred within 20 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.
Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.
RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).
Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient: Agent, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.
Reference Period: as defined in Section 1.5.
Refinancing Conditions: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced (other than an increase in an aggregate principal amount resulting solely from any capitalized or payment in-kind interest or an increase in the principal amount not in excess of the ABL Cap Amount (as defined in the Intercreditor Agreement)); (b) it has a final maturity no sooner than, a weighted average life no less than, and, unless otherwise approved by Agent, an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) if subordinated, it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced or otherwise on terms and conditions acceptable to Agent; (d) with respect to Refinancing Debt with a principal amount in excess of $10,000,000, the representations, covenants and defaults applicable to it are no less favorable (taken as a whole in any material respect) to the Borrower, than those applicable to the Debt being extended, renewed or refinanced, unless otherwise approved by Agent; (e) no additional Lien is granted to secure it (other than additional Permitted Liens on Property not constituting Collateral); (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default exists.
Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(h), (i), (j), (k) or (m).
Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following: (a) a mortgagee title policy (or binder therefor) covering Agent’s interest under the Mortgage; (b) assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases with respect to other Persons having an interest in the Real Estate; (c) surveys of the Real Estate; (d) appraisals of the Real Estate; and (e) environmental site assessments, and other reports, certificates, studies or data with respect to any environmental risks regarding the Real Estate.
Release: any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing in quantities or concentrations prohibited under Environmental Laws. “Released” has a correlative meaning.
Relevant Governmental Body: the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
Remedial Work: as defined in Section 10.1.12(a).
Report: as defined in Section 13.2.3.

Reportable Event: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.
Reporting Trigger Period: the period commencing on the day that a Default occurs and continuing until the day that no Default shall exist and be continuing.
Required Lenders: Lenders holding more than 50% of the aggregate outstanding Loans or, if all Loans have been paid in full, the aggregate remaining Obligations; provided, however, that Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation.
Restricted Subsidiary: any Subsidiary that is not an Unrestricted Subsidiary or a direct or indirect Subsidiary of an Unrestricted Subsidiary.
Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of the Borrower, any Restricted Subsidiary or other Obligor to incur or repay Borrowed Money, to grant, convey, create or impose Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt or requires the consent of other Persons in connection with any of the foregoing.
Royalties: all royalties, fees, expense reimbursement and other amounts payable by the Borrower under a License.
S&P: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.
Sanctions: all sanctions adopted, administered or enforced by the United Nations Security Council, the European Union, the United Kingdom, OFAC (including any persons subject to country-specific or activity-specific sanctions administered by OFAC and any persons named on any OFAC List) or the U.S. Department of State.
SEC: the Securities and Exchange Commission or any successor thereto.
Secured Parties: Agent and Lenders.
Security Documents: the Guaranties, Mortgages, IP Assignments, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.
Senior Officer: the chairman of the board, president, chief executive officer, chief financial officer, any senior vice president, vice president, controller or treasurer of Borrower or, if the context requires, an Obligor.
SOFR: with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
Specified Initial Term Loan: as defined in Section 2.1.3.
Specified Vehicle: any well service rig, contract drilling rig, heavy duty vehicle or coiled tubing unit.
SPV: Key Property Holding Company LLC, a Delaware limited liability company, which is wholly-owned directly by the Borrower or any Guarantor.
Subsidiary: any entity more than 50% of whose voting securities or Equity Interests is owned by the Borrower (including indirect ownership through other entities in which the Borrower directly or indirectly owns more than 50% of the voting securities or Equity Interests).
Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
Term Priority Collateral: as defined in the Intercreditor Agreement.
Term SOFR: means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

TL Proceeds and Priority Collateral Account: account #xxxx xx74 at Merrill Lynch, Pierce, Fenner & Smith Incorporated and account #xxxx07 at Bank of America, N.A. and, subject to compliance with the requirements set forth in Section 8.1, any other account designated by the Borrower to Agent from time to time as the TL Proceeds and Priority Collateral Account.

Total Debt: as of any date of determination, the aggregate principal amount of Debt of the Borrower and the Consolidated Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared in accordance with GAAP consisting of Debt for Borrowed Money and obligations evidenced by bonds, notes , debentures and other debt securities of such Person, capital leases and purchase money indebtedness (other than intercompany Debt between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries).
Transactions: means, with respect to the Obligors, the execution, delivery and performance by the Obligors of the Amendment and Restatement Agreement, this Agreement, the ABL Credit Agreement, the Shareholders’ Agreement (as defined in the RSA) and the amended and restated Organizational Documents of the Borrower, the borrowing (or deemed borrowing) of 2020 Amended Term Loans and 2020 New Term Loans by the Borrower, the issuance of the Specified Equity Interests and the New Warrants (as defined in the RSA), the other transactions contemplated by the RSA, the Exchange Agreement and the Amendment and Restatement Agreement and the payment of all fees, costs and expenses payable in connection with any of the foregoing.
Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.
Treasury Rate: means, with respect to a repayment, prepayment or assignment date, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such repayment, prepayment or assignment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)).
UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.
Unadjusted Benchmark Replacement: the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Unrestricted Subsidiary: (a) any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower) that is designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to a resolution of the board of directors of the Borrower as certified in a certificate delivered to Agent by a Senior Officer of the Borrower; (b) each Subsidiary of an Unrestricted Subsidiary, whenever it shall become such a Subsidiary; and (c) those Subsidiaries listed on Schedule 1.1(A) so long as each such Subsidiary satisfies the conditions set forth in clause (A) below.
The board of directors of the Borrower may designate any Subsidiary of the Borrower to become an Unrestricted Subsidiary if:
(A)    such Subsidiary:

(1)    has no Debt other than Non-Recourse Debt;
(2)    is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of the Borrower;
(3)    is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Persons to achieve any specified levels of operating results;
(4)    has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Borrower or any of its Restricted Subsidiaries;
(5)    does not own any Equity Interest of, or own or hold any Lien on any property of, the Borrower or any Restricted Subsidiary of the Borrower; and
(6)    would constitute an Investment which the Borrower could make in compliance with Section 10.2.4.
Notwithstanding the preceding, (a) if, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements in clause (A) as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Debt of such Subsidiary shall be deemed to be incurred as of such date and (b) no Subsidiary may be designated as an Unrestricted Subsidiary hereunder unless such Subsidiary is or contemporaneously herewith becomes designated as an “Unrestricted Subsidiary” under and within the meaning of the ABL Credit Agreement (to the extent then in effect).
Upstream Payment: Distribution by a Restricted Subsidiary made ratably with respect to its Equity Interests or made with respect to Debt held by a holder of Equity Interests (other than Equity Interests of the Borrower).
U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.11.2(b)(iii).
Vehicles: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.
Voting Stock: of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
Write-Down and Conversion Powers: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2    Accounting Terms. Under the Loan Documents and the Borrower Materials (except as otherwise specified therein), all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements required to be delivered by the Borrower to Lenders pursuant to Section 10.1.2 shall be prepared in accordance with GAAP as in effect at the time of such preparation. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrower or the Required Lenders shall so request, Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the reasonable approval of Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in conformity with those accounting principles and policies as in effect immediately prior to such change.
1.3    Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right,” “Securities Account” and “Supporting Obligation.”
1.4    Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document and the Borrower Materials, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document and the Borrower Materials. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include such Person’s successors and assigns; (f) time of day mean time of day in New York, New York, unless otherwise specified; (g) a number of days, such number shall refer to calendar days unless Business Days are specified; (h) any action being taken or given on or by a particular calendar day and such calendar day is not a Business Day, unless otherwise specified herein, shall be deemed to refer instead to the next Business Day or (i) except as expressly provided, discretion of Agent or any Lender mean the sole and absolute discretion of such Person acting reasonably. All calculations of value, Loans, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of financial covenants) made from time to time under the Loan Documents and the Borrower Materials shall be made in light of the circumstances existing at such time. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to the Borrower’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.
1.5    Pro Forma Calculations. With respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Asset Coverage Ratio and the Fixed Charge Coverage Ratio, of the Borrower and the Restricted Subsidiaries, as of any date, pro forma effect shall be given to the Transactions, any acquisition, merger, consolidation, Investment, any issuance, incurrence, assumption or permanent repayment or redemption of Debt (including Debt issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated) (but excluding (i) normal fluctuations in revolving Debt incurred for working capital purposes and (ii) the identifiable proceeds of any Debt being incurred substantially simultaneously therewith or as part of the same transaction or series of related transactions for purposes of netting cash to calculate the applicable ratio), any issuance or redemption of preferred stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit (other than operations and assets held for sale or subject to any agreement to dispose of such operations or assets pending consummation of such dispositions) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of the Borrower and the Restricted Subsidiaries being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary or was merged or consolidated with or into a Restricted Subsidiary after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period; provided that for purposes of determining actual compliance with the financial covenants in Section 10.2, the events that occurred subsequent to the Reference Period shall not be given pro forma effect.
For purposes of making any computation referred to above:

(1)
if any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Hedging Agreements applicable to such Debt if such Hedging Agreements have a remaining term in excess of 12 months);

(2)
interest on a Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Borrower to be the rate of interest implicit in such Capital Lease in accordance with GAAP;

(3)
interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate; and

(4)	interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the applicable period.
Any pro forma calculation may include, without limitation, adjustments calculated in accordance with Regulation S-X under the Securities Act; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies (whether added pursuant to this definition, the definition “Pro Forma Cost Savings” or otherwise added to Consolidated Net Income or EBITDA) shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.”
1.6    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
SECTION 2. CREDIT FACILITY
2.1    Loans.
2.1.1    Subject to the terms and conditions hereof, on the Effective Date, each Consenting Lender shall be deemed to have made a term loan to the Borrower in Dollars in an aggregate principal amount equal to the 2020 Amended Term Loan amount set forth opposite such Lender’s name on Schedule 2.1. The 2020 Amended Term Loans are deemed to be issued on the Effective Date, together with the Specified Equity Interests, for the release and discharge of the Initial Loans of such Consenting Lender outstanding under the Existing Credit Agreement as of such date, and a pro rata portion of the Initial Loans outstanding as of such date shall be fully converted into (and re-evidenced and refinanced by) the 2020 Amended Term Loans and the remaining portion of the Initial Loans shall be deemed satisfied and exchanged for the Specified Equity Interests, pursuant to the RSA, the Amendment and Restatement Agreement and the Exchange Agreement. Amounts deemed borrowed under this Section 2.1.1 and repaid or prepaid may not be reborrowed. 2020 Amended Term Loans may be Base Rate Loans or LIBOR Loans as further provided herein. As of the Effective Date, the 2020 Amended Term Loans will be LIBOR Loans with an interest period of six months.
2.1.2    Subject to the terms and conditions hereof, on the Effective Date, each Consenting Lender agrees to make a term loan to the Borrower in Dollars in an aggregate principal amount equal to the 2020 New Term Loan amount set forth opposite such Lender’s name on Schedule 2.1. Amounts borrowed under this Section 2.1.2 and repaid or prepaid may not be reborrowed. 2020 New Term Loans may be Base Rate Loans or LIBOR Loans as further provided herein. As of the Effective Date, the 2020 New Term Loans will be LIBOR Loans with an interest period of six months. The 2020 New Term Loans and the 2020 Amended Term Loans shall constitute one class of Loans for all purposes under this Agreement.
2.1.3    On the Closing Date, the Non-Consenting Lender was deemed to have made a term loan to the Borrower in Dollars in an aggregate principal amount equal to the amount set forth opposite such Lender’s name on Schedule 2.1 (the “Specified Initial Loans”). The Specified Initial Loans may be repaid or prepaid but may not be reborrowed. The Specified Initial Loans may be Base Rate Loans or LIBOR Loans as further provided herein. As of the Effective Date, the

Specified Initial Loans are LIBOR Loans with a three month interest period ending on May 31, 2020.
2.2    Notes. Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender in accordance with Section 14.3.5. At the request of a Lender, Borrower shall deliver a Note to such Lender, evidencing its Loan(s), registered in the name of such Lender.
2.3    [Reserved].
2.4    [Reserved].
2.5    Extension of Maturity Date.
2.5.1    The Borrower may from time to time, pursuant to the provisions of this Section 2.5, without the consent of Agent or the Required Lenders, agree with one or more Lenders to extend the Maturity Date then applicable to such Lender’s Loan or any portion thereof, and, provided written notice thereof is given to Agent, otherwise modify the economic terms of any such Loans or any portion thereof (including, without limitation, by modifying the interest rate or fees payable and/or the amortization schedule in respect of such Loans or any portion thereof) (each such modification an “Extension”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by the Borrower to all Lenders whose Loans have the same Maturity Date that is proposed to be extended under this Section 2.5, in each case on a pro rata basis (based on the relative principal amounts of the outstanding Loans of each such Lender holding such Loans) and on the same terms to each such Lender, which Extension Offer may be conditioned as determined by the Borrower and set forth in such offer. In connection with each Extension, the Borrower will provide notification to Agent (for distribution to the applicable Lenders), no later than 30 days (or such shorter period as Agent may agree) prior to the maturity of the applicable Loans to be extended of the requested new maturity date for the proposed Extension Loans (each an “Extended Maturity Date”) and the due date for Lender responses. The Borrower and Agent shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, Agent to accomplish the purposes of this Section 2.5. In connection with any Extension, each applicable Lender wishing to participate in such Extension shall, prior to such due date, provide Agent with a written notice thereof. Any such Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension.
2.5.2    Each Extension shall be subject to the following:
(a)    no Event of Default shall have occurred and be continuing at the time of such Extension or would result from the consummation of the applicable Extension;
(b)    except as to interest rates, fees, scheduled amortization, optional prepayment terms, premium, required prepayment dates, final maturity date (which shall, subject to clause (c) below, be determined by the Borrower and set forth in the relevant Extension Offer) and covenants and other provisions applicable to periods after the Maturity Date of any non-Extension Loans, the Extension Loans of any Lender extended pursuant to any Extension shall have terms that are no more favorable to the Lenders thereof in any material respect, taken as a whole, than the applicable Loans prior to the related Extension Offer;
(c)    the final maturity date of the Extension Loans shall be later than the final Maturity Date of the Loans that are not being so extended, and the weighted average life to maturity of the Extension Loans shall be no shorter than the weighted average life to maturity of the applicable Loans subject to an Extension Offer that are not so extended;
(d)    if the aggregate principal amount of Loans in respect of which Lenders shall have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans offered to be extended by the Borrower pursuant to the relevant Extension Offer, then such Loans shall be extended ratably up to such maximum amount based on the relative principal amounts thereof (not to exceed any Lender’s actual holdings of record) with respect to which such Lenders accepted such Extension Offer;
(e)    all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Borrower generally directed to the applicable Lenders under the applicable class of Extension Loans in connection therewith shall be in form and substance consistent with the foregoing;
(f)    any applicable Minimum Extension Condition shall be satisfied;
(g)    no more than four Maturity Dates and four tranches of pricing with respect to the Loans may be effectuated hereunder; and
(h)    no Extension shall become effective unless, on the proposed effective date of such Extension, the representations and warranties contained herein are true and correct in all material respects on and as of the applicable date of such Extension to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.
2.5.3    The consummation and effectiveness of any Extension will be subject to a condition set forth in the relevant Extension Offer (a “Minimum Extension Condition”) that a minimum amount (to be determined in the Borrower’s discretion and specified in the relevant Extension Offer, but in no event less than $5,000,000, unless another lesser amount is agreed to by Agent) of Loans be tendered.
2.5.4    The Lenders hereby irrevocably authorize Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to establish new tranches of Loans created pursuant to an Extension (including without limitation amending the definition of “Applicable Margin” to effectuate the payment of different rates and fees to be made to those Lenders who have agreed to extend the maturity date of their Loans), in each case on terms consistent with this Section 2.5, and any such Extension Amendments entered into with the Borrower by Agent hereunder shall be binding on the Lenders. The term of any Extension Amendment shall be binding upon only the Lenders agreeing to participate in the Extension Offer and then, only with respect to the Extension Loans of such Lenders. For the avoidance of doubt, no Extension Amendment shall modify in any respect any Loans of a Lender without the written consent of such Lender. All Extension Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents.
SECTION 3. INTEREST, FEES AND CHARGES
3.1    Interest.
3.1.1    Rates and Payment of Interest.
(a)    The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation not paid when due (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Loans.
(b)    Upon notice from Agent, acting at the direction of the Required Lenders, during an Insolvency Proceeding with respect to the Borrower, or during any other Event of Default if Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). The Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.
(c)    Interest shall accrue from the date a Loan is advanced or Obligation is not paid when due, until paid in full by the Borrower. Interest accrued on the Loans shall be due and payable in arrears, (i) on each Interest Payment Date applicable to such Loan; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Maturity Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.
(d)    Solely with respect to any Interest Payment Date occurring prior to the second anniversary of the Effective Date, interest due on the 2020 Term Loans may, at the option of the Borrower (exercisable by the Borrower in its sole discretion), be paid-in-kind with interest paid-in-kind being added to the unpaid principal amount of the relevant Loans on the applicable Interest Payment Date for such Loans; provided that, in the event the Borrower elects to pay a portion of interest in-kind, the Borrower shall have delivered a written notice to Agent at least five Business Days prior to the applicable Interest Payment Date stating the amount of interest on such Interest Payment Date that will be paid-in-kind; provided, however, that in the case of any prepayment or repayment of the principal amount of any Loans, including on the Maturity Date (or that has become payable pursuant to Section 12.2), all accrued and unpaid interest on the principal amount prepaid or repaid shall be payable in cash. On each applicable Interest Payment Date Agent shall update the Loan register to reflect the payment of interest in-kind.
(e)    Up to 100 basis points of the per annum interest due on the Specified Initial Loans may, at the option of the Borrower, be paid-in-kind with interest paid-in-kind being added to the unpaid principal amount of the relevant Loans on the applicable Interest Payment Date for such Specified Initial Loans; provided that, in the event the Borrower elects to pay a portion of interest in-kind, the Borrower shall have delivered a written notice to Agent at least five Business Days prior to the applicable Interest Payment Date stating the amount of interest on such Interest Payment Date that will be paid-in-kind; provided, however, that in the case of any prepayment or repayment of the principal amount of any Loans, including on the applicable Maturity Date (or that has become payable pursuant to Section 12.2), all accrued and unpaid interest on the principal amount prepaid or repaid shall be payable in cash. On each applicable Interest Payment Date Agent shall update the Loan register to reflect the payment of interest in-kind.
3.1.2    Application of LIBOR to Outstanding Loans.
(a)    The Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.
(b)    Whenever the Borrower desires to convert or continue Loans as LIBOR Loans, the Borrower shall give Agent a written Notice of Conversion/Continuation (which may be submitted by e-mail), no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 1 month if not specified). If, upon the expiration of any Interest Period for any LIBOR Loan, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, it shall be deemed to have elected to convert such Loan into a Base Rate Loan. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any rate described in the definition of LIBOR.
3.1.3    Interest Periods. In connection with the making, conversion or continuation of any Base Rate Loans that are 2020 Term Loans, the interest period shall be six months. In connection with the making, conversion or continuation of any LIBOR Loans that (x) are 2020 Term Loans, the interest period shall be six months or (y) that are Specified Initial Loans, the Borrower shall select an interest period (“Interest Period”) to apply, which interest period shall be one month, two months, three months, or six months (or, with the consent of all Lenders, such longer period not to exceed 12 months); provided, however, that:

(a)    the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;
(b)    if any Interest Period begins on the last day of a calendar month (or on a day for which there is no corresponding day in the calendar month at its end) or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of the calendar month at its end; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(c)    no Interest Period shall extend beyond the Maturity Date applicable to the relevant Loans; and
(d)    notwithstanding anything to the contrary in this Agreement, to the extent any 2020 Term Loans are outstanding after five calendar years, the last Interest Period shall begin on the last Business Day immediately preceding the date that is the fifth anniversary of the date the 2020 Term Loans are made and shall last until the Maturity Date of the relevant 2020 Term Loans.

3.2    Fees. The Borrower shall pay all fees set forth in the Agency Letter.
3.3    Computation of Interest, Fees, Yield Protection. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to LIBOR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by the Borrower under Section 3.4, 3.6, 3.7, 3.9 or 5.10, submitted to the Borrower by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and the Borrower shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.
3.4    Reimbursement Obligations. The Borrower shall pay all Extraordinary Expenses promptly upon request. The Borrower shall also reimburse Agent for all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party; provided that legal fees shall be limited to one firm of counsel and an additional local law firm in each applicable jurisdiction and, in the case of an actual or potential conflict of interest as determined by the affected party, one additional firm of counsel to such affected party and one additional firm of local counsel to such affected party in each applicable jurisdiction. All reasonable and documented legal, accounting and consulting fees shall be charged to the Borrower by Agent’s professionals at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction. The Borrower acknowledges that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder. All amounts payable by the Borrower under this Section 3.4 shall be due on demand.
3.5    Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, the Borrower shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.6    Inability to Determine Rates. Agent will promptly notify the Borrower and Lenders if, in connection with any Loan or request for a Loan, (a) Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount or Interest Period, or (ii) adequate and reasonable means do not exist for determining LIBOR for the Interest Period; or (b) Agent or Required Lenders determine for any reason that LIBOR for the Interest Period does not adequately and fairly reflect the cost to Lenders of funding the Loan (each of clause (a) and (b), a “Market Disruption Event”). Thereafter, Lenders’ obligations to make or maintain affected LIBOR Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended and no further Loans may be converted into or continued as such LIBOR Loans until Agent (upon instruction by Required Lenders) withdraws the notice. Upon receipt of such notice, the Borrower may revoke any pending request for a LIBOR Loan or, failing that, will be deemed to have requested a Base Rate Loan. During any period in which a Market Disruption Event is in effect, the Borrower may request that the Agent or the Required Lenders, as applicable, confirm that the circumstances giving rise to the Market Disruption Event continue to be in effect; provided that (A) the Borrower shall not be permitted to submit any such request more than once in any 30-day period and (B) nothing contained in this Section 3.6 or the failure to provide confirmation of the continued effectiveness of such Market Disruption Event shall in any way affect the Agent’s or Required Lenders’ right to provide any additional notices of a Market Disruption Event as provided in this Section 3.6. If the Agent or Required Lenders, as applicable, have not confirmed within 10 Business Days after request of such confirmation from the Borrower that a Market Disruption Event continues to be in effect, then such Market Disruption Event shall be deemed to be no longer existing.
3.6.1    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section titled “Effect of Benchmark Transition Event” will occur prior to the applicable Benchmark Transition Start Date.
3.6.2    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
3.6.3    Notices; Standards for Decisions and Determinations. The Agent or Required Lenders, as applicable, will promptly notify the Borrower and the Lenders or Agent, as applicable, of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this Section titled “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section titled “Effect of Benchmark Transition Event.”
3.6.4    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBOR Borrowing of, conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon LIBOR will not be used in any determination of Base Rate.
3.7    Increased Costs; Capital Adequacy.
3.7.1    Increased Costs Generally. If any Change in Law shall:
(a)    impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in calculating LIBOR);
(b)    subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(c)    impose on any Lender or interbank market any other condition, cost or expense (other than Taxes) affecting any Loan or Loan Document;
and the result thereof shall be to increase the cost to a Lender of making or maintaining any Loan or converting to or continuing any interest option for a Loan, or to increase the cost to a Lender, or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.
3.7.2    Capital Requirements. If a Lender determines that a Change in Law affecting such Lender or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or holding company’s capital as a consequence of this Agreement, or such Lender’s Loans or participations in Loans, to a level below that which such Lender or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amounts as will compensate it or its holding company for the reduction suffered; provided, that such Lender is generally seeking, or intends generally to seek, compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender has the right under such similar credit facilities to do so) with respect to such Change in Law regarding capital or liquidity requirements.
3.7.3    LIBOR Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, the Borrower shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies the Borrower (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after the Borrower’s receipt of the notice.
3.7.4    Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.7.4 shall not constitute a waiver of its right to demand such compensation, but the Borrower shall not be required to compensate a Lender for any increased costs incurred or reductions suffered more than six months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that such Lender notifies the Borrower of the applicable Change in Law and of such Lender’s intention to claim compensation therefor.
3.8    Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if the Borrower is required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.10, then at the request of the Borrower, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. The Borrower shall pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.
3.9    Funding Losses. If for any reason (a) any conversion or continuation of a LIBOR Loan does not occur on the date specified therefor in a Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (c) the Borrower fails to repay a LIBOR Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 14.4, then the Borrower shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding. For purposes of calculating amounts payable under this Section 3.9, a Lender shall be deemed to have funded a LIBOR Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Loan was in fact so funded.
3.10    Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“Maximum Rate”). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 4. LOAN ADMINISTRATION

4.1    [Reserved].
4.2    Defaulting Lender. Notwithstanding anything herein to the contrary:
4.2.1    Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans, Agent may in its discretion reallocate Pro Rata shares by excluding a Defaulting Lender’s Loans from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 15.1.1(b).
4.2.2    Fees. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender.
4.2.3    Status; Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. The Borrower and Agent may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Loans. Unless expressly agreed by the Borrower and Agent, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.
4.3    Number and Amount of LIBOR Loans; Determination of Rate. Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, plus an increment of $500,000 in excess thereof. No more than six (6) Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose.
Upon determining LIBOR for any Interest Period requested by the Borrower, Agent shall promptly notify the Borrower in writing (which may be by e-mail).
4.4    One Obligation. The Loans and other Obligations constitute one general obligation of the Borrower and are secured by Agent’s Lien on all Collateral.
4.5    Effect of Termination. On the (i) Maturity Date with respect to the Specified Initial Loans, the Specified Initial Loans, together with all accrued and unpaid interest thereon, shall be immediately due and payable and (ii) Maturity Date with respect to the 2020 Term Loans, the 2020 Term Loans and all other Obligations shall be immediately due and payable. Until Full Payment of the Obligations, all undertakings of the Borrower contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Sections 3.4, 3.6, 3.7, 3.9, 5.6, 5.10, 13, 15.2, this Section 4.5, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

SECTION 5. PAYMENTS
5.1    General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, not later than 3:00 p.m. on the due date. Any payment after such time may in Agent’s discretion be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. The Borrower agrees that after an Event of Default has occurred and is continuing, Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.
5.2    Repayment of Loans.
5.2.1    Specified Initial Loans. The Borrower shall repay to Agent, for the account of the Non-Consenting Lender, a principal amount of the Specified Initial Loans outstanding on the following dates (or, if such day is not a Business Day, the immediately preceding Business Day) equal to the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of application set forth in Section 5.3), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
March 31, 2020	$3,125.00
June 30, 2020	$3,125.00
September 30, 2020	$3,125.00
December 31, 2020	$3,125.00
March 31, 2021	$3,125.00
June 30, 2021	$3,125.00
September 30, 2021	$3,125.00
December 15, 2021	$1,190,625.00

provided, however, that the final principal repayment installment of the Specified Initial Loans shall be repaid on the Maturity Date with respect thereto and in any event shall be in an amount equal to the aggregate principal amount of all Specified Initial Loans outstanding on such date.
5.2.2    No Premium. All repayments pursuant to this Section 5.2 shall be subject to Section 3.9, but shall otherwise be without premium or penalty.
5.3    Prepayments.
5.3.1    Optional. The Borrower may, upon written notice to Agent, at any time or from time to time voluntarily prepay Loans in whole or in part; provided that (A) such notice must be in a form reasonably acceptable to Agent and be received by Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of LIBOR Loans and (2) one Business

Day prior to any date of prepayment of Base Rate Loans; (B) any prepayment of LIBOR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, whether the Loans to be prepaid are Base Rate Loans or LIBOR Loans and if LIBOR Loans are to be prepaid, the Interest Period(s) of such Loans. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata share). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of 2020 Term Loans under this Section 5.3.1 shall be accompanied by any Applicable Premium and all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.9. Each prepayment of Loans pursuant to this Section 5.3.1 (i) shall be applied to any class of Loans as directed by the Borrower (or in the absence of such direction, such prepayment shall be applied to the 2020 Term Loans), (ii) if applied to the Specified Initial Loans, each such prepayment shall be applied to the principal repayment installments thereof in direct order of maturity and (iii) subject to Section 4.2, each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata shares of the applicable class.
5.3.2    Mandatory. Upon the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Debt (other than Debt expressly permitted to be incurred or issued pursuant to Section 10.2.1), the Borrower shall prepay an aggregate principal amount of the Loans equal to 100% of all Net Cash Proceeds received from such incurrence of Debt immediately upon receipt thereof by the Borrower or such Restricted Subsidiary.
(a)    The Borrower shall deliver to Agent, no later than 12:00 p.m. on the date of each prepayment required under this Section 5.3.2, a certificate signed by a Senior Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment. Each such certificate shall specify the Loans being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. Prepayments shall be accompanied by accrued interest. All prepayments of Loans under this Section 5.3.2 shall be accompanied by any Applicable Premium and all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.9. Each prepayment of Loans pursuant to this Section 5.3.2 shall be applied to the principal repayment installments thereof as directed by the Borrower (in the case of the Specified Initial Loans), and subject to Section 4.2, each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares.
5.4    Offers to Repurchase Loans.
5.4.1.1    Asset Dispositions.
(a)    Not later than the third Business Day following the receipt (or deemed receipt as specified in the definition of Net Cash Proceeds) of Net Cash Proceeds in respect of any Asset Disposition in excess of $20,000,000 in the aggregate for all such Asset Dispositions, the Borrower shall deliver to Agent who, in turn, shall furnish such offer to all of the Lenders at least ten Business Days prior to the date of prepayment specified in such offer (the “Asset Disposition Prepayment Date”), an offer to prepay the maximum aggregate principal amount of the Loans that may be prepaid out of the Net Cash Proceeds received with respect thereto, at an offer price in cash in an amount equal to 100% of the principal amount of such Loans, plus accrued and unpaid interest (if any) as of the date of such purchase (each such offer, an “Asset Disposition Offer”).
(b)    Each Lender may accept all or a portion of its Pro Rata share of any Asset Disposition Offer (any amounts not accepted, together with any other amounts not accepted from prepayments offered under Sections 5.4.1.2, 5.4.1.3 and 5.4.1.4, the “Declined Amounts”) by providing written notice (an “Acceptance Notice”) to Agent and the Borrower no later than 5:00 p.m. five Business Days prior to the Asset Disposition Prepayment Date. Each Acceptance Notice delivered by a Lender shall specify the principal amount of the Loans to be purchased from such Lender; provided that (i) such amount shall not exceed such Lender’s Pro Rata share of the Asset Disposition Offer and (ii) if such Lender fails to specify any such amount, it shall be deemed to have requested its full Pro Rata share of such Asset Disposition Offer. If a Lender fails to deliver an Acceptance Notice to Agent within the time frame specified above, such failure will be deemed a full rejection of such Asset Disposition Offer. Any Declined Amounts shall no longer be subject to this Section 5.4 and may be used by the Borrower in any way not prohibited by this Agreement. If the aggregate principal amount of Loans requested to be repaid exceeds the aggregate amount to be repaid by the Borrower pursuant to this Section 5.4.1.1(b), Agent shall apply the amounts to be repaid by the Borrower to the Loans requested to be repaid on a pro rata basis based on the principal amount of such Loans.
5.4.1.2    Excess Cash Flow.
(a)    Commencing with the fiscal year ending December 31, 2020, no later than ten Business Days after the date on which the financial statements with respect to such period are delivered or are required to be delivered pursuant to Section 10.1.2(a), each fiscal year for which there is Excess Cash Flow, the Borrower shall deliver to Agent who, in turn, shall furnish such offer to all of the Lenders at least ten Business Days prior to the date of prepayment specified in such offer (the “ECF Prepayment Date”), an offer to prepay Loans in the aggregate principal amount equal to 50% of such Excess Cash Flow (such amount, the “ECF Amount”), at an offer price in cash in an amount equal to 100% of the aggregate principal amount of such Loans, plus accrued and unpaid interest (if any) as of the date of such purchase (each such offer, an “ECF Offer”).
(b)    Each Lender may accept all or a portion of its Pro Rata share of any ECF Offer by providing an Acceptance Notice to Agent and the Borrower no later than 5:00 p.m. five Business Days prior to the ECF Prepayment Date. Each Acceptance Notice delivered by a Lender shall specify the principal amount of the Loans to be purchased from such Lender; provided that (i) such amount shall not exceed such Lender’s Pro Rata share of the ECF Amount and (ii) if such Lender fails to specify any such amount, it shall be deemed to have requested its full Pro Rata share of such ECF Amount. If a Lender fails to deliver an Acceptance Notice to Agent within the time frame specified above, such failure will be deemed a full rejection of such

ECF Offer. Any Declined Amounts shall no longer be subject to this Section 5.4 and may be used by the Borrower in any way not prohibited by this Agreement. If the aggregate principal amount of Loans requested to be repaid exceeds the aggregate amount to be repaid by the Borrower pursuant to this Section 5.4.1.2(b), Agent shall apply the amounts to be repaid by the Borrower to the Loans requested to be repaid on a pro rata basis based on the principal amount of such Loans.
5.4.1.3    Change of Control.
(a)    Within 30 days following any Change of Control, the Borrower shall deliver to Agent who, in turn, shall furnish such offer to all of the Lenders, an offer (each such offer, a “Change of Control Offer”) at least ten Business Days prior to the date of prepayment specified in such offer (the “Change of Control Prepayment Date”) to prepay all Loans then outstanding at an offer price in cash in an amount equal to, the greater of (A) 101% of the aggregate principal amount of the Loans repurchased and (B) 100% of the aggregate principal amount of the Loans repurchased plus, solely in the case of 2020 Term Loans, the Applicable Premium in effect on the date of such repurchase, in each case, together with all accrued and unpaid interest (if any) as of the date of such purchase.
(b)    Each Lender may accept all or a portion of its Pro Rata share of any Change of Control Offer by providing an Acceptance Notice to Agent and the Borrower no later than 5:00 p.m. five Business Days prior to the Change of Control Prepayment Date. Each Acceptance Notice delivered by a Lender shall specify the principal amount of the Loans to be purchased from such Lender; provided that if such Lender fails to specify any such amount, it shall be deemed to have requested that the Borrower purchase the full amount of its Loans. If a Lender fails to deliver an Acceptance Notice to Agent within the time frame specified above, such failure will be deemed a full rejection of such Change of Control Offer. Any Declined Amounts shall no longer be subject to this Section 5.4 and may be used by the Borrower in any way not prohibited by this Agreement.
(c)    If the aggregate principal amount of Loans requested to be repaid exceeds the aggregate amount to be repaid by the Borrower pursuant to Section 5.4.1.3(b), Agent shall apply the amounts to be repaid by the Borrower to the Loans requested to be repaid on a pro rata basis based on the principal amount of such Loans.
(d)    Provided that the Borrower complies in all respects with subsections (a) and (b) of this Section 5.4.1.3, all Loans subject to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date
5.4.1.4    Extraordinary Receipts.
(a)    Not later than the third Business Day following the receipt of Net Cash Proceeds in respect of any Extraordinary Receipt in excess of $5,000,000, the Borrower shall deliver to Agent who, in turn, shall furnish such offer to all Lenders (other than the Non-Consenting Lender), an offer (each such offer, an “Extraordinary Receipts Offer”) at least ten Business Days prior to the date of prepayment specified in such offer (the “Extraordinary Receipts

Prepayment Date”) to prepay an aggregate principal amount of the Loans (other than the Specified Initial Loans) equal to 100% of such excess Net Cash Proceeds received with respect to such Extraordinary Receipt, plus accrued and unpaid interest (if any) as of the date of such prepayment.
(b)    Each Lender may accept all or a portion of its Pro Rata share of any Extraordinary Receipts Offer by providing an Acceptance Notice to Agent and the Borrower no later than 5:00 p.m. five Business Days prior to the Extraordinary Receipts Prepayment Date. Each Acceptance Notice delivered by a Lender shall specify the principal amount of the Loans to be purchased from such Lender; provided that if such Lender fails to specify any such amount, it shall be deemed to have requested that the Borrower purchase the full amount of its Loans. If a Lender fails to deliver an Acceptance Notice to Agent within the time frame specified above, such failure will be deemed a full rejection of such Extraordinary Receipts Offer. Any Declined Amounts shall no longer be subject to this Section 5.4 and may be used by the Borrower in any way not prohibited by this Agreement. If the aggregate principal amount of Loans requested to be repaid exceeds the aggregate amount to be repaid by the Borrower pursuant to this Section 5.4.1.4, Agent shall apply the amounts to be repaid by the Borrower to the Loans requested to be repaid on a pro rata basis based on the principal amount of such Loans
5.4.1.5    Application.
(a)    All prepayments of 2020 Term Loans under this Section 5.4 shall be accompanied by any Applicable Premium and all prepayments of any Loans shall be accompanied by accrued interest on the amounts prepaid, together with any additional amounts required pursuant to Section 3.9.
(b)    To the extent any Consenting Lender shall have provided an Acceptance Notice under this Section 5.4, the Agent shall first apply the amounts to be repaid by the Borrower to the Loans requested to be repaid by the Consenting Lender(s) prior to any repayment of the Specified Initial Loans.
5.5    Payment of Applicable Premium. In the event of (i) any repayment or prepayment of 2020 Term Loans under Sections 5.3 and 5.4, (ii) any acceleration of the Loans and other Obligations pursuant to Section 12.2 or (iii) assignment of the Loans of any Lender under Section 14.4(a), whether voluntary or mandatory, the Borrower shall be required to pay with respect to the amount of the Loans repaid, prepaid or assigned in each case of clauses (i)-(iii) above, concurrently with such repayment, prepayment, assignment or other event the following amount (the “Applicable Premium”):
(a)    if made prior to the first anniversary of the Effective Date, a cash amount equal to the product of the principal amount of the applicable 2020 Term Loans times 3.00%;
(b)    if made on or after the first anniversary of the Effective Date and before the second anniversary of the Effective Date, a cash amount equal to the product of the principal amount of the applicable 2020 Term Loans times 2.00%;

(c)    if made on or after the second anniversary of the Effective Date and before the third anniversary of the Effective Date, a cash amount equal to the product of the principal amount of the 2020 Term Loans prepaid times 1.00%; and
(d)    if made on or after the third anniversary of the Effective Date, $0.
IT IS UNDERSTOOD AND AGREED THAT IF THE 2020 TERM LOANS ARE ACCELERATED OR OTHERWISE BECOME DUE PRIOR TO THEIR MATURITY DATE, INCLUDING WITHOUT LIMITATION AS A RESULT OF ANY EVENT OF DEFAULT DESCRIBED UNDER SECTION 12.1(h), THE APPLICABLE PREMIUM WILL ALSO AUTOMATICALLY BE DUE AND PAYABLE AS THOUGH THE 2020 TERM LOANS WERE BEING PREPAID OR ASSIGNED (OR AMENDED OR OTHERWISE MODIFIED PURSUANT TO SUCH AMENDMENT) AND SHALL CONSTITUTE PART OF THE OBLIGATIONS WITH RESPECT TO THE LOANS.
5.6    Payment of Other Obligations. Obligations other than Loans, including Extraordinary Expenses, shall be paid by the Borrower as provided in the Loan Documents or, if no payment date is specified, on demand.
5.7    Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of the Borrower is made to Agent or any Lender, or if Agent or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.
5.8    Application and Allocation of Payments.
5.8.1    Application. Except as expressly set forth herein, payments made by the Borrower hereunder shall be applied:
(a)    first, to Obligations (other than in respect of the Specified Initial Loans) then due and owing;
(b)    second, to other Obligations (other than in respect of the Specified Initial Loans) specified by the Borrower;
(c)    third, to Obligations in respect of the Specified Initial Loans; and
(d)    fourth, as determined by the Required Lenders in their discretion.
5.8.2    Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows (subject to the terms of the Intercreditor Agreement):

(a)    first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;
(b)    second, to all amounts owing to Agent on Loans and participations that a Defaulting Lender has failed to settle or fund;
(c)    third, to all Obligations constituting fees, indemnification, costs or expenses owing to the Lenders;
(d)    fourth, to all Obligations constituting interest;
(e)    fifth, to all Loans; and
(f)    last, to all remaining Obligations.
Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. The allocations set forth in this Section 5.8 are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor. This Section 5.8 is not for the benefit of or enforceable by any Obligor, and the Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section 5.8.
5.8.3    Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).
5.9    Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of the Borrower hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.
5.10    Taxes.
5.10.1    Payments Free of Taxes; Obligation to Withhold; Tax Payment.
(a)    All payments of Obligations by or on behalf of Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent in its discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding.
(b)    If Agent or any Obligor is required by any Applicable Law to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall apply such withholding or deduction and timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
5.10.2    Payment of Other Taxes. Without limiting the foregoing, the Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.
5.10.3    Tax Indemnification.
(a)    The Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.10) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section 5.10. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.
(b)    Each Lender shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender (but only to the extent Borrower has not already paid or reimbursed Agent therefor and without limiting Borrower’s obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall make payment within 10 days after demand for any amount or liability payable under this Section 5.10. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error.
5.10.4    Evidence of Payments. If Agent or an Obligor pays any Taxes pursuant to this Section 5.10, then upon request, Agent shall deliver to the Borrower or the Borrower shall deliver to Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to Agent or the Borrower, as applicable.

5.10.5    Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender, nor have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of a Lender. If a Recipient determines in its discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.10, it shall pay the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower agrees, upon request by the Recipient, to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to the Borrower if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its Taxes that it deems confidential) available to any Obligor or other Person.
5.10.6    Survival. Each party’s obligations under Sections 5.10 and 5.11 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender and the repayment, satisfaction, discharge or Full Payment of any Obligations.
5.11    Lender Tax Information.
5.11.1    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to the Borrower and Agent properly completed and executed documentation reasonably requested by the Borrower or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.11.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.
5.11.2    Documentation. Without limiting the foregoing, if the Borrower is a U.S. Person,
(a)    Any Lender that is a U.S. Person shall deliver to the Borrower and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of the Borrower or Agent), executed originals of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b)    Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of the Borrower or Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(c)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of the Borrower or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or Agent to determine the withholding or deduction required to be made; and
(d)    if payment of an Obligation to a Recipient would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Recipient shall deliver to the Borrower and Agent at the time(s)

prescribed by law and otherwise as reasonably requested by the Borrower or Agent such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Recipient has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.
5.11.3    Agent Documentation. On or before the date Cortland Corp. and Cortland LLC becomes Agent hereunder, it shall (and any successor or replacement Agent shall, on or before the date on which it becomes Agent hereunder), deliver to the Borrower two duly executed originals of either (i) IRS Form W-9, or (ii) IRS Form W-8ECI (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (for all other payments), establishing that the Borrower can make payments to Agent without deduction or withholding of any Taxes imposed by the United States, including Taxes imposed under FATCA.
5.11.4    Redelivery of Documentation. If any form or certification previously delivered by a Lender or Agent pursuant to this Section 5.11 expires or becomes obsolete or inaccurate in any respect, such Lender or Agent, as applicable, shall promptly update the form or certification or notify the Borrower and Agent in writing of its inability to do so.
SECTION 6. CONDITIONS PRECEDENT
6.1    Conditions Precedent to Effectiveness. This Agreement will not become effective until the date that each of the conditions to the occurrence of the Effective Date set forth in the Amendment and Restatement Agreement has been satisfied (or waived in accordance therewith).
SECTION 7. COLLATERAL
7.1    Grant of Security Interest. To secure the prompt payment and performance of its Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Obligor, including all of the following Property, whether now owned or hereafter acquired, and wherever located:
(a)    all Accounts;
(b)    all Chattel Paper, including electronic chattel paper;
(c)    all Commercial Tort Claims, including those shown on Schedule 7.4.1;
(d)    all Deposit Accounts;
(e)    all Documents;
(f)    all General Intangibles, including Intellectual Property;

(g)    all Goods, including Inventory, Equipment and fixtures;
(h)    all Instruments;
(i)    all Investment Property;
(j)    all Letter-of-Credit Rights;
(k)    all Supporting Obligations;
(l)    all Vehicles;
(m)    all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;
(n)    all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral;
(o)    all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing; and
(p)    all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.
Notwithstanding anything herein to the contrary, in no event shall the security interest attach to, or the term “Collateral” be deemed to include, any of the Property set forth in Section 7.7.
7.2    Lien on Deposit Accounts; Cash Collateral.
7.2.1    Deposit Accounts and Securities Accounts. To further secure the prompt payment and performance of its Obligations, each Obligor hereby grants to Agent a continuing security interest in and Lien upon all amounts credited to any Deposit Account or Securities Account of such Obligor, including sums in any blocked, lockbox, sweep or collection account; provided that, subject to the Intercreditor Agreement, any security interest in any Deposit Account or Securities Account other than the TL Proceeds and Priority Collateral Account shall have second priority to the security interests of the ABL Agent (and subject to Permitted Liens (x) in favor of the account bank and (y) that have priority by operation of law). Each Obligor hereby authorizes and directs each bank, other depository or securities intermediary to deliver to Agent, upon request of Agent, all balances in any Deposit Account or Securities Account maintained for such Obligor, without inquiry into the authority or right of Agent to make such request. Agent hereby agrees that it will not issue any such request unless an Event of Default has occurred and is continuing.

7.2.2    Cash Collateral. Cash Collateral may be invested, at Agent’s discretion (and with the consent of the Borrower, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. As security for its Obligations, each Obligor hereby grants to Agent a security interest in and Lien upon all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise. After an Event of Default has occurred and is continuing, Agent may apply Cash Collateral to the payment of such Obligations as they become due, in such order as Agent may elect. Subject to the terms of the Intercreditor Agreement, each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and no Obligor or other Person shall have any right to any Cash Collateral, until Full Payment of the Obligations.
7.3    Real Estate Collateral and Vehicles.
7.3.1    Lien on Real Estate. %5. If, after the Effective Date, any Obligor acquires (x) any Restricted Subsidiary that owns Material Real Property or (y) any Material Real Property, other than, in each case, Real Estate constituting Excluded Property, or if any Real Estate ceases to be Excluded Property, the Obligors shall, within 90 days (as may be extended by Agent in its sole discretion), with respect to such Material Real Property, %6. execute, deliver and record a Mortgage sufficient to create a perfected Lien in favor of Agent, %6. deliver a customary opinion of local counsel in the state in which such Material Real Property is located as to such Mortgage, %6. to the extent required by applicable law, acknowledge receipt of any life-of-loan flood hazard determination procured by Agent or any Lender; %6. deliver to Agent such existing documents, instruments or agreements as Agent may reasonably request with respect to any environmental risks regarding such Real Estate; %6. upon request, deliver to Agent any existing survey of such Material Real Property; and %6. %7. upon the reasonable request of Agent, deliver to Agent a title report for all Real Estate referred to in clause (i) of this Section 7.3.1(a)with a net book value between $250,000 and $500,000, and %7. deliver a mortgagee title policy (or “marked” title commitment therefor) for all Real Estate referred to in this Section 7.3.1(a) with a net book value in excess of $500,000, in form and substance reasonably acceptable to Agent, having a value not in excess of the fair market value of such Real Estate covering Agent’s interest under the Mortgage, by an insurer reasonably acceptable to Agent (which must be fully paid on such effective date); provided, that the Borrower shall not be obligated to deliver any mortgage title policies to the extent doing so would require the Borrower to obtain new surveys, zoning letters, appraisals, or environmental assessments of such Real Estate, and %5. within 90 days or such longer period as Agent may agree (such extensions not to be unreasonably withheld, delayed or conditioned), the Obligors shall use commercially reasonable efforts to %6. transfer all leased Real Estate and all owned Real Estate, in each case acquired after the Effective Date and not constituting Excluded Property, if not required to be secured by a Mortgage pursuant to clause (a) above, to the SPV and, upon request of Agent, provide evidence of same; provided that such commercially reasonable efforts shall not require the Obligors to %7. pay consent or similar fees to counterparties to leases or other contracts in order to effect such transfers or %7. transfer any lease to the extent that a grant of a perfected security interest in the equity interests in the SPV would violate or invalidate such lease or create a right of termination in favor of any other party thereto, and %6. grant to Agent a perfected security interest in the equity interests in the SPV (to the extent not then in place).
7.3.2    Vehicles. If any Obligor acquires a Vehicle that does not constitute Excluded Property or a Vehicle that is a Specified Vehicle (or if any Vehicle ceases to be Excluded Property), Obligors shall, within 90 days (as may be extended by Agent in its sole discretion), execute and deliver such documents and take such actions (including notation on the certificate of title) as Agent may reasonably request to create a perfected Lien in favor of Agent on such Vehicle.
7.3.3    [Reserved]
7.4    Other Collateral.
7.4.1    Commercial Tort Claims. Except as shown on Schedule 7.4.1, as of the Effective Date, no Obligor has a Commercial Tort Claim (other than a Commercial Tort Claim for less than $5,000,000). Obligors shall promptly notify Agent in writing if any Obligor has a Commercial Tort Claim (other than a Commercial Tort Claim for less than $5,000,000), shall promptly amend Schedule 7.4.1 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority (or subject to the Intercreditor Agreement, second priority) Lien in favor of Agent.
7.4.2    Certain After-Acquired Collateral. Obligors shall promptly notify Agent in writing if, after the Effective Date, the Borrower obtains any interest in any Collateral consisting of (a) Deposit Accounts (other than an Excluded Account), (b) Intellectual Property that is material to such Obligor’s business or (c) Chattel Paper, Documents, Instruments or Investment Property, in each case with an individual value of or face amount in excess of $1,000,000 and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority (or subject to the Intercreditor Agreement, second priority) Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Agent’s request, Obligors shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.
7.5    Limitations. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral.
7.6    Further Assurances. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Obligors shall deliver such instruments and agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral. Each Obligor authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by Agent before the Effective Date to effect or perfect its Lien on any Collateral.
7.7    Certain Limited Exclusions.

(a)    Notwithstanding Section 7.1, the Collateral shall not include, and no Obligor shall be deemed to have granted a security interest in, any of such Obligor’s right, title or interest in:
(i)    any Excluded Property;
(ii)    Letter-of-Credit Rights (other than to the extent such rights can be perfected by filing a UCC financing statement);
(iii)    any governmental licenses or state or local franchises, charters and authorizations to the extent the granting of security interests therein are prohibited or restricted thereby;
(iv)    pledges and security interests prohibited or restricted by Applicable Law (including any requirement to obtain the consent of any Governmental Authority, unless such consent has been obtained (it being understood that there shall be no obligation to obtain such consent)) (after giving effect to the applicable anti-assignment provisions of the UCC, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition);
(v)    (1) Property subject to a purchase money security agreement or capital lease agreement evidencing or governing purchase money and capital lease obligations that are permitted to be incurred pursuant to the Loan Documents to the extent the granting of a security interest therein is validly prohibited thereby or otherwise requires consent (but only so long as such prohibition or consent requirement was not created in contemplation or anticipation of the Collateral requirements under the Loan Documents) and/or (2) any lease, license, permit or agreement or any property subject to such agreement, in each case in existence on the Effective Date or upon acquisition of the relevant Obligor party thereto, to the extent that a grant of a security interest therein would violate or invalidate such lease, license, permit or agreement or create a right of termination in favor of any other party thereto or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the UCC or other Applicable Law, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition), but only so long as such restriction or consent requirement was not created in contemplation or anticipation of the Collateral requirements under the Loan Documents;
(vi)    any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;
(vii)    Equity Interests in captive insurance Subsidiaries;
(viii)    interests in joint ventures and non-wholly owned Subsidiaries which cannot be pledged without the consent of third parties (but only so long as such consent requirement was not created in contemplation or anticipation of the Collateral requirements under the Loan Documents);
(ix)    payroll, employee benefits, withholding tax and other fiduciary deposit accounts;
(x)    voting Equity Interests in excess of 66% in any CFC that is directly owned by one or more Domestic Subsidiaries;
(xi)    any assets (including any Equity Interests) owned by a Foreign Subsidiary; and
(xii)    other Property to the extent Agent determines that the cost of obtaining or perfecting a lien or security interest therein is excessive in relation to the benefit afforded to the Lenders thereby.
(b)    Obligors shall not be required to (i) take any action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets, including any intellectual property registered in any non-U.S. jurisdiction (and no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction shall be required) or (ii) deliver any leasehold mortgages and shall only be required to use commercially reasonable efforts to deliver landlord waivers, estoppels or collateral access letters to the extent reasonably requested by Agent.
7.8    Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to Agent pursuant to this Agreement and the exercise of any right or remedy by Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
SECTION 8. COLLATERAL ADMINISTRATION
8.1    TL Proceeds and Priority Collateral Account. The TL Proceeds and Priority Collateral Account and funds on deposit therein shall at all times be subject to a Deposit Account Control Agreement and a perfected, first-priority Lien (subject to Permitted Liens (x) in favor of the account bank and (y) that have priority by operation of law) in favor of Agent. Funds on deposit in the TL Proceeds and Priority Collateral Account on the Effective Date, together with identifiable proceeds of Asset Dispositions of Term Priority Collateral, and identifiable proceeds of insurance resulting from casualty of the Term Priority Collateral and of awards arising from Extraordinary Receipts of the Term Priority Collateral to the extent deposited in the TL Proceeds and Priority Collateral Account, (i) may not be commingled with any other funds and (ii) shall at all times remain segregated funds, separate and apart from any other funds of the Borrower and its Subsidiaries. Funds kept in the TL Proceeds and Priority Collateral Account may be withdrawn to be disbursed to third parties in transactions not prohibited by the terms hereof.
8.2    Equipment.

8.2.1    Records and Schedules of Equipment. Each Obligor shall keep accurate and complete records in all material respects of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may reasonably request, a current schedule thereof, in form reasonably satisfactory to Agent. Promptly upon request, Obligors shall deliver to Agent evidence of their ownership or interests in any Equipment.
8.2.2    Condition of Equipment. With respect to the Obligors’ obligations in connection with the operation of their business, the Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of such Equipment is preserved at all times, reasonable wear and tear excepted. Each Obligor shall ensure that such Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications. No Borrower shall permit any Equipment having a value in excess of $2,500,000 to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.
8.3    Deposit Accounts and Securities Accounts. Schedule 8.3 sets forth all Deposit Accounts and Securities Accounts maintained by the Borrower and other Obligors as of the Effective Date. Subject to the terms of the Intercreditor Agreement, each of the Borrower and other Obligors shall take all commercially reasonable actions necessary to establish Agent’s control of each such Deposit Account or Securities Account (other than (a) an account exclusively used for payroll, employee benefits, withholding tax and other fiduciary deposit accounts and, to the extent an account is established to hold cash pledged in connection with a Lien permitted pursuant to Section 10.2.2(l), such account, (b) escrow, defeasance and discharge accounts which are required to be established pursuant to the terms of related documents in connection with consummation of transactions otherwise permitted by the terms of this Agreement, and (c) accounts containing not more than $2,500,000 for all such accounts at any time (each an “Excluded Account” and collectively for all such accounts in clauses (a) and (b) above, the “Excluded Accounts”)). The Borrower and each other Obligor shall be the sole account holders of each Deposit Account and Securities Account and shall not allow any other Person (other than Agent and, subject to the Intercreditor Agreement, the ABL Agent) to have control over a Deposit Account, Securities Account or any Property deposited therein. The Borrower and each other Obligor shall promptly notify Agent of any opening or closing of a Deposit Account or Securities Account (other than an Excluded Account) and, with the consent of Agent, will amend Schedule 8.3 to reflect same.
8.4    General Provisions.
8.4.1    Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by the Borrower at locations owned or leased by an Obligor, at customer locations or at manufacturer locations or other locations for the purposes of repair or servicing of such Collateral, except that the Borrower may make sales or other dispositions of Collateral in accordance with Section 10.2.9.
8.4.2    Insurance of Collateral; Condemnation Proceeds. Each Obligor shall maintain insurance with respect to the Collateral in accordance with Section 10.1.8. From time to time upon request, the Borrower shall provide Agent with reasonably detailed information as to the insurance so carried. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as loss payee in respect of the property insurance policies relating to the Collateral and additional insured in respect of the liability insurance policies, as applicable; (ii) requiring (x) 10 days’ prior written notice to Agent in the event of cancellation of the policy due to non-payment of premiums and (y) 30 days’ prior written notice to Agent in the event of cancellation of the policy for any other reason; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy; provided that, so long as no Event of Default has occurred and is then continuing, Agent will provide any proceeds of such property insurance to the Borrower for application in accordance with Section 5.4.1.1. If the Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge the Borrower therefor. While no Event of Default exists, the Borrower may settle, adjust or compromise any insurance claim, as long as the proceeds are, subject to the terms of the Intercreditor Agreement, delivered to Agent. If an Event of Default exists, subject to the terms of the Intercreditor Agreement, only Agent shall be authorized to settle, adjust and compromise such claims.
8.4.3    Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Obligors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrower’s sole risk.
8.4.4    Defense of Title. Each Obligor shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.
8.5    Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 8.5. Agent, or Agent’s designee, may, without notice and in either its or an Obligor’s name, but at the cost and expense of Obligors and subject to the terms of the Intercreditor Agreement:
(a)    endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and
(b)    during an Event of Default to the extent any of the following relates to the Term Priority Collateral, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which an Obligor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Obligor’s obligations under the Loan Documents.
SECTION 9. REPRESENTATIONS AND WARRANTIES
9.1    General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Loans, the Borrower represents and warrants that:
9.1.1    Organization; Powers. Each of the Borrower and its Restricted Subsidiaries is a legal entity duly organized, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.
9.1.2    Authority; Enforceability. The Transactions are within each Obligor’s corporate, limited liability company or partnership powers, as applicable, and have been duly authorized by all necessary corporate, limited liability company or partnership, as applicable, and, if required, equity holder action (including, without limitation, any action required to be taken by any class of directors or other governing body of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which an Obligor is a party has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
9.1.3    Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or other equity holders or any class of directors or other governing body, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Documents as required by this Agreement, and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, or could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any Applicable Law or any Organizational Documents of the Borrower or any Restricted Subsidiary, or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Contract, or give rise to a right thereunder to require any payment to be made by the Borrower or any Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than the Liens created by the Loan Documents).
9.1.4    Financial Condition; No Material Adverse Effect.
(a)    The Borrower has heretofore furnished to Agent and the Lenders the consolidated balance sheet and statements of operations, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries as of and for the Fiscal Year ended December 31, 2018, reported on by Grant Thornton LLP, independent public accountants. Such financial statements are prepared in accordance with GAAP and present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such date and for such period in accordance with GAAP.
(b)    The Borrower has heretofore furnished to Agent and the Lenders the unaudited consolidated balance sheet and statements of operations, stockholders’ equity and cash flows of the Borrowers and its Consolidated Subsidiaries as of and for the Fiscal Quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, reported on by Grant Thornton LLP, independent public accountants. Such financial statements are prepared in accordance with GAAP and present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such date and for such period in accordance with GAAP, except as otherwise set forth therein and except for the absence of footnotes and year-end adjustments.
(c)    Since the Effective Date, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
(d)    Neither the Borrower nor any Restricted Subsidiary has, on the date hereof after giving effect to the Transactions, any Material Debt (including Disqualified Capital Stock), off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except for the outstanding ABL Loans or as referred to or reflected or provided for in the financial statements delivered to Agent and Lenders as set forth in Schedule 9.1.4.
9.1.5    Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary or any of their respective Properties (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

9.1.6    Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a)    the Borrower and the Subsidiaries and each of their respective Properties and operations thereon are, and have been for the preceding five years, in compliance with applicable Environmental Laws;
(b)    the Borrower and the Subsidiaries have obtained Environmental Permits required for their respective operations and each of their Properties, with such Environmental Permits being currently in full force and effect, and neither the Borrower nor any Subsidiary has received any written notice or otherwise has actual knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;
(c)    there are no claims, demands, suits, orders, inquiries, investigations, written requests for information or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Law that is pending or, to the Borrower’s knowledge, threatened against the Borrower or any of its Subsidiaries or any of their respective Properties or as a result of any operations at such Properties;
(d)    none of the Properties of the Borrower or any Subsidiary of Borrower contain or, during the period of ownership or operation of the respective Borrower or Subsidiary of Borrower, have contained, or to the Borrower’s knowledge, have at any time contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;
(e)    there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from the Borrower’s or any Subsidiary’s Properties requiring any investigations, remediations, abatements, removals, or monitorings of Hazardous Materials or other remedial actions required under applicable Environmental Laws at such Properties and none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property in quantities or concentrations that would require remediation;
(f)    none of the Borrower or any Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or any Subsidiary’s Properties and there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice; and

(g)    there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or the Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation and there are no conditions or circumstances that could reasonably be expected to result in the receipt of notice regarding such exposure.
9.1.7    Surety Obligations. Neither the Borrower nor any Restricted Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.
9.1.8    Compliance with the Laws and Agreements; No Defaults.
(a)    The Borrower and each Restricted Subsidiary is in compliance, and its Properties and business operations are in compliance, with all Applicable Law (including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes), and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so (other than failure to comply with Anti-Terrorism Laws), individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except for the FCPA Settlement, there have been no citations, notices or orders of material noncompliance issued to the Borrower or Subsidiary under any Applicable Law. No Inventory has been produced in violation of the FLSA.
(b)    None of the Borrower or any Restricted Subsidiary is in default, nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or a Restricted Subsidiary to redeem or make any offer to redeem under any material indenture, note, credit agreement or instrument pursuant to which any Material Debt is outstanding or by which the Borrower or any Restricted Subsidiary or any of their Properties is bound.
(c)    No Default has occurred and is continuing.
9.1.9    Investment Company Act, etc. No Obligor is (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.
9.1.10    Taxes. The Borrower and each Restricted Subsidiary has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) to the extent being Properly Contested or (b) to the extent that failure to do so could not reasonable be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Restricted Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No Lien relating to Taxes described in the first sentence of this Section

9.1.10 has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.
9.1.11    ERISA. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a)    the Borrower, the Subsidiaries and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan;
(b)    each Plan is, and has been, established and maintained in compliance with its terms, ERISA and, where applicable, the Code;
(c)    no act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA;
(d)    full payment when due has been made of all amounts which the Borrower, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof;
(e)    neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability; and
(f)    neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
9.1.12    Governmental Approvals. The Borrower and each Restricted Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except as could not reasonably be expected to result in a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Borrower and Restricted Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.
9.1.13    Insurance. The Borrower has, and has caused all of its Subsidiaries (after giving effect to any self-insurance) to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (including hazard insurance). Agent has been named as additional insured in respect of such liability insurance policies, and Agent has been named as loss payee with respect to property loss insurance for all items of Collateral.
9.1.14    Burdensome Contracts. As of the Effective Date, neither the Borrower nor any Restricted Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.14. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.
9.1.15    Restriction on Liens. Neither the Borrower nor any of the Restricted Subsidiaries is a party to any material agreement or arrangement (other than (a) Purchase Money Debt permitted by Section 10.2.1(c), but then only on the Property subject of such Purchase Money Debt, and (b) restrictions under instruments creating Permitted Liens, but then only on the Property subject of such Lien), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to Agent on or in respect of their Properties to secure the Obligations and the Loan Documents.
9.1.16    Capital Structure. Schedule 9.1.16 shows, for the Borrower and each of its Subsidiaries, its jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests (other than the holders of the Equity Interests in the Borrower) and agreements binding on such holders with respect to such Equity Interests, in each case, as of the Effective Date. Except as disclosed on Schedule 9.1.16, in the five years preceding the Effective Date, neither the Borrower nor any Restricted Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. The Borrower has good title to its Equity Interests in its Restricted Subsidiaries, subject only to Agent’s and the ABL Agent’s Lien and any Liens securing holders of Permitted Junior Priority Secured Debt (or their representative), and all such Equity Interests are duly issued, fully paid and non-assessable (to the extent applicable). As of the Effective Date, except as disclosed on Schedule 9.1.16, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Restricted Subsidiary.
9.1.17    Location of Business and Offices. Schedule 9.1.17 shows, as of the Effective Date, the name of each Obligor as listed in the public records of its jurisdiction of organization, such Obligor’s organizational identification number in its jurisdiction of organization, and the address for such Obligor’s principal place of business and chief executive office.
9.1.18    Properties; Titles, Intellectual Property; Licenses; Etc.
(a)    The Borrower and each Restricted Subsidiary has good and valid title to, valid leasehold interests in, or valid easements, rights of way or other property interests in all of its material real and personal Property free and clear of all Liens except Permitted Liens. All Liens of Agent in the Collateral are or will be duly perfected, first priority Liens (or, subject to the Intercreditor Agreement, second priority), subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens. From and after the transfers to the SPV described in Section 7.3.1 and 7.3.3 of the Existing Credit Agreement, the SPV will have good and valid title to, valid leasehold interests in, or valid easements, rights of way or other property interests in all of its material real and personal Property free and clear of all Liens except Permitted Liens.
(b)    All material leases, easements, rights of way and other agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, and to the Borrower’s knowledge there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to result in a Material Adverse Effect.
(c)    The Borrower and each Restricted Subsidiary owns, or is licensed to use, all Intellectual Property material to its business, and to the Borrower’s knowledge, the use thereof by the Borrower and such Restricted Subsidiary, as applicable, does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no pending or, to the Borrower’s knowledge, threatened Intellectual Property Claim with respect to the Borrower, any Restricted Subsidiary or any of their Property (including any Intellectual Property) that could reasonably be expected to result in a Material Adverse Effect. All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, the Borrower or Restricted Subsidiary as of the Effective Date is shown on Schedule 9.1.18.
9.1.19    Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Properties owned, leased or used by the Borrower and its Restricted Subsidiaries that are necessary to the conduct of their businesses, in the aggregate, are in good operating condition and repair, subject to ordinary wear and tear.
9.1.20    Hedging Agreements. Schedule 9.1.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 10.1.2(f), sets forth, a true and complete list of all Hedging Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.
9.1.21    Security Documents.
(a)    The provisions of this Agreement are effective to create, in favor of Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on, and security interest in, all of the Collateral described herein, and (i) when financing statements and other filings in appropriate form are filed in the offices set forth on Schedule 9.1.21(a) and (ii) upon the taking of possession or control by Agent (or by the ABL Agent subject to the terms of the Intercreditor Agreement) of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to Agent (or the ABL Agent subject to the terms of the Intercreditor Agreement) to the extent possession or control by Agent is required by this Agreement), the Liens created by this Agreement shall constitute fully perfected first priority (or, subject to the Intercreditor Agreement, second priority)

Liens on, and security interests in, all right, title and interest of the Obligors in the Collateral covered thereby (other than such Collateral in which a security interest cannot be perfected under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), in each case free of all Liens other than Permitted Liens, and prior and superior to all other Liens other than such Liens and, subject to the terms of the Intercreditor Agreement, the Liens in favor of the ABL Agent.
(b)    If and when executed and delivered, each Mortgage will be effective to create, in favor of Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Mortgaged Property and the proceeds thereof, subject only to Permitted Liens, and when any Mortgage is executed and delivered after the date hereof in accordance with the provisions of Section 7.3.1 and filed in the appropriate offices, the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Obligors in the Real Estate subject to such Mortgage and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens permitted by such Mortgage and, subject to the terms of the Intercreditor Agreement, the Liens in favor of the ABL Agent.
(c)    Each Security Document delivered pursuant to Section 7.4, Section 7.6 or Section 10.1.13, upon execution and delivery thereof, is effective to create in favor of Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under Applicable Law or possession or control is conferred to Agent, such Security Document will constitute fully perfected first priority (or, subject to the Intercreditor Agreement, second priority) Liens on, and security interests in, all right, title and interest of the Obligors in such Collateral, in each case with no other Liens except for Permitted Liens.
9.1.22    Solvency. (i) As of the Effective Date, after giving effect to the consummation of the Transactions and (ii) after giving effect to any extension of credit hereunder, the Borrower and its Consolidated Subsidiaries, on a consolidated basis, are Solvent. No Obligor is planning to take any action described in Section 12.1(h).
9.1.23    Common Enterprise. The Borrower and its Restricted Subsidiaries and their business operations are closely integrated with one another into a single, interdependent and collective, common enterprise so that any benefit received by any one of them from the financial accommodations provided under this Agreement will be to the direct benefit of the others. The Borrower and its Restricted Subsidiaries intend to render services to or for the benefit of each other, to purchase or sell and supply goods to or from or for the benefit of each other, to make loans, advances and provide other financial accommodations to or for the benefit of each other and to provide administrative, marketing, payroll and management services to or for the benefit of each other (in each case, except as may be prohibited by this Agreement).
9.1.24    Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable by the Borrower or any Restricted Subsidiary with respect to the Transactions.

9.1.25    Employee Matters. As of the Effective Date, (a) neither the Borrower nor any Restricted Subsidiary, nor any of their respective employees, is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending or, to the knowledge of the Borrower or any Restricted Subsidiary, contemplated with respect to the employees thereof and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower or any Restricted Subsidiary, and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of the Borrower, threatened between the Borrower or any Restricted Subsidiary and its respective employees.
9.1.26    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintained in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and to the knowledge of the Borrower, their employees, directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
9.1.27    Status under Sanctions. None of the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or any such Subsidiary, any director, officer, employee or agent thereof is, or is owned or controlled by one or more Persons that are, currently the subject or target of any Sanction or is located, organized or resident in a Designated Jurisdiction.
9.1.28    Complete Disclosure. The consolidated balance sheet and statements of operations, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries hereafter delivered to Agent and Lenders will be prepared in accordance with GAAP and present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the date and for the period set forth therein in accordance with GAAP. All projections delivered from time to time to Agent and Lenders will have been prepared in good faith, based on assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by Agent and the Lenders that such projections as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
SECTION 10. COVENANTS AND CONTINUING AGREEMENTS
10.1    Affirmative Covenants. Until Full Payment of all Obligations, the Borrower (on behalf of itself and its Restricted Subsidiaries) and each Guarantor by its execution of this Agreement, covenants and agrees with Agent and the Lenders that:
10.1.1    Inspections; Appraisals.
(a)    The Borrower shall, and shall cause each Restricted Subsidiary to, permit Agent from time to time, subject to reasonable notice and normal business hours, to visit and inspect the Properties of the Borrower or any Restricted Subsidiary, inspect, audit and make extracts from the Borrower’s or Restricted Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants the Borrower’s or Restricted

Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to the Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with the Borrower or any of its Subsidiaries. The Borrower acknowledges that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and the Borrower shall not be entitled to rely upon them.
(b)    The Borrower shall, and shall cause each Restricted Subsidiary to, permit Agent to examine any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, which examinations shall be limited to one time during each 12-month period; provided, however, that the foregoing limit shall not apply if an examination or appraisal is initiated during a Default. The Borrower shall, and shall cause each Restricted Subsidiary to, reimburse Agent for all reasonable and documented charges, costs and expenses of Agent in connection with foregoing examinations and appraisals, and the Borrower agrees to pay Agent’s then standard charges for examination activities, including reasonable and documented charges for Agent’s internal examination and appraisal groups, as well as the reasonable and documented charges of any third party used for such purposes.
10.1.2    Financial Statements; Other Information. The Borrower will furnish to Agent (the documents required to be delivered pursuant to clauses (a), (b) and (i) below shall be deemed to have been delivered on the date on which such documents are posted on the Securities and Exchange Commission’s website at www.sec.gov):
(a)    Annual Financial Statements. As soon as available, but in any event not later than the earlier of (i) the date by which the Borrower is required to file its annual report on Form 10-K with the Securities and Exchange Commission in accordance with then Applicable Law and (ii) 90 days after the end of each Fiscal Year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Grant Thornton LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than as a result of an upcoming maturity date under this Agreement or the ABL Credit Agreement occurring within one year from the time such opinion is delivered or any potential inability to satisfy the financial covenants set forth in Section 10.3 on a future date or in a future period)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.
(b)    Quarterly Financial Statements. As soon as available, but in any event in accordance with then Applicable Law and not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, its consolidated balance sheet and related statements of operations and cash flows as of the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal

Year, all certified by a Senior Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied or as prepared in accordance with the requirements of the SEC, subject to normal year-end audit adjustments and the absence of footnotes.
(c)    Monthly Financial Statements. During the Reporting Trigger Period, as soon as available, but in any event not later than 30 days after the end of each month of each Fiscal Year of the Borrower, its consolidated balance sheet and related statements of operations and cash flows as of the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Senior Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied or as prepared in accordance with the requirements of the SEC, subject to normal year-end audit adjustments and the absence of footnotes.
(d)    Annual Financial Projections. Concurrently with any delivery of financial statements under Section 10.1.2(a), projections of the Borrower’s consolidated balance sheets, related statements of operations, cash flow and Availability under the ABL Credit Agreement for the next Fiscal Year, quarter by quarter.
(e)    Certificate of Senior Officer – Compliance. Concurrently with any delivery of financial statements under Section 10.1.2(a), Section 10.1.2(b) and, if applicable, Section 10.1.2(c), a Compliance Certificate.
(f)    Certificate of Senior Officer – Hedging Agreements. Concurrently with any delivery of financial statements under Section 10.1.2(a), Section 10.1.2(b) and, if applicable, Section 10.1.2(c), a certificate of a Senior Officer of the Borrower, in form and substance reasonably satisfactory to Agent, setting forth as of the last Business Day of such month, Fiscal Quarter or Fiscal Year, as applicable, a true and complete list of all Hedging Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto, any margin required or supplied under any credit support document, and the counterparty to each such agreement.
(g)    Certificate of Insurer or Broker – Insurance Coverage. Use commercially reasonable efforts to provide, concurrently with any delivery of financial statements under Section 10.1.2(a), a certificate of insurance coverage from each insurer or insurance broker with respect to the insurance required by Section 10.1.8.
(h)    Other Accounting Reports. Promptly upon receipt thereof, a copy of each other material report or letter (except standard and customary correspondence) submitted to the Borrower or any Restricted Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Restricted Subsidiary, and a copy of any response by the Borrower or any such Restricted

Subsidiary, or the board of directors or other governing body, as applicable, of the Borrower or any such Restricted Subsidiary, to such material letter or report.
(i)    SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC, or with any national or foreign securities exchange (except standard and customary correspondence), or distributed by the Borrower to its shareholders generally, as the case may be.
(j)    Notices Under Material Contracts. Promptly after the furnishing thereof, copies of any material report or material notice furnished to or by any Person pursuant to the terms of any Material Contract.
(k)    Information Regarding Obligors. Prompt written notice (and in any event not more than three Business Days after the occurrence thereof) of any change (i) in any Obligor’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Obligor’s chief executive office or principal place of business, (iii) in any Obligor’s identity or corporate structure, (iv) in any Obligor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in any Obligor’s federal taxpayer identification number.
(l)    Notices of Certain Changes. Promptly, but in any event within 10 Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other Organization Document of the Borrower or any Restricted Subsidiary.
(m)    PP&E Value Reports. To the extent the Borrower intends to incur Debt pursuant to Section 10.2.1(i) or (m), a PP&E Value Report evaluating the Term Priority Collateral and setting forth the PP&E Value (before any adjustments contemplated by the proviso set forth in the definition thereof) with respect thereto as of a date to be no earlier than 45 days prior to the last day of the period covered by the most recent financial statements delivered under Section 10.1.2(a) or 10.1.2(b), together with a certification from the Borrower that such PP&E Value Report is true and accurate and has been prepared in accordance with the procedures used in the immediately preceding PP&E Value Report or the PP&E Value Reports delivered under the Original Credit Agreement; provided that the PP&E Value Report shall reflect appropriate field examinations with respect to the Term Priority Collateral. After receipt of each PP&E Value Report delivered pursuant to the immediately preceding sentence, Agent will have ten (10) Business Days to review such PP&E Value Report. Agent will deliver notice to the Borrower on or prior to the tenth (10th) Business Day after receipt of the PP&E Value Report specifying in reasonable detail any disputed items with respect to such PP&E Value Report and the basis therefor. If Agent fails to deliver such notice during such ten (10) Business Day period, Agent will have waived its right to dispute such PP&E Value Report. If Agent notifies the Borrower of any dispute to such PP&E Value Report during such ten (10) Business Day period, the parties will, within ten (10) days following the date of such notice, attempt to resolve their differences and any written resolution by them as to any disputed item will be final and binding for all purposes under this Agreement. If at the conclusion of such ten (10) day period (the “Resolution End Date”) the parties have not reached an agreement on any dispute with respect to such PP&E Value Report, then Agent may request an additional PP&E Value Report prepared at the expense of the Borrower from another Accepted Appraiser selected and engaged by Agent based on new field examinations with respect to the Term Priority Collateral (an “Interim PP&E Value Report”). If an Interim PP&E Value Report is delivered to Agent on or prior to the 50th Business Day following the applicable Resolution End Date, the results thereof will be final and binding for all purposes of this Agreement. If such Interim PP&E Value Report is not delivered within such period, then the initial PP&E Value Report as modified by any written resolutions of the parties shall apply.
(n)    Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs, Collateral and financial condition of the Borrower or any Restricted Subsidiary or any other Obligor (including, without limitation, any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as Agent may reasonably request.
10.1.3    Notices of Material Events. The Borrower will furnish to Agent prompt and, in any event, within 10 Business Days after acquiring knowledge thereof, written notice of the following:
(a)    the occurrence of any Default of which the Borrower has knowledge;
(b)    the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof not previously disclosed in writing to Agent or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to Agent) that, in either case, could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section 10.1.3 shall be accompanied by a statement of a Senior Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
10.1.4    Existence; Conduct of Business. The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, consents, privileges and franchises material to the conduct of its business and maintain, including, if necessary, its qualification to do business in each other jurisdiction in which its Properties are located or the ownership of its Properties requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 10.2.8.
10.1.5    Payment of Tax Obligations. The Borrower will, and will cause each Restricted Subsidiary to, pay its Tax liabilities before the same shall become delinquent or in default, except where such Tax liabilities are being Properly Contested.
10.1.6    Performance of Obligations under Loan Documents. The Borrower will repay the Loans according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Restricted Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.
10.1.7    Operation and Maintenance of Properties. Except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect, the Borrower, at its own expense, will, and will cause each Restricted Subsidiary to:
(a)    operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Applicable Law, including, without limitation, applicable Environmental Laws; and
(b)    preserve, maintain and keep in good repair, condition and working order (ordinary wear and tear excepted) all Property material to the conduct of its business, including, without limitation, all equipment, machinery and facilities.
10.1.8    Insurance.
(a)    The Borrower will, and will cause each Restricted Subsidiary to, maintain (after giving effect to any self-insurance), with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (including hazard insurance). The loss payable clauses or provisions in any insurance policy or policies insuring any of the Collateral for the Loans shall be endorsed in favor of and made payable to Agent as its interests may appear and such policies shall name Agent as an “additional insured” and “loss payee”, as applicable, and provide that the insurer will give at least 30 days’ prior notice of any cancellation to Agent (or at least 10 days’ prior notice in the case of cancellation of such insurance due to non-payment of premiums).
(b)    If any building that forms a part of Mortgaged Property is located in an area designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as Agent may from time to time reasonably require, and otherwise to ensure compliance with Applicable Law (including any applicable Flood Laws).
(c)    Notwithstanding anything to the contrary in this Agreement, Agent may, acting in its reasonable discretion, waive any requirements of clause (a) of Section 10.1.8 without the consent of any Lenders.
10.1.9    Books and Records. The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities.
10.1.10    Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all Applicable Laws, including FLSA, OSHA, Environmental Laws, Anti-Corruption Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
10.1.11    Compliance with Material Contracts. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Material Contracts, except to the extent that such noncompliance could not reasonably be expected to have a Material Adverse Effect.
10.1.12    Environmental Matters.
(a)    Except for matters that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Restricted Subsidiary and each Restricted Subsidiary’s Properties and operations to comply, with applicable Environmental Laws; (ii) not cause a Release or threatened Release, and shall cause each Restricted Subsidiary not to cause a Release or threatened Release, of any Hazardous Material on, under, about or from any of the Borrower’s or its Restricted Subsidiaries’ Properties except in compliance with, and in a manner not reasonably likely to give rise to liability under, applicable Environmental Laws; (iii) timely obtain or file, and shall cause each Restricted Subsidiary to timely obtain or file, Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Restricted Subsidiaries’ Properties; (iv) promptly commence and diligently prosecute to completion, and shall cause each Restricted Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) if such Remedial Work is required under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or its Restricted Subsidiaries’ Properties; and (v) conduct, and cause each of its Restricted Subsidiaries to conduct, its operations and businesses in a manner that will not expose any Property or Person to Hazardous

Materials that could reasonably be expected to form the basis for a claim for damages or compensation.
(b)    The Borrower will promptly, but in no event later than 10 Business Days after the receipt of notice by any member of the executive management team of the occurrence of a triggering event, notify Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Borrower or any Restricted Subsidiary or their Properties of which the Borrower has knowledge in connection with any Environmental Laws if the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $10,000,000, not fully covered by insurance, subject to normal deductibles.
10.1.13    Future Subsidiaries; Subsidiary No Longer Immaterial Domestic Subsidiaries. The Borrower will promptly notify Agent upon any Person becoming a Subsidiary (and upon any Subsidiary that is an Immaterial Domestic Subsidiary ceasing to be an Immaterial Domestic Subsidiary) and, if such Person is not an Excluded Subsidiary, cause it (and cause any Subsidiary that is an Immaterial Domestic Subsidiary that ceased to be an Immaterial Domestic Subsidiary) to guaranty the Obligations in a manner reasonably satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall reasonably require to evidence and perfect a Lien in favor of Agent on the Collateral of such Person, including delivery of such legal opinions, in form and substance reasonably satisfactory to Agent, as it shall deem appropriate.
10.1.14    ERISA Compliance.
(a)    The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to Agent immediately upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by Senior Officer of the Borrower, the Subsidiary or such ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, such Subsidiary or such ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.
(b)    Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Borrower will ensure that neither it nor any of its Subsidiaries, at any time:
(i)    engages in, or permits any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.
(ii)    fails to make, or permits any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.
(iii)    contributes to or assumes an obligation to contribute to, or permits any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
10.1.15    Compliance with Terms of Leaseholds. The Borrower will, and will cause all of its Restricted Subsidiaries to, make all payments and otherwise perform all obligations in respect of all material leases of real Property to which the Borrower or any of its Restricted Subsidiaries is or is to be a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify Agent of any default by any party with respect to such leases of which the Borrower has knowledge and cooperate with Agent in all respects to cure any such default, and cause each of its Restricted Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
10.1.16    Borrowing Base Report. The Borrower will deliver within five Business Days after delivering a Borrowing Base Report to the ABL Agent pursuant to the ABL Credit Agreement a copy of such Borrowing Base Report to Agent.
10.1.17    [Reserved].
10.1.18    Borrower Calls. Unless the Borrower holds a quarterly public earnings call with a “Q&A” component, the Borrower shall following delivery of the financial statements required pursuant to Section 10.1.2, participate in one conference call per quarter with Agent and the Lenders, collectively, in each case at such times as may be agreed to by the Borrower and Agent or the Required Lenders.
10.1.19    Use of Proceeds. The proceeds of the 2020 New Term Loans shall be used for Capital Expenditures, working capital and other general corporate purposes.
10.2    Negative Covenants. Until Full Payment of all Obligations, the Borrower (on behalf of itself and its Restricted Subsidiaries) and each Guarantor by its execution of this Agreement, covenants and agrees with Agent and the Lenders that:
10.2.1    Debt. It will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, guarantee or suffer to exist any Debt, except:
(a)    the Obligations arising under the Loan Documents or any guaranty of or suretyship arrangement for the Obligations arising under the Loan Documents;
(b)    accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the Ordinary Course of Business to the extent, in each case, not past due for more than 90 days after the date on which such accounts payable, accrued expenses, liabilities or other obligations were created or incurred unless being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(c)    Permitted Purchase Money Debt;
(d)    Debt arising from performance or appeal bonds or surety obligations required by Applicable Law in connection with the operation of the Properties of the Borrower or any Restricted Subsidiary and in the Ordinary Course of Business;
(e)    to the extent permitted by Section 10.2.4(d) and with respect to Foreign Subsidiaries, Section 10.2.4(m), (i) intercompany Debt between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries; provided, that all such Debt shall be (A) evidenced by a master intercompany note, in form and substance reasonably satisfactory to Agent (the “Intercompany Note”), and, if owed to an Obligor, shall be subject to a first priority (or, subject to the Intercreditor Agreement, second priority) perfected Lien in favor of Agent pursuant to the Loan Documents, and (B) unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Note and (ii) intercompany Debt owing by the Borrower or any Restricted Subsidiary to any Excluded Subsidiary, provided that such Debt is evidenced by the Intercompany Note to which such Excluded Subsidiary is a party and is unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Note;
(f)    Debt issued to insurance companies, or their affiliates, to finance insurance premiums payable to such insurance companies in connection with insurance policies purchased by a Obligor in the Ordinary Course of Business;

(g)    Debt (i) with respect to the ABL Obligations so long as (A) the ABL Credit Agreement is not amended to increase the advance rate on accounts receivable beyond 85%, (B) the holders of such Debt (or the ABL Agent on their behalf) shall be party to the Intercreditor Agreement and (C) the aggregate principal amount of the ABL Obligations does not exceed $100,000,000 at any time outstanding;
(h)    Debt with respect to Permitted Junior Priority Secured Debt (and any refinancings or replacements thereof) in aggregate principal amount not to exceed $50,000,000 at any time outstanding for all such Debt;
(i)    Debt with respect to Permitted Junior Priority Secured Debt to the extent the proceeds of such Debt are used to refinance, in whole or in part, any unsecured Debt as long as %6. each of the Refinancing Conditions (other than with respect to clause (e) of the definition of “Refinancing Conditions”) are satisfied and %6. after giving effect to the incurrence of such Debt, the ratio of (A) the PP&E Value to (B) the aggregate principal amount of all Debt outstanding under the Loan Documents as of such date and all Permitted Junior Priority Secured Debt incurred prior to the date of determination in reliance on Section 10.2.1(h) and this Section 10.2.1(i) is at least 1.35 to 1.00 and Agent receives a certificate of a Senior Officer, in form and substance reasonably satisfactory to Agent, certifying that all of the requirements set forth in this clause (ii) have been satisfied or will be satisfied on or prior to the incurrence of such Debt;
(j)    Debt with respect to Borrowed Money owing by Foreign Subsidiaries in an aggregate principal amount not to exceed $5,000,000 as long as (i) no Obligor (A) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt) or (B) is directly or indirectly liable (as a guarantor or otherwise) for such Debt; (ii) the incurrence of which will not result in any recourse against any of the assets of any Obligor and (iii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Debt of any Obligor to declare pursuant to the express terms governing such Debt a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity;
(k)    Borrowed Money (other than the Obligations, ABL Obligations and Permitted Purchase Money Debt) set forth on Schedule 10.2.1(k), but only to the extent outstanding on the Effective Date;
(l)    Debt with respect to ABL Bank Products incurred in the Ordinary Course of Business;
(m)    Debt of a Person that merged or consolidated with the Borrower or a Restricted Subsidiary or that is in existence when a Person becomes a Restricted Subsidiary or that is secured by an asset (other than Accounts) when acquired by the Borrower or a Restricted Subsidiary, as long as such Debt was not incurred in contemplation of such merger or consolidation or such Person becoming a Subsidiary or such acquisition; provided that, after giving pro forma effect to such incurrence of Debt and such merger or consolidation or acquisition of such Restricted Subsidiary or asset pursuant to this clause (m), (i) the Fixed Charge Coverage Ratio for the four most recently completed Fiscal Quarters for which financial statements are available is at least 2.00 to 1.00 and (ii) the Asset Coverage Ratio (which shall be calculated excluding the value of the assets acquired that are subject to liens, other than liens in favor of Agent, to the extent of the amount of the obligation secured by such liens) exceeds the Asset Coverage Ratio calculated immediately prior to such incurrence of Debt and acquisition of such Restricted Subsidiary or asset pursuant to this clause (m);
(n)    Permitted Contingent Obligations;
(o)    Refinancing Debt as long as each of the Refinancing Conditions are satisfied;
(p)    Permitted Unsecured Debt that is not included in any of the preceding clauses of this Section so long as, giving pro forma effect to any incurrence of Debt pursuant to this clause (p), the Fixed Charge Coverage Ratio for the four most recently completed Fiscal Quarters for which financial statements are available is at least 2.00 to 1.00;
(q)    Debt with respect to Hedging Agreements entered into in compliance with Section 10.2.14;
(r)    Debt incurred pursuant to Section 10.3.3 which shall be subordinated in right of payment to the Obligations upon subordination terms as are reasonably satisfactory to the Required Lenders; and
(s)    Debt in respect of purchase cards and similar services in a principal amount not to exceed $300,000.
10.2.2    Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except the following (collectively, “Permitted Liens”):
(a)    Liens securing the payment of any Obligations pursuant to the Loan Documents;
(b)    Excepted Liens;
(c)    Purchase Money Liens securing Permitted Purchase Money Debt;
(d)    non-exclusive licenses of Intellectual Property in the Ordinary Course of Business;
(e)    Liens on property existing at the time such property is acquired by the Borrower or a Restricted Subsidiary; provided that (i) such Liens were not created in contemplation of such acquisition, (ii) such Liens do not extend to any assets other than those being acquired by the Borrower or a Restricted Subsidiary and (iii) the applicable Debt secured by such Lien is permitted under Section 10.2.1(m);
(f)    any interest or title of a lessor under any lease entered into by the Borrower or any Restricted Subsidiary in the Ordinary Course of Business and covering only the assets so leased;
(g)    Liens on the assets of any Foreign Subsidiary which secure Debt permitted pursuant to Section 10.2.1(j);
(h)    Liens on unearned premiums in respect of insurance policies securing insurance premium financing permitted under Section 10.2.1(f);
(i)    subject to the terms of the Intercreditor Agreement, Liens securing Debt permitted by Section 10.2.1(g);
(j)    subject to the terms of the applicable intercreditor agreement, Liens securing Permitted Junior Priority Secured Debt to the extent permitted by Section 10.2.1(h) or Section 10.2.1(i);
(k)    subject to the terms of the Intercreditor Agreement, Liens securing Debt permitted by Section 10.2.1(l);
(l)    Liens not otherwise permitted by this Section 10.2.2 so long as securing obligations other than Borrowed Money and neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate book value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Restricted Subsidiaries) $10,000,000 at any one time, provided that no such Lien shall extend to or cover any Collateral (other than cash);
(m)    Liens with respect to Hedging Agreements entered into in compliance with Section 10.2.14; and
(n)    Liens on cash collateral securing obligations permitted by Section 10.2.1(s).
10.2.3    Distributions; Upstream Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Distributions except (1) Upstream Payments and (2):
(a)    the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);
(b)    the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests;

(c)    if no Event of Default then exists or would result from the making of such Distribution, the Borrower may repurchase or redeem its Equity Interests owned by employees, officers or directors of the Borrower or its Subsidiaries or make payments to employees, officers or directors of the Borrower or its Subsidiaries upon termination of employment or service in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees, officers or directors in an aggregate amount not to exceed $2,500,000 in any Fiscal Year (with unused amounts in any Fiscal Year being carried over to succeeding calendar years, but not to exceed $5,000,000 of repurchases or redemptions in any Fiscal Year);
(d)    the Borrower may repurchase its Equity Interests in connection with the administration of its equity-based compensation plans from time to time in effect, in connection with the repurchase of Equity Interests from employees, directors and other such recipients to satisfy federal, state or local tax withholding obligations of such employees, directors and other recipients with respect to income deemed earned as the result of options, stock grants or other awards made under such plans; and
(e)    other Distributions (other than repurchases or redemptions of Equity Interests or cash distributions to holders of Equity Interests) in an aggregate amount not to exceed $10,000,000.
10.2.4    Investments, Loans and Advances. The Borrower will not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except:
(a)    Investments in Restricted Subsidiaries or disclosed on Schedule 10.2.4, in each case to the extent existing on the Effective Date;
(b)    Accounts arising in the Ordinary Course of Business;
(c)    Cash Equivalents;
(d)    Investments (i) made by the Borrower in or to any Guarantors, (ii) made by any Restricted Subsidiary in or to the Borrower or any Guarantor, or (iii) made by any Excluded Subsidiary in or to another Subsidiary or the Borrower;
(e)    Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under Section 10.2.4(b) owing to the Borrower or any Restricted Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of its Restricted Subsidiaries; provided that the Borrower shall give Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 10.2.4(e) exceeds $10,000,000;

(f)    Investments received in consideration for any Asset Disposition permitted under Section 10.2.9; provided that the Obligors shall take appropriate steps to grant a first priority (or, subject to the Intercreditor Agreement, second priority) perfected Lien in such Investments in favor of Agent for the benefit of the Secured Parties;
(g)    advances to officers, directors and employees of the Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(h)    any purchases of Equity Interests permitted under Section 10.2.3;
(i)    Investments by Foreign Subsidiaries in the Ordinary Course of Business;
(j)    Permitted Acquisitions;
(k)    Investments (including Debt and other obligations) received in connection with the bankruptcy or reorganization of suppliers or in settlement of delinquent obligations of, and other disputes with, suppliers in the Ordinary Course of Business;
(l)    (i) Investments in the SPV pursuant to Sections 7.3.1 and 7.3.3 of the Existing Credit Agreement and (ii) additional Investments in the SPV consisting of Real Property released from Mortgages in connection with the Amendment and Restatement Agreement; and
(m)    other Investments (including controlling interests in Persons in the same or a similar line of business as the Borrower) not to exceed $15,000,000 in the aggregate at any time, provided that (i) after giving effect to such Investment, no Default would exist and (ii) no more than $5,000,000 in the aggregate under this Section 10.2.4(m) may be used for Investments in Foreign Subsidiaries.
10.2.5    Fundamental Changes. The Borrower will not, and will not permit any Restricted Subsidiary to, engage (directly or indirectly) in any business other than those businesses in which the Borrower and its Restricted Subsidiaries are engaged on the Effective Date (or which are reasonably related thereto or are reasonable extensions thereof but not any trading business or similar activities) or allow any material change to be made in the character of its business.
10.2.6    Proceeds of Loans. The Borrower shall not, directly or indirectly, use any Loan proceeds, nor use, lend, contribute or otherwise make available any Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of any Sanction; (ii) in any manner that would result in a violation of any Sanctions by any Person (including any Secured Party or other Person participating in the Loans); or (iii) for any purpose that would breach any Anti-Corruption Law.

10.2.7    Sale or Discount of Receivables. Except for Accounts obtained by the Borrower or any Restricted Subsidiary out of the Ordinary Course of Business or the settlement of joint interest billing accounts in the Ordinary Course of Business or discounts granted to settle collection of Accounts or the sale of defaulted Accounts arising in the Ordinary Course of Business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any Restricted Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or Accounts.
10.2.8    Mergers, Etc. The Borrower may not consolidate, combine or merge with or into another Person, in one or more related transactions, unless:
(a)    the Borrower is the resulting or surviving Person or the resulting or surviving Person (if other than the Borrower) is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting or surviving Person assumes, pursuant to documentation in form and substance reasonably satisfactory to Agent, all of the obligations and covenants of the Borrower under this Agreement and the other Loan Documents;
(b)    immediately before and after such transaction no Default or Event of Default has occurred and is continuing;
(c)    except in the case of a consolidation or merger of the Borrower with or into a Guarantor, either (i) immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, the Borrower or the resulting or surviving Person (if other than the Borrower) would have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of the Borrower immediately prior to such transaction or (ii) immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, the Borrower or the resulting or surviving Person (if other than the Borrower) would be able to incur at least $1.00 of additional Debt under the Fixed Charge Coverage Ratio test set forth in Section 10.2.1; and
(d)    the Borrower or such successor shall have delivered to Agent an officer’s certificate and an opinion of counsel each stating that such consolidation, merger or combination, comply with the provisions of this Agreement and that all conditions precedent in this Agreement relating to such transaction have been satisfied;
(e)    Upon any consolidation, combination or merger in accordance with this Section 10.2.8, the successor formed by such combination or consolidation or into which the Borrower is merged shall succeed to, and may exercise every right and power of, the Borrower under this Agreement and the other Loan Documents with the same effect as if such successor had been named as the Borrower herein and shall be substituted for the Borrower (so that from and after the date of such consolidation, combination or merger, the provisions of this Agreement and the other Loan Documents referring to the “Borrower” shall refer instead to the successor and not to the predecessor); and thereafter, if the Borrower is dissolved following a disposition of all or substantially all of the properties or assets of the Borrower and its Restricted

Subsidiaries taken as a whole in accordance with this Agreement, it shall be discharged and released from all obligations and covenants under this Agreement and the other Loan Documents.
10.2.9    Sales of Properties. The Borrower will not, and will not permit any Restricted Subsidiary to sell, transfer, lease or otherwise dispose of Property (including any disposition of asset or property to a Delaware Divided LLC pursuant to a Delaware LLC Division) except for:
(a)    the sale of Inventory in the Ordinary Course of Business;
(b)    the sale or transfer of Equipment or other goods that is obsolete, worn out or no longer necessary for, or used or useful in, the business of the Borrower or such Restricted Subsidiary or is replaced by Equipment or other goods;
(c)    any sale, transfer, lease or other disposition of Property the consideration for which is at least fair market value thereof and with respect to which (i) at least 75% of the consideration received in such sale, transfer, lease or other disposition is in the form of cash, Cash Equivalents or Deemed Cash Equivalents and (ii) the fair market value of all forms of consideration other than cash or Cash Equivalents or Deemed Cash Equivalents received for such sales, transfers, leases and other dispositions does not exceed $10,000,000 in the aggregate; provided that, with respect to any disposition pursuant to this Section 10.2.9(c) that constitutes an Asset Disposition, the Borrower shall comply with the requirements of Section 5.4.1.1 with respect to any Net Cash Proceeds thereof;
(d)    the sale, transfer, lease or other disposition of Property by a Subsidiary or a Guarantor to the Borrower or another Guarantor or by a non-Guarantor to another non-Guarantor;
(e)    the sale of the Borrower’s treasury stock and the sale or issuance of any Subsidiary’s Equity Interests to the Borrower or any Guarantor;
(f)    an exchange or “swap” of assets of the Borrower or any Restricted Subsidiary for the assets of a Person other than the Borrower or any Restricted Subsidiary in the Ordinary Course of Business, provided that (i) the assets received will be used or useful in its business, (ii) the Borrower or such Restricted Subsidiary, as applicable, shall have received reasonably equivalent value for such assets, such value to be demonstrated to the reasonable satisfaction of Agent;
(g)    sales, transfers, leases or other dispositions constituting Investments permitted under Section 10.2.4 or constituting Distributions permitted by Section 10.2.3;
(h)    non-exclusive licenses of Intellectual Property;
(i)    abandonment, allowing to lapse or other disposal of any Intellectual Property determined in good faith by the management of the Borrower to be no longer useful, necessary or otherwise not material in the operation of the business of the Borrower or any of the Consolidated Subsidiaries;
(j)    sales, transfers, leases or other dispositions of drill pipe or down hole equipment lost, abandoned or destroyed in the Ordinary Course of Business;
(k)    the sale of past due Accounts permitted by Section 10.2.6; and
(l)    the sale, transfer, lease or other disposition of tangible Property to the extent located outside of the United States on the Effective Date and Equity Interests in Foreign Subsidiaries in existence on the Effective Date.
10.2.10    Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (other than the Borrower or another Restricted Subsidiary) (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $1.0 million, unless:
(a)    the Affiliate Transaction is on terms that taken as a whole are not materially less favorable to the Borrower or the relevant Restricted Subsidiary, than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary, with an unrelated Person; and
(b)    the Borrower delivers to Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40 million, a resolution of the Board of Directors of the Borrower certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of the Borrower;
10.2.11    Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Borrower gives prior written notice to Agent of such creation or acquisition and complies with Section 10.1.13. The Borrower shall not, and shall not permit any Restricted Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 10.2.9(c) and except that Equity

Interests in Foreign Subsidiaries owned on the Effective Date may be sold, assigned or otherwise disposed of in connection with Asset Dispositions permitted by Section 10.2.9(l).
10.2.12    Limitation on Issuance of Equity Interests. The Borrower shall not permit any Restricted Subsidiary to issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except for (i) issuances of Equity Interests to an Obligor or another Restricted Subsidiary or (ii) stock splits, stock dividends and other issuances which do not decrease the percentage ownership of Borrower and its Restricted Subsidiaries in any class of the Equity Interests of such Restricted Subsidiary. The Borrower and its Subsidiaries shall comply with Section 10.1.13 with respect to any such issued Equity Interests.
10.2.13    Restrictive Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Restrictive Agreement (other than this Agreement, the Security Documents, documents governing Purchase Money Liens securing Permitted Purchase Money Debt, the ABL Credit Agreement or documents covering Permitted Junior Priority Secured Debt and other Debt permitted hereunder); provided that the foregoing shall not prohibit the Borrower or any Restricted Subsidiary from creating, incurring, assuming or suffering any agreement which contains restrictions existing by reason of (i) restrictions imposed by applicable law, (ii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business (iii) customary provisions contained in licenses, sublicenses, covenants not to sue, releases and other agreements in connection with Intellectual Property and other similar agreements entered into in the ordinary course of business, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (v) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vi) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 10.2.9 pending the consummation of such sale, transfer, lease or other disposition, (vii) customary net worth provisions contained in real property leases entered into by the Borrower or its Restricted Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Restricted Subsidiaries to meet their ongoing obligations and (viii) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.
10.2.14    Hedging Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Hedging Agreements except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.
10.2.15    Sale and Leaseback. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any Property, whether now owned or hereafter acquired, and thereafter rent or lease such Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.
10.2.16    Amendments to Organizational Documents or Fiscal Year End.

(a)    The Borrower shall not, and shall not permit any Restricted Subsidiary to, amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) its Organizational Documents in a manner that would be adverse to the Lenders in any material respect.
(b)    The Borrower shall not, and shall not permit any Restricted Subsidiary to, (i) change the last day of its Fiscal Year from December 31 of each year, or the last days of the first three Fiscal Quarters in each of its Fiscal Years from March 31, June 30 and September 30 of each year, respectively or (ii) make any material change in accounting treatment or reporting practices, except as required by GAAP.
(c)    The Borrower shall not, and shall not permit any Restricted Subsidiary to, except as permitted by the Intercreditor Agreement, amend, modify, waive or otherwise change, consent or agree to any amendment, supplement, modification, waiver or other change to, any of the terms of the ABL Credit Agreement.
10.2.17    Tax Consolidation. The Borrower shall not, and shall not permit any Restricted Subsidiary to, file or consent to the filing of any consolidated income tax return with any Person other than the Borrower and its Restricted Subsidiaries.
10.2.18    Plans. The Borrower shall not, and shall not permit any Restricted Subsidiary to, become a party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Effective Date, except where becoming such a party could not reasonably be expected to have a Material Adverse Effect.
10.2.19    Additional Deposits in the TL Proceeds and Priority Collateral Account Prohibited. The Borrower shall not, and shall not permit any Restricted Subsidiary to, deposit any funds or other Property in, or credit any funds or other Property to, the TL Proceeds and Priority Collateral Account other than any funds that do not constitute ABL Priority Collateral (as defined in the Intercreditor Agreement) deposited therein from time to time, identifiable proceeds of Asset Dispositions of Term Priority Collateral, and identifiable proceeds of insurance resulting from casualty of the Term Priority Collateral and Extraordinary Receipts arising from the Term Priority Collateral.
10.2.20    SPV. The Borrower shall not permit the SPV to (a) engage in any activity, other than holding certain real property of the Obligors transferred to the SPV pursuant to Section 7.3 of the Existing Credit Agreement and activities related to the maintenance of its corporate existence, (b) incur any Debt, other than (i) intercompany obligations subject to subordination agreements reasonably acceptable to Agent, (ii) pursuant to leases governing any leasehold interests held by the SPV and (iii) providing guarantees in favor of Agent or (c) grant any Liens, other than Liens that arise pursuant to leases governing any leasehold interests held by the SPV or by operation of law; provided, that, for the avoidance of doubt, in no event shall the SPV be required to qualify as a “bankruptcy remote” entity.
10.2.21    Transactions Contemplated by the RSA. Notwithstanding any other provision of this Agreement or any other Loan Document, the implementation of the transactions specifically provided for in the RSA in accordance with the terms of the RSA, shall be deemed to be permitted by this Agreement so long as they are consummated in a manner not inconsistent with the terms of this Agreement.
10.2.22    Advisory Fees. The Company shall not pay, nor permit to be paid, any fees (including fees accrued prior to the Effective Date) payable pursuant to the Corporate Advisory Services Agreement, dated as of December 15, 2016, among the Company and the other parties thereto, without the prior written consent of the Required Lenders.
10.3    Financial Covenants.
10.3.1    [Reserved].
10.3.2    Liquidity. As long as any Obligations are outstanding, the Borrower shall not permit Liquidity to be less than $10,000,000 as of the last day of any Fiscal Quarter; provided that the Borrower shall deliver evidence of Liquidity as of the last day of any Fiscal Quarter to Agent within ten (10) Business Days of the last day of such Fiscal Quarter.
10.3.3    Cure. Notwithstanding the foregoing, in the event Liquidity as of the last day of any Fiscal Quarter is less than $10,000,000 and the Borrower has, at any time during the period (the “Cure Period”) beginning on the last day of such Fiscal Quarter and ending on the tenth (10th) Business Day following the date the Borrower delivers the Compliance Certificate for such period in accordance with Section 10.1.2(e), issued common or preferred Equity Interests of the Borrower or subordinated Debt of the Obligors for cash (such preferred Equity Interests to the extent constituting Disqualified Stock or subordinated Debt shall be on terms reasonably satisfactory to the Required Lenders), which will be considered, an addition to Liquidity to the extent unrestricted and held in a Deposit Account, then for purposes of determining compliance with Section 10.3.2, the Borrower shall be permitted to calculate Liquidity after giving pro forma effect to such action (and, for the avoidance of doubt, in no event shall the Borrower be deemed to be in Default with respect to 10.3.2 until the expiration of the Cure Period); provided that the Borrower shall be entitled to calculate Liquidity on a pro forma basis after giving effect to the foregoing actions (i) not more than twice in any four Fiscal Quarter period, and (ii) not more than five times during the term of this Agreement.
SECTION 11. GUARANTY
11.1    Guaranty. For value received, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to the Borrower by the Secured Parties, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Agent, for the ratable benefit of the Secured Parties, the full and prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of the Guaranteed Obligations (as hereafter defined) and the punctual performance of all of the terms contained in the documents executed by the Borrower in favor of one or more Secured Parties in connection with the Guaranteed Obligations. This Guaranty is a guaranty of payment and performance and is not merely a guaranty of collection. As used herein, the term “Guaranteed Obligations” means any and all existing and future Obligations of the Borrower to any Secured Party, whether associated with any credit or other financial accommodation made to or for the benefit of the Borrower by any Secured Party or otherwise and whenever created, arising, evidenced or acquired (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities which may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or the Borrower under the Bankruptcy Code, any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and shall include interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws. Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable provisions of any similar federal or state law.
11.2    No Setoff or Deductions; Taxes; Payments. Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature (other than Taxes, which shall be governed by Section 5.10) now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or authority therein unless such Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to Taxes) is imposed upon a Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to the applicable Secured Party, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable such Secured Party to receive the same net amount which such Secured Party would have received on such due date had no such obligation been imposed upon such Guarantor. Each Guarantor will deliver promptly to such Secured Party certificates or other valid vouchers for all charges deducted from or paid with respect to payments made by such Guarantor hereunder. The obligations of each Guarantor under this Section 11.2 shall survive the payment in full of the Guaranteed Obligations and termination of the Guaranty.
11.3    Rights of Secured Parties. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend (including increase), modify, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Secured Parties in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
11.4    Certain Waivers. Each Guarantor waives to the fullest extent permitted by law (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require any Secured Party to proceed against the Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in any Secured Party’s power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; (f) any defense relating to the failure of any Secured Party to comply with the applicable laws in connection with the sale or other disposition of Collateral for all or any part of the Guaranteed Obligations; (g) any amendment or waiver of the term of any Guaranteed Obligation; (h) any law or regulation of any jurisdiction or any other event affecting any term of a Guaranteed Obligation; (i) any fact or circumstance related to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of such Guarantor under this Guaranty and (j) any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, other than the defense that the Guaranteed Obligations have been fully performed and indefeasibly paid in full in cash.
Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any Collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
11.5    Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.
11.6    Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this

Guaranty until Full Payment of all Guaranteed Obligations and any amounts payable under this Guaranty. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to Agent (for the benefit of itself and the other Secured Parties) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
11.7    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until Full Payment of all Guaranteed Obligations and any amounts payable under this Guaranty. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not such Secured Party is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 11.7 shall survive termination of this Guaranty.
11.8    Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of any Secured Party or resulting from such Guarantor’s performance under this Guaranty, to the Full Payment of all Guaranteed Obligations. If Agent so requests, any such obligation or indebtedness of the Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for Agent and the proceeds thereof, as well as any other amounts received by such Guarantor in violation of this Section 11.8, shall be paid over to Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.
11.9    Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by any Guarantor immediately upon demand by Agent.
11.10    Expenses. Each Guarantor shall pay on demand all reasonable and documented out-of-pocket expenses (including reasonable attorneys’ fees and expenses) in any way relating to the enforcement or protection of the any Secured Party’s rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of any Secured Party in any proceeding under any Debtor Relief Laws. The obligations of each Guarantor under this Section 11.10 shall survive the Full Payment of the Guaranteed Obligations and termination of this Guaranty.

11.11    Miscellaneous. Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive, absent manifest error, for the purpose of establishing the amount of the Guaranteed Obligations. No failure by any Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by Agent and each Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by any Guarantor or any other guarantor for the benefit of the Secured Parties or any term or provision thereof.
11.12    Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as each Guarantor requires, and that the Secured Parties have no duty, and each Guarantor is not relying on any Secured Party at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (the guarantor waiving any duty on the part of any Secured Party to disclose such information and any defense relating to the failure to provide the same).
11.13    Additional Guarantors. Each Person that is required to become a party to this Guaranty pursuant to Section 10.1.13 shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Person of a supplement in form reasonably satisfactory to Agent.
SECTION 12. EVENTS OF DEFAULT; REMEDIES ON DEFAULT
12.1    Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:
(a)    the Borrower fails to pay principal on any Loan when due (whether at stated maturity, on demand, upon acceleration or otherwise), or Borrower fails to pay any interest, fee or any other Obligation, and such failure continues unremedied for a period of five Business Days;
(b)    any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;
(c)    the Borrower breaches or fail to perform any covenant contained in Sections 7.2, 7.3, 7.4, 7.6, 8.1, 8.3, 8.4.2, 10.1.1, 10.1.2(e), 10.1.4, 10.2 or 10.3;

(d)    an Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within (i) with respect to any failure to provide any report or notice required hereunder, 30 days and (ii) with respect to any other covenant (other than those subject to clause (a) and (c) above), 60 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;
(e)    a Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents (or any material provision thereof) or Obligations, or the perfection or priority of any Lien granted to Agent; any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders); or any Security Document ceases to create a perfected security interest having the priority required by this Agreement in a material portion of the Collateral in favor of Agent for any reason (other than pursuant to the terms hereof or thereof or a waiver or release by Agent and Lenders);
(f)    any (i) failure of any Obligor to make any payment or (ii) other breach or default of an Obligor occurs under any instrument or agreement to which it is a party or by which it or any of its Properties is bound, in each case, relating to any Material Debt; provided, however, that any breach or default or any event of default under the ABL Credit Agreement as a result of breach of any financial covenant under Section 10.3 of the ABL Credit Agreement will not constitute an Event of Default under this clause (f) until the acceleration of the Debt under the ABL Credit Agreement;
(g)    the failure by the Borrower or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15,000,000 (excluding amounts covered by insurance), which judgments are either (i) not paid within 60 days after the date payment is due or (ii) not discharged or stayed for a period of 60 days from the date of such judgment;
(h)    an Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and: the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding; or
(i)    except for such matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a

Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan.
12.2    Remedies upon Default. If any Event of Default (other than an Event of Default described in clause (h) of Section 12.1) exists, Agent may (with the consent of the Required Lenders) and shall (upon written direction of Required Lenders) do any one or more of the following from time to time:
(a)    declare any Obligations immediately due and payable (an “acceleration”) which amount shall include, if such acceleration occurs prior to third anniversary of the Effective Date, the Applicable Premium in effect on the date of such acceleration, as if such acceleration were an optional or mandatory prepayment on the principal amount of Loans accelerated, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower to the fullest extent permitted by law;
(b)    if an Event of Default described in clause (h) of Section 12.1 occurs and is continuing, any Obligations will become immediately due and payable without any further action or notice on the part of Agent or any Lenders;
(c)    require Obligors to Cash Collateralize their Obligations that are contingent or not yet due and payable; and
(d)    exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrower to assemble Collateral, at Borrower’s expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by Borrower, Borrower agrees not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. The Borrower agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.
12.3    License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of Royalties or other compensation to any Person) any or all Intellectual Property of Borrower, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. The Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.
12.4    Setoff. At any time during an Event of Default, Agent, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, each Lender and each such Affiliate under this Section 12.4 are in addition to other rights and remedies (including other rights of setoff) that such Person may have.
12.5    Remedies Cumulative; No Waiver.
12.5.1    Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.
12.5.2    Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date except as provided in Section 10.3.3.
SECTION 13. AGENT
13.1    Appointment, Authority and Duties of Agent.
13.1.1    Appointment and Authority. Each Lender appoints and designates Cortland Corp. as Agent under all Loan Documents and, solely with respect to the Vehicles, Cortland LLC as Agent under all Loan Documents. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver, as Agent, each Loan Document, including the Intercreditor Agreement and any other intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. In addition to the foregoing, each Lender hereby irrevocably authorizes Agent, at Agent’s option and discretion, to enter into, or amend, the Intercreditor Agreement (or similar agreements with the same or similar purpose) and any other subordination or intercreditor agreement to effect the subordination of Liens securing Obligations under the Loan Documents contemplated by Sections 10.2.1(h) and 10.2.1(i) as agent for and on its behalf in accordance with the terms specified in this Agreement. Any such Intercreditor Agreement or subordination or intercreditor agreement entered into by Agent on behalf of the Secured Parties shall be binding upon each Secured Party. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 14.3) hereby authorizes and directs Agent to enter into the Intercreditor Agreement and any such subordination and intercreditor agreement on behalf of such Lender and agrees that Agent may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement and any such subordination or intercreditor agreement. Agent shall notify the Lenders of the effectiveness of the Intercreditor Agreement and any such subordination or intercreditor agreement when executed and shall provide a copy of the executed Intercreditor Agreement and any such subordination or intercreditor agreement to the Lenders as and when effective.
13.1.2    Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Lender or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.
13.1.3    Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.
13.1.4    Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Lender unless Agent has received notice to the contrary from such Lender before Agent takes the action. Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Lenders of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 15.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.
13.2    Agreements Regarding Collateral and Borrower Materials.
13.2.1    Lien Releases; Care of Collateral. The Lenders authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrower certifies in writing is permitted pursuant to this Agreement or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 15.1, with the consent of Required Lenders. The Lenders authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.
13.2.2    Possession of Collateral. Agent and the Lenders appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.
13.2.3    Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrower’s books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.
13.3    Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.
13.4    Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from the Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations or assert any rights relating to any Collateral.
13.5    Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from the other Lenders participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.8, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a Dominion Account (as defined in the ABL Credit Agreement) without Agent’s prior consent.
13.6    Indemnification; Waiver.
(a)    EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses

(including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.
(b)    The Borrower acknowledges and agrees that if payment of the Obligations are accelerated or the Loans and other Obligation otherwise become due prior to the Maturity Date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Applicable Premium with respect to an optional or mandatory redemption of the Loans will also be due and payable as though the Loans were redeemed and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each holder as the result of the early redemption and the Borrower agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Loans are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between holders and the Borrower giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower expressly acknowledges that its agreement to pay the premium to Lenders as herein described is a material inducement to Lenders to purchase the Loans.
13.7    Limitation on Responsibilities of Agent. Agent shall not be liable to any Lender for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to the Lenders with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.
13.8    Successor Agent and Co-Agents.
13.8.1    Resignation; Successor Agent. Either Cortland Corp. or Cortland LLC may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower. If Cortland Corp. or Cortland LLC is a Defaulting Lender, Required Lenders may, to the extent permitted by Applicable Law, remove such Agent by written notice to Borrower and Agent. Required Lenders may appoint a successor to replace the resigning or removed Agent, which successor shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrower. If no successor agent is appointed prior to the effective date of Agent’s resignation or removal, then Cortland Corp. or Cortland LLC, as applicable, may appoint a successor agent that is a financial institution acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder. Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. On the effective date of its resignation or removal, the retiring or removed Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 13.6 and 15.2, and all rights and protections under this Section 13. Any successor to Cortland Corp. or Cortland LLC by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Lender or Obligor.
13.8.2    Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Lenders shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.
13.9    Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans hereunder. Each Lender has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Lender acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.
13.10    Remittance of Payments and Collections.
13.10.1    Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 1:00 p.m. on a Business Day, payment shall be made by Lender not later than 3:00 p.m. on such day, and if request is made after 1:00 p.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.
13.10.2    Failure to Pay. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the greater of the Federal Funds Rate or the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate. In no event shall Borrower be entitled to credit for any interest paid by a Lender to Agent, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2.
13.10.3    Recovery of Payments. If Agent pays an amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Lender. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to Obligations held by a Lender are later required to be returned by Agent pursuant to Applicable Law, such Lender shall pay to Agent, on demand, its share of the amounts required to be returned.
13.11    Individual Capacities. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.
13.12    Titles. Each Lender that is designated in connection with this credit facility as an “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

13.13    No Third Party Beneficiaries. This Section 13 is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations. Except as set forth in Section 13.8 with respect to the Borrower, this Section 13 does not confer any rights or benefits upon the Borrower or any other Person. As between the Borrower and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by the Lenders.
SECTION 14. BENEFIT OF AGREEMENT; ASSIGNMENTS
14.1    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 14.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 14.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.
14.2    Participations.
14.2.1    Permitted Participants; Effect. Subject to Section 14.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans for all purposes, all amounts payable by Borrower shall be determined as if it had not sold such participating interests, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.10 unless Borrower agrees otherwise in writing.
14.2.2    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan in which such Participant has an interest, postpones the Maturity Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan, or releases the Borrower, any Guarantor or substantially all Collateral.
14.2.3    Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrower (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Loans (including principal and stated interest). Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under Section 5f.103-1(c) of the Treasury regulations promulgated under the Code.
14.2.4    Benefit of Setoff. Borrower agrees that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 13.5 as if such Participant were a Lender.
14.3    Assignments.
14.3.1    Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $1,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) the prior written consent of Agent shall have been obtained, which consent shall not be unreasonably withheld, conditioned or delayed, provided, that, the consent of Agent shall not be required in connection with an assignment to another Lender, any Affiliate of a Lender, any Approved Fund, an Affiliated Lender or the Borrower or any of its Subsidiaries and (c) the parties to each such assignment shall execute and deliver an Assignment to Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.
14.3.2    Effect; Effective Date. Upon delivery to Agent of a fully executed Assignment in the form of Exhibit A-1 or Exhibit A-2, as applicable, and a processing fee of $3,500 (unless otherwise agreed or waived by Agent in its discretion), the assignment shall become effective as specified in the Assignment, if it complies with this Section 14.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrower shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.11 and deliver, upon request, an administrative questionnaire satisfactory to Agent.
14.3.3    Certain Assignees.
(a)    No assignment or participation may be made to any Defaulting Lender or natural person. Agent shall have no obligation to determine whether any assignee is permitted under the Loan Documents. Assignment by a Defaulting Lender shall be effective only if there is concurrent satisfaction of all outstanding obligations of the Defaulting Lender under the Loan Documents in a manner satisfactory to Agent, including payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient upon distribution

(through direct payment, purchases of participations or other methods acceptable to Agent) to satisfy all funding and payment liabilities of the Defaulting Lender. If assignment by a Defaulting Lender occurs (by operation of law or otherwise) without compliance with the foregoing sentence, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.
(b)    (i) Any Lender who, together with its Affiliates, owns more than 20% of the Equity Interests of any Person identified in clause (a)(ii) of the definition of “Disqualified Institution” will not be entitled to receive any private-side information and (ii) the consent of any Lender who, together with its Affiliates, owns more than 50% of the Equity Interests of any Person identified in clause (a)(ii) of the definition of “Disqualified Institution” will be excluded from any vote hereunder that requires the consent of such Lender other than any vote in connection with any waiver, modification or amendment of the Loan Documents which would (x) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (y) extend the Maturity Date; or (z) require the consent of all Lenders or each affected Lender and which by its terms affects such Lender more adversely than other affected Lenders; it being understood and agreed that the foregoing limitations shall be apply to the Lenders as of the Effective Date (or any of their Affiliates).
14.3.4    Assignments to Borrower.
(a)    Loans may be purchased by and assigned to Affiliates of the Borrower (each, an “Affiliated Lender”, which shall be deemed to exclude the Borrower and its Subsidiaries and any natural person) on a non-pro rata basis through (a) open market purchases (which includes, for the avoidance of doubt, through privately negotiated transactions) and/or (b) Dutch auctions open to all Lenders on a pro rata basis in accordance with customary procedures, in each case, so long as no Default or Event of Default has occurred; provided that (i) Affiliated Lenders (x) shall not receive information provided solely to Lenders or be permitted to attend or participate in Lender-only conference calls or meetings (in each case in their capacity as a Lender), (y) shall not have access to any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of Agent or Lenders and (z) shall not be permitted to receive the advice of counsel to Agent or the Lenders and shall not, solely acting in its capacity as an Affiliated Lender, have the right to challenge the Lenders’ attorney-client privilege, (ii) for purposes of any amendment, waiver or modification of the Loan Documents that does not require the consent of each Lender or each affected Lender and adversely affects such Affiliated Lender more adversely than other affected Lenders, Affiliated Lenders shall be deemed to have voted in the same proportion as non-affiliated Lenders voting on such matter, (iii) in connection with a plan of reorganization under any insolvency proceeding unless the plan of reorganization affects the Affiliated Lender in its capacity as a Lender in a disproportionally adverse manner than its effect on the other Lenders Agent shall vote on behalf of the Affiliated Lenders, (iv) such Loans owned or held by an Affiliated Lender shall not, in the aggregate, exceed 25% of Loans outstanding at any time and (v) the applicable assignee Affiliated Lender shall make a representation to the assigning Lender that it does not possess material non-public information with respect to the Borrower and its Subsidiaries that has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information).

For the avoidance of doubt, the limitations of the preceding clauses (i) through (v) in the immediately preceding sentence shall not apply to Debt Fund Affiliates; provided that in any vote requiring the consent of the Required Lenders, Debt Fund Affiliates cannot, in the aggregate, account for more than 49.9% of the amounts included in determining whether such consent or waiver has been obtained.
(b)    Notwithstanding any other provision of this Section 14.3, the Affiliated Lenders, may, at their option, contribute Loans to the Borrower solely for the purpose of cancelling such Loans. Such contribution may include contributions made to the Borrower (whether through any of its direct or indirect parent entities or otherwise) in exchange for Debt or Equity Interests of such parent entity or the Borrower that are otherwise permitted to be issued hereunder by such entity at such time; provided that, immediately upon the effectiveness of the contribution of any Loan by an Affiliated Lender to the Borrower, such contributed Loan shall be automatically and permanently cancelled and shall thereafter no longer be outstanding for any purpose hereunder.
(c)    So long as no Event of Default has occurred and is continuing, Loans may be purchased by and assigned to the Borrower or any of its Subsidiaries on a non-pro rata basis through (a) open-market purchases (which includes, for the avoidance of doubt, through privately negotiated transactions) and/or (b) Dutch auctions open to all Lenders on a pro rata basis in accordance with customary procedures; provided that (1) immediately upon purchasing any Loan, such Loan shall be automatically and permanently cancelled upon the effectiveness of such purchase and shall thereafter no longer be outstanding for any purpose hereunder, and (2) in connection with such purchase the Borrower shall make a representation to the assigning Lender that it does not possess material non-public information with respect to the Borrower and its Subsidiaries that has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information).
14.3.5    Register. Agent, acting as a non-fiduciary agent of Borrower (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment delivered to it, and (b) a register for recordation of the names, addresses of, and the Loans, principal and interest owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrower, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrower or any Lender, from time to time upon reasonable notice.
14.4    Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.10 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or the Borrower may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within 20 days after such notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.
SECTION 15. MISCELLANEOUS
15.1    Consents, Amendments and Waivers.
15.1.1    Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that
(a)    without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;
(b)    without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (ii) extend the Maturity Date; or (iii) amend this clause (b);
(c)    without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) waive the conditions precedent contained in Section 6; (ii) alter Section 5.8.2, 7.1 (except to add Collateral), 13.5 or 15.1.1; (iii) change any provision of this Section 15.1.1(c) or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentages of Lenders required to amend, waive or otherwise modify any rights hereunder or any other Loan Document or make any determination or grant any consent hereunder; (iv) release all or substantially all Collateral or subordinate any of the Agent’s Liens on the Collateral (other than to any Purchase Money Lien or other Lien entitled to greater priority hereunder); or (v) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations;
(d)    without the prior written consent of Lenders holding more than 66-2/3% of the aggregate outstanding 2020 Term Loans or, if all Loans have been paid in full, the aggregate remaining Obligations (provided, however, that Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation), no modification shall waive the Applicable Premium or change any provision of Section 5.6;
and, provided further that, notwithstanding the foregoing, Lenders accepting Extension Offers may enter into (or direct Agent to enter into) Extension Amendments as contemplated by Section 2.5.4.
15.1.2    Limitations. The agreement of Borrower shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders and/or Agent as among themselves but the parties to such shall provide prompt written notice thereof to the Borrower. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.
15.1.3    Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.
15.2    Indemnity. THE BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON AND, IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE OR SOLE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim (a) that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the bad faith, gross negligence or willful misconduct of such Indemnitee or (b) arises out of or is in connection with any claim, litigation, loss or proceeding not involving an act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnitee against another Indemnitee (other than against Agent in its capacity as such); and Claims consisting of attorneys’ fees and expenses incurred by the Indemnitees will be limited to the reasonable and documented fees, disbursements and other charges of one firm of counsel to the Indemnitees taken as a whole and one firm of local counsel to the Indemnitees taken as a whole in each appropriate jurisdiction and, in the case of an actual or potential conflict of interest as determined by the affected Indemnitee, one additional counsel to such affected Indemnitee.
15.3    Notices and Communications
15.3.1    Notice Address. All notices and other communications by or to a party hereto shall be in writing and shall be given to the Borrower, at the Borrower’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 15.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 3.1.2 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.

15.3.2    Communications. Electronic communications (including e-mail, messaging and websites) may be used only in a manner acceptable to Agent and only for routine communications, such as delivery of Borrower Materials, administrative matters and distribution of Loan Documents. Secured Parties make no assurance as to the privacy or security of electronic communications. E-mail and voice mail shall not be effective notices under the Loan Documents.
15.3.3    Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrower shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Borrower, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system.
15.3.4    Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor’s securities.
15.3.5    Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of the Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. The Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of the Borrower.
15.4    Performance of Borrower’s Obligations. Agent may, in its discretion at any time and from time to time, at Borrower’s expense, pay any amount or, upon notice to Borrower unless an Event of Default exists, do any act required of the Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All reasonable and documented payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section 15.4 shall be reimbursed to Agent by Borrower, on demand, with interest from the date incurred until paid in full, at the Default Rate. Any payment made or action taken by Agent under this Section 15.4 shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.
15.5    Credit Inquiries. Agent and the Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.
15.6    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
15.7    Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document (other than the Intercreditor Agreement), the provision herein shall govern and control.
15.8    Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.
15.9    Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter hereof and thereof.
15.10    Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

15.11    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrower acknowledges and agrees that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrower and its Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; and (iii) Borrower is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, its Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and have no obligation to disclose any of such interests to Borrower or its Affiliates. To the fullest extent permitted by Applicable Law, the Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.
15.12    Confidentiality. Each of Agent and Lenders shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; provided that unless specifically prohibited by Applicable Law, each of Agent and each Lender shall endeavor to notify the Borrower (without any liability for a failure to so notify the Borrower) of any request made to such Lender or Agent, as applicable, by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such Information prior to disclosure of such Information; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section 15.12, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 15.12 or (ii) is available to Agent, any Lender, or any of their Affiliates on a nonconfidential basis from a source other than Borrower; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of the Borrower. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrower’s logos, trademarks or product photographs approved by Borrower in advertising materials; provided, however that (x) Agent and Lenders provide Borrower with a copy for its review prior to publishing or disseminating such information and (y) such general information does not include any Information required to be kept confidential by this Section 15.12. As used herein,

“Information” means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain the confidentiality of Information pursuant to this Section 15.12 shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent and Lenders acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.
15.13    GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.
15.14    Consent to Forum.
15.14.1    Forum. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.
15.14.2    Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
15.15    Waivers by Borrower. To the fullest extent permitted by Applicable Law, the Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which the Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any

Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against any party hereto, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto (which Agent and each Lender hereby also waives); and (g) notice of acceptance hereof. The Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with the Borrower. The Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
15.16    PATRIOT Act Notice. Agent and Lenders hereby notify Borrower that pursuant to the PATRIOT Act, Agent and Lenders are required to obtain, verify and record information that identifies the Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the PATRIOT Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrower’s management and owners, such as legal name, address, social security number and date of birth. Borrower shall, promptly upon request, provide all documentation and other information as Agent or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.
15.17    NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
15.18    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
[Remainder of page intentionally left blank]

EXHIBIT A
[FORM OF]
ASSIGNMENT

This Assignment (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in ANNEX 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and the other Loan Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the facility described therein, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[Assignee is [a Lender][an Affiliate of [Lender][an Approved Fund][[a Subsidiary of] the Borrower].]

3.	Borrower: Key Energy Services, Inc.

4.	Agent: Cortland Products Corp., as the agent under the Credit Agreement

5.	Credit

Agreement:
Amended and Restated Term Loan and Security Agreement, dated as of February 28, 2020 among Key Energy Services, Inc., as Borrower, certain subsidiaries of the Borrower named as guarantors therein, the Lenders party thereto, and Cortland Capital Market Services LLC and Cortland Products Corp., as Agent

6.	Assigned
Interest[s]:

Assignor[s]5	Assignee[s]6	Aggregate Amount of all Loans for all Lenders 7	Amount of Loans Assigned 8	Percentage Assigned of Loans	Resulting Term Loans for Assignor[s]	Resulting Term Loans for Assignee[s]	CUSIP Number
		$	$	%	$	$
		$	$	%	$	$
		$	$	%	$	$

[7.    [Trade Date:        ]10
Effective Date:    , 20 [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment are hereby agreed to:
ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

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ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] 11 Accepted:

CORTLAND CAPITAL PRODUCTS
CORP., as Agent

By:
Name:
Title:

[Consented to and Accepted:

KEY ENERGY SERVICES, INC.,
as Borrower

By:
Name:
Title:]12

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ANNEX 1
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

1.	Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2     Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it is not a Disqualified Institution, (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (iii) it meets all the requirements to be an assignee under Section 14.3 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 10.1.2 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase [the][such] Assigned Interest, (vii) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase [the][such] Assigned Interest, [and] (viii) if it is a Foreign Lender attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee, [(ix) no Event of Default has occurred or is continuing or would result from the consummation of the transactions contemplated by this Assignment and Assumption,13 and (x) it does not possess material non-public information with respect to the Borrower and its Subsidiaries that has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information)]14

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; [and] (b) agrees that (i) it will, independently and without reliance on the Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender [and (c) agrees to automatically and permanently cancel all Loans purchased from the Assignor pursuant to this Assignment and Acceptance].15

2.Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.    General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to any conflict of law principles except federal law relating to national banks.

4.Fees. This Assignment and Acceptance shall be delivered to the Agent with a processing and recordation fee of $3,500.16

[5.     Administrative Questionnaire. Annexed hereto as Exhibit A are a completed administrative questionnaire and all other tax forms requested by the Agent, satisfactory to the Agent, providing such information of the Assignee as the Agent may reasonably require (including any information required by Section 5.11 of the Credit Agreement).]17
_______________________________
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.
5 List each Assignor, as appropriate.

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6 List each Assignee, as appropriate.
7 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8 Subject to $1,000,000 minimum amount requirement (unless otherwise agreed by Agent in its discretion) pursuant to Section 14.3 of the Credit Agreement.
9 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is

11 To be added only if the consent of the Agent is required by the terms of the Credit Agreement
12 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.
13 Include clause (ix) only if the assignee is the Borrower or its Subsidiaries.
14 Include clause (xi) only if the Assignee is the Borrower or its Subsidiaries.
15 Include clause (c) only if the Assignee is the Borrower or its Subsidiaries.
16 To be paid by the Assignor or the Assignee.
17 To be required if the Assignee is not already a Lender.

A-1-132

EXHIBIT A-2

[FORM OF]
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

This Affiliated Lender Assignment and Assumption (the “Affiliated Lender Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in ANNEX 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Affiliated Lender Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and the other Loan Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the facility described therein, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Affiliated Lender Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[Assignee is a Debt Fund Affiliate].

3.	Borrower: Key Energy Services, Inc.

4.	Agent: Cortland Products Corp., as the agent under the Credit Agreement

5.	Credit

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#92945155v2

Agreement:
Amended and Restated Term Loan and Security Agreement, dated as of February 28, 2020 among Key Energy Services, Inc., as Borrower, certain subsidiaries of the Borrower named as guarantors therein, the Lenders party thereto, and Cortland Capital Market Services LLC and Cortland Products Corp., as Agent

6.	Assigned
Interest[s]:

Assignor[s] 5	Assignee[s] 6	Aggregate Amount of Loans for all Lenders 7	Amount of Loans Assigned 8	Percentage Assigned of Loans 9	Resulting Term Loans for Assignor[s]	Resulting Term Loans for Assignee[s]	CUSIP Number
		$	$	%	$	$
		$	$	%	$	$
		$	$	%	$	$

[7.    [Trade Date:        ] 10
Effective Date:    , 20 [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Affiliated Lender Assignment and Acceptance are hereby agreed to:
ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

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By:
Name:
Title:

[Consented to and]11 Accepted:

CORTLAND CAPITAL PRODUCTS
CORP., as Agent

A-2-3

By:
Name:
Title:

_______________________________
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.
5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8 Subject to $1,000,000 minimum amount requirement (unless otherwise agreed by Agent in its discretion) pursuant to Section 14.3 of the Credit Agreement.
9 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

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ANNEX 1
STANDARD TERMS AND
CONDITIONS FOR AFFILIATED LENDER ASSIGNMENT AND ACCEPTANCE

1.	Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2     Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it is not a Disqualified Institution, (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (iii) it meets all the requirements to be an assignee under Section 14.3 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 10.1.2 thereof, and such other documents and information as it deems appropriate to make its own

A-2-5

credit analysis and decision to enter into this Affiliated Lender Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vii) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Affiliated Lender Assignment and Acceptance and to purchase [the][such] Assigned Interest, [(viii) after giving effect to this Assignment and Acceptance, the Loans held by all Affiliated Lenders constitute less than 25% of Loans outstanding at such time1, (ix) it does not possess material non-public information with respect to the Borrower and its Subsidiaries that has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information)] 2 and (x) if it is a Foreign Lender attached to the Affiliated Lender Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.General Provisions. This Affiliated Lender Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Affiliated Lender Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Affiliated Lender Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Affiliated Lender Assignment and Acceptance. This Affiliated Lender Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to any conflict of law principles except federal law relating to national banks.

5. Fees. This Assignment and Acceptance shall be delivered to the Agent with a processing and recordation fee of $3,500.]3

[5.     Administrative Questionnaire. Annexed hereto as Exhibit A are a completed administrative questionnaire and all other tax forms requested by the Agent, satisfactory to the

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Agent, providing such information of the Assignee as the Agent may reasonably require (including any information required by Section 5.11 of the Credit Agreement).]4

_______________________________
1 Include clause (viii) only if the Assignee is a Non-Debt Fund Affiliate.
2 Include clause (ix) only if the Assignee is a Non-Debt Fund Affiliate.
3 To be paid by the Assignor or the Assignee.
4 To be required if the Assignee is not already a Lender.

EXHIBIT B
[FORM OF]
NOTICE OF BORROWING

Cortland Products Corp., as Agent (the “Agent”) for the Lenders (as defined) under that certain Amended and Restated Term Loan and Security Agreement dated as of February 28, 2020 (as the same may be amended, modified or restated from time to time, the “Term Loan Agreement”)

Gentlemen:

KEY ENERGY SERVICES, INC., a Delaware corporation (“Borrower”) hereby refers to the Term Loan Agreement and hereby gives you notice of the Borrowing of the Loan specified below:

1.    Loan to be made:
(1)    Amount: $_______________
(2)    Loan Date: _______________, 20____
(3)    Interest Rate type:                 Check applicable blank
(a)    Base Rate                         ________
(b)    LIBOR with an Interest Period of:1
(i)    one month                         ________
(ii)    two months                         ________
(iii)    three months                         ________
(iv)    six months                         ________
[(v)    [longer period not to exceed 12 months]         ________]2
(4)    Interest Period ending on: , 20__3

Capitalized terms used herein without definition have the meanings assigned to them in the Term Loan Agreement.

A-2-7

KEY ENERGY SERVICES, INC.,
a Delaware corporation
By:_________________________________
Name:
Title:

_________________________
1 Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, plus an increment of $500,000 in excess thereof. No more than six (6) Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose.
2 If consented to by all Lenders.
3 In connection with the making of any Base Rate Loans that are 2020 Term Loans, the interest period shall be six months. In connection with the making of any LIBOR Loans that are 2020 Term Loans, the interest period shall be six months.

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#92945155v2

EXHIBIT C
[FORM OF]
NOTICE OF CONVERSION/CONTINUATION
Date ___, 20__

Cortland Products Corp., as Agent (the “Agent”) for the Lenders (as defined) under that certain Amended and Restated Term Loan and Security Agreement dated as of February 28, 2020 (as the same may be amended, modified or restated from time to time, the “Term Loan Agreement”)

Gentlemen:

KEY ENERGY SERVICES, INC., a Delaware corporation (“Borrower”) hereby refers to the Term Loan Agreement and hereby gives you notice irrevocably, pursuant to Section 3.1.2 of the Term Loan Agreement, of the conversion or continuation of the Loan specified below:

1.    Loan to be converted or continued:
(1)    Class:___________________
(2)    Amount: $_______________
(3)    Loan Date: _______________, 20____
(4)    Existing Interest Rate type:                 Check applicable blank
(a)    Base Rate                         ________
(b)    LIBOR with an Interest Period of:
(i)    one month                         ________
(ii)    two months                         ________
(iii)    three months                         ________
(iv)    six months                         ________
[(v)    [longer period not to exceed 12 months]         ________]1
(4)    Existing Interest Period ending on: , 20__2
2.    Proposed conversion or continuation date: , 20 (the “Conversion/Continuation Date”).

3.     Loan described in (1) above is to be converted or continued as follows:
(1)     Amount: $_______________
(2)     Loan Date: _______________, 20____
(3)     Requested Interest Rate Type and applicable Dollar
amount:
(a)     Base Rate for $_________
(b)     LIBOR with an Interest Period of:
(i)     one month                     ________
(ii)    two months                    ________
(iii)    three months                     ________
(iv)     six months                     ________
[(v)     [longer period not to exceed 12 months]    ________]3

[The undersigned hereby certifies that the following statement is true on the date hereof,

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#92945155v2

and will be true on the Conversion/Continuation Date, before and after giving effect to the
Conversion/Continuation Date of the Loans as herein specified:

(a)     no Default has occurred and is continuing, or would result from such
Conversion/Continuation.]4

Capitalized terms used herein without definition have the meanings assigned to them in the Term Loan Agreement.

KEY ENERGY SERVICES, INC.,
a Delaware corporation
By:_________________________________
Name:
Title:

_________________________________
1 If consented to by all Lenders.
2 In connection with the conversion or continuation of any Base Rate Loans that are 2020 Term Loans, the interest period shall be six months. In connection with the conversion or continuation of any LIBOR Loans that (x) are 2020 Term Loans, the interest period shall be six months or (y) that are Specified Initial Loans, the Borrower shall select an Interest Period to apply, which interest period shall be one month, two months, three months, or six months (or, with the consent of all Lenders, such longer period not to exceed 12 months), subject to the conditions in Section 3.1.3.
3 If consented to by all Lenders.
4 To be included for any conversion to or continuation as a LIBOR Loan only.

C-2

EXHIBIT D

[FORM OF]
COMPLIANCE CERTIFICATE

Financial Statement Date: [_], 20[_]

To:    Cortland Products Corp., as Agent

Reference is made to that certain Amended and Restated Term Loan and Security Agreement, dated as of February 28, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among KEY ENERGY SERVICES, INC., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and CORTLAND CAPITAL MARKET SERVICES LLC and CORTLAND PRODUCTS CORP., in their capacity as Agent (the “Agent”).

The undersigned Senior Officer hereby certifies, in his/her capacity as an officer of the Borrower and not in his/her individual capacity, as of the date hereof that he/she is the [Title] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Agent on behalf of the Borrower, and that:

1.The Borrower has delivered to you the consolidated unaudited [Fiscal Quarter][month]1-end financial statements of the Borrower required by Section 10.1.2[b][c] of the Credit Agreement, dated as of February 28, 2020. Such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods reflected therein (or as prepared in accordance with the requirements of the SEC, subject to normal year-end audit adjustments and the absence of footnotes) and fairly present in all material respects the financial position and results of operations of the Borrower and its Consolidated Subsidiaries at the dates and for the periods indicated;

2.Exhibit A attached hereto sets forth the related consolidating financial statements reflecting the adjustments necessary to eliminate (a) the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements and (b) the financial and other operational results of Unrestricted Subsidiaries (if any);

3.The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries during the accounting period covered by such financial statements and:

[ ]    no Default or Event of Default has occurred and is continuing;

[ ]    One or more Defaults or Events of Default exist as of the date hereof. Included

#92945155v2

within Annex A attached hereto is a written description specifying each such Default or Event of Default, its nature, when it occurred, and the steps being taken by the Obligors with respect thereto. Except as so specified, no Default or Event of Default exists as of the date hereof;

4.Exhibit B attached hereto sets forth the calculations of the Liquidity for the applicable date set forth therein and the analysis and information set forth on Exhibit B were true and accurate on and as of such date;2

5.Exhibit C attached hereto sets forth the calculation of the aggregate value of the Excluded Property designated under clause (i) of the definition thereof as of the last day of the period covered by this Compliance Certificate demonstrating that the aggregate value of the Excluded Property as of such date does not exceed $5,000,000 and the analysis and information set forth on Exhibit C were true and accurate on and as of such date; and

6.Exhibit D attached hereto sets forth a complete list of any office or place of business that was opened or was closed during the period covered by this Compliance Certificate.

[Signature Page Follows]

Date of execution of this Compliance Certificate: [ ], 20[ ]

BORROWER:

KEY ENERGY SERVICES, INC., as
Borrower

By: _____________________________
Name: __________________________
Title: ___________________________

_______________________________
1 Select as appropriate based upon Section of Credit Agreement financial statements are being provided under.

2 Note: this calculation is to be provided regardless of whether compliance with the Liquidity for the applicable date is tested for the period covered by this Compliance Certificate

Exhibit A – Financial Statements

[Attached]

Exhibit B – Liquidity

[Attached]

Exhibit C – Excluded Property

[Attached]

Exhibit D –Office; Place of Business

[Attached]

EXHIBIT E

[FORM OF]
NOTE
______________________1
[________], 20__

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Loan made by the Lender to the Borrower under that certain Amended and Restated Term Loan and Security Agreement, dated as of February 28, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among KEY ENERGY SERVICES, INC., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and CORTLAND CAPITAL MARKET SERVICES LLC and CORTLAND PRODUCTS CORP., in their capacity as Agent (the “Agent”).

The Borrower promises to pay interest on the aggregate unpaid principal amount of each Loan made by the Lender to the Borrower under the Credit Agreement from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest, other than any interest elected to be paid in kind to the extent permitted by Sections 3.1.1(d) and (e) of the Credit Agreement, shall be made to the Agent for the account of the Lender in Dollars in immediately available funds at the Agent’s Office. Borrower further agrees to pay interest in kind as a deemed advance of principal on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 3.1.1(d) and (e), as applicable, of the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement. This Note is subject to, and the Lender is entitled to the benefits of, the provisions of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby was made and is to be repaid. This Note may be prepaid in whole or in part subject to the terms and conditions provided in the Credit Agreement. This Note is also entitled to the benefits of the Security Documents and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
_____________________________
1 Insert place of delivery of note.

E-1

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

To the extent any provision of this Note is inconsistent with, or conflicts with, any provision of the Credit Agreement, the Credit Agreement shall control.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS NOTE INCORPORATES BY REFERENCE, AND THE BORROWER AND LENDER HEREBY AGREE TO BE SUBJECT TO, THE PROVISIONS SET FORTH IN SECTIONS 15.13 AND 15.14 OF THE CREDIT AGREEMENT

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Note]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

KEY ENERGY SERVICES, INC., as
Borrower

By: _____________________________
Name: __________________________
Title: ___________________________

[Signature Page to Note]

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By